Exhibit 10.7

DE US, INC.

AND

D.E MASTER BLENDERS 1753 B.V.

(to be renamed D.E MASTER BLENDERS 1753 N.V.)

U.S.$232,000,000

3.60% Series A Senior Notes due May 15, 2019

and

U.S.$120,000,000

3.81% Series B Senior Notes due May 15, 2020

and

U.S.$124,000,000

4.03% Series C Senior Notes due May 15, 2021

and

U.S.$174,000,000

4.20% Series D Senior Notes due May 15, 2022

NOTE PURCHASE AND GUARANTEE DEED

Dated May 15, 2012

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASER

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.8	—	Litigation; Observance of Agreements, Statutes and Orders

SCHEDULE 5.15	—	Existing Indebtedness

EXHIBIT 1(a)(i)	—	Form of 3.60% Series A Senior Note due May 15, 2019 of the Company

EXHIBIT 1(a)(ii)	—	Form of 3.81% Series B Senior Note due May 15, 2020 of the Company

EXHIBIT 1(a)(iii)	—	Form of 4.03% Series C Senior Note due May 15, 2021 of the Company

EXHIBIT 1(a)(iv)	—	Form of 4.20% Series D Senior Note due May 15, 2022 of the Company

EXHIBIT 1(c)	—	Form of Subsidiary Guarantee Deed

EXHIBIT 2.2(a)	—	Form of Sara Lee Note Agreement

EXHIBIT 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for Sara Lee

EXHIBIT 4.4(a)(ii)	—	Form of Opinion of English Special Counsel for Sara Lee

EXHIBIT 4.4(a)(iii)	—	Form of Opinion of Maryland Special Counsel for Sara Lee

EXHIBIT 4.4(a)(iv)	—	Form of Opinion of Dutch Special Counsel for the Company and the Parent Guarantor

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DE US, INC.

Oosterdokstraat 80

1011 DK Amsterdam

The Netherlands

D.E MASTER BLENDERS 1753 B.V.

(to be renamed D.E MASTER BLENDERS 1753 N.V.)

Vleutensevaart 100

3532 AD UTRECHT

The Netherlands

3.60% Series A Senior Notes due May 15, 2019

3.81% Series B Senior Notes due May 15, 2020

4.03% Series C Senior Notes due May 15, 2021

4.20% Series D Senior Notes due May 15, 2022

May 15, 2012

To Sara Lee Corporation

Ladies and Gentlemen:

This NOTE PURCHASE AND GUARANTEE DEED (as amended, replaced, modified or supplemented from time to time, this “Deed”) is entered into as of May 15, 2012 by and among DE US, Inc., a Delaware corporation (the “Company”), D.E MASTER BLENDERS 1753 B.V. (previously known as DE International Holdings B.V. and to be renamed D.E MASTER BLENDERS 1753 N.V.), a limited liability company organized under the laws of The Netherlands with registration 54760968 (the “Parent Guarantor”) and Sara Lee Corporation, a Maryland corporation (“Sara Lee” or “Initial Purchaser”).

RECITALS

WHEREAS the Company will authorize the issue and transfer to the Initial Purchaser of U.S.$650,000,000 aggregate principal amount of its Senior Notes (described further in Section 1(a) below) and will receive the good and valuable consideration therefor described below.

WHEREAS Sara Lee is proposing to separate its international coffee and tea business through (i) the distribution by Sara Lee of all of the stock of the Company, to Sara Lee’s shareholders (the “Spin-Off”), followed by (ii) the subsequent merger of a wholly-owned subsidiary of the Parent Guarantor with and into the Company, with the Company surviving as a

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Subsidiary of the Parent Guarantor and Sara Lee shareholders receiving stock of the Parent Guarantor in exchange for their shares of the Company, that occurs after the Spin-Off (the “Merger”), all as further described in section 1 of the Memorandum (together, clauses (i) and (ii) are hereinafter referred to as the “Separation”).

WHEREAS, in partial exchange for the contribution of the international coffee and tea business by Sara Lee to the Company in connection with the plan of reorganization that includes the Spin-Off, the Company has agreed to issue the Notes (hereinafter defined) to Sara Lee that will be automatically exchanged by Sara Lee for the Sara Lee Notes (hereinafter defined) at the time of the Spin-Off pursuant to the Note Exchange (hereinafter defined) and the Parent Guarantor has agreed to guarantee the obligations of the Company under the Notes, all on the terms set out in this Deed.

AGREEMENTS

In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	AUTHORIZATION OF NOTES; ESTABLISHMENT OF SERIES; GUARANTEES.

(a) The Company will authorize the issue to the Initial Purchaser, of (i) U.S.$232,000,000 aggregate principal amount of its 3.60% Series A Senior Notes due May 15, 2019 (the “Series A Notes”), (ii) U.S.$120,000,000 aggregate principal amount of its 3.81% Series B Senior Notes due May 15, 2020 (the “Series B Notes”), (iii) U.S.$124,000,000 aggregate principal amount of its 4.03% Series C Senior Notes due May 15, 2021 (the “Series C Notes”) and (iv) U.S.$174,000,000 aggregate principal amount of its 4.20% Series D Senior Notes due May 15, 2022 (the “Series D Notes”, and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 14 and any amendment, restatement or other modification thereto, including, without limitation, the New Notes (hereinafter defined), if any). The Notes shall be substantially in the respective forms set out in Exhibits 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv). Certain capitalized and other terms used in this Deed are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Deed.

(b) The payment of the Notes and the performance by the Company of its obligations under this Deed will be unconditionally guaranteed by the Parent Guarantor pursuant to the guarantee provided in Section 23.

(c) The payment of the Notes and the performance by the Company of its obligations under this Deed may, from time to time, pursuant to Section 9.8, be guaranteed by other members of the Group (each being a “Subsidiary Guarantor”), pursuant to a Subsidiary Guarantee Deed of such Subsidiary Guarantor in substantially the form set out in Exhibit 1(c) (as amended from time to time, a “Subsidiary Guarantee Deed”).

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

SECTION 2.	SALE AND PURCHASE OF NOTES; SPIN-OFF AND NOTE EXCHANGE.

Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Deed, the Company will issue and transfer to the Initial Purchaser, and the Initial Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes. The Notes shall be issued in the same principal amounts and series as the Sara Lee Notes.

Section 2.2. Note Exchange.

(a) Sara Lee Notes. Contemporaneously with the Closing provided for in Section 3, Sara Lee will authorize the issue and transfer to certain Institutional Investors (the “Sara Lee Purchasers”) of (i) U.S.$232,000,000 aggregate principal amount of its 3.60% Series A Senior Notes due May 15, 2019 (the “Sara Lee Series A Notes”), (ii) U.S.$120,000,000 aggregate principal amount of its 3.81% Series B Senior Notes due May 15, 2020 (the “Sara Lee Series B Notes”), (iii) U.S.$124,000,000 aggregate principal amount of its 4.03% Series C Senior Notes due May 15, 2021 (the “Sara Lee Series C Notes”) and (iv) U.S.$174,000,000 aggregate principal amount of its 4.20% Series D Senior Notes due May 15, 2022 (the “Sara Lee Series D Notes”, and together with the Sara Lee Series A Notes, the Sara Lee Series B Notes and the Sara Lee Series C Notes, the “Sara Lee Notes”) pursuant to that certain Note Purchase Agreement dated as of the date hereof by and among Sara Lee and the Sara Lee Purchasers (the “Sara Lee Note Agreement”). The Sara Lee Notes shall be issued in the amount and in the series specified opposite each Sara Lee Purchaser’s name in Schedule A of the Sara Lee Note Agreement at the purchase price of 100% of the principal amount thereof. The Sara Lee Note Agreement shall be in the form set out in Exhibit 2.2(a) and the Sara Lee Notes shall be substantially in the respective forms set out in Exhibits 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv) thereto.

(b) Note Exchange. Subject to the consummation of the Spin-Off prior to January 15, 2013 (the “Spin-Off Expiration Date”; and the consummation of such note exchange pursuant to this Section 2.2(b) shall hereinafter be referred to as the “Note Exchange”), the Company, the Parent Guarantor and the Initial Purchaser hereby agree that:

(A) upon delivery of the Spin-Off Notice,

(x) the Initial Purchaser shall promptly and, in any event, not less than 10 days prior to the Expected Spin-Off Date, surrender its Notes to the Company together with a written instrument of transfer responsive to Section 14.2 (the “Transfer Notice”), which Transfer Notice shall be automatically revoked if the Spin-Off does not occur on or prior to the earlier of (i) the date that is five Business Days after the Expected Spin-Off Date or (ii) the Spin-Off Expiration Date, and, if so revoked, the Company shall promptly return the Notes to the

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Initial Purchaser, provided, however, that for the avoidance of doubt, no such Notes shall be actually cancelled and such Notes shall remain outstanding and for the benefit of the Initial Purchaser unless and until the Spin-Off occurs,

(y) notwithstanding the 10-Business Day period permitted in Section 14.2, for purposes of this Section 2.2 and Section 2.2 of the Sara Lee Note Agreement, the Company in connection with the Initial Purchaser’s Transfer Notice shall promptly and, in any event, not less than 2 Business Days prior to the Expected Spin-Off Date, (I) issue new notes pursuant to Section 14.2 of the same aggregate principal amount, interest rate and series as the Notes (the “New Notes”), which New Notes shall be dated and bear interest from the date of the Note Exchange and shall be issued to each Sara Lee Purchaser (including, for the avoidance of doubt, an original Sara Lee Purchaser’s successors and assigns) in the principal amount, interest rate and in the series specified opposite such Sara Lee Purchaser’s name in column 2 of Schedule A to the Sara Lee Note Agreement, so that for each original Note there is an equivalent New Note of the same principal amount, interest rate and series, and (II) deliver such New Notes to Skadden, Arps, Slate, Meagher & Flom LLP (for the benefit of Sara Lee) for delivery to Chapman and Cutler LLP on the date of the Note Exchange in connection with Sara Lee’s obligation to deliver such New Notes pursuant to the Note Exchange; and

(B) immediately following the Spin-Off, provided that the Spin-Off occurs prior to the Spin-Off Expiration Date and irrespective of whether all of the original Sara Lee Notes have then been delivered pursuant to Section 2.2(b)(A)(x) of the Sara Lee Note Agreement,

(w) each Sara Lee Note shall be automatically exchanged for a New Note in accordance with Section 14.2 and each Sara Lee Note shall be cancelled and returned to Sara Lee,

(x) the Company shall update its register to reflect the name and address of, and the principal amount of the New Notes owing to, each Sara Lee Purchaser,

(y) all covenants and other agreements contained in this Deed by or on behalf of any of the parties hereto (excluding any amendments, waivers or other modifications agreed to in violation of Section 18.1) shall bind and inure to the benefit of each Sara Lee Purchaser and each Sara Lee Purchaser shall be entitled to any deliveries hereunder, in each case, as if each such Sara Lee Purchaser was an original signatory hereto, and

(z) the Initial Purchaser shall be released from this Deed and no longer a party hereto.

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

(c) Interest Owing at Note Exchange. The Company hereby agrees that interest accrued under the Notes from the date of Closing to the date of Note Exchange (or, if the Spin-Off occurs after the first Interest Payment Date, then interest accrued under the Notes from the date of the first Interest Payment Date to the date of the Note Exchange) shall be paid (in cash) by the Company to the Initial Purchaser on the date of the Note Exchange. Interest accrued under the New Notes from the date of Note Exchange to the first Interest Payment Date thereafter shall be paid to the registered holders of the New Notes on such Interest Payment Date. Thereafter, interest shall be payable semiannually on each Interest Payment Date.

(d) Delivery of Sara Lee Notes and New Notes. Following the Note Exchange, if any, and upon written notice by the Company and Sara Lee that the Spin-Off has occurred, Chapman and Cutler LLP shall promptly (i) deliver the New Notes to the Sara Lee Purchasers (or any transferee thereof) in accordance with the Sara Lee Purchasers’ Schedule A instructions (provided all such New Notes have been delivered pursuant to Section 2.2(b)(A)(y)) and (ii) stamp each original Note in its possession as “cancelled” and thereafter deliver such cancelled Notes to the Company.

(e) Ratification. From and after the Note Exchange, if any, the Company and the Parent Guarantor hereby agree that all terms and provisions of this Deed and all related agreements and instruments shall be ratified, confirmed and approved in all respects.

Section 2.3. Failure to Consummate Spin-Off.

(a) If the Spin-Off does not occur prior to the Spin-Off Expiration Date, automatically, and without further action on the part of the holders of the Notes, the Company or the Parent Guarantor, the Notes shall remain outstanding pursuant to their terms save for this Deed being amended to incorporate the Additional Financial Covenants, if any, pursuant to Section 9.10.

(b) Notwithstanding Section 2.3(a), the Company may, promptly and in any event within 30 days after the Spin-Off Expiration Date, provide written notice to each holder of Notes of its election to prepay all of the Notes pursuant to Section 8.9.

SECTION 3.	CLOSING OF, AND CONSUMMATION OF, NOTE EXCHANGE.

The issue and transfer of the Notes to the Initial Purchaser (and the sale and purchase of the Sara Lee Notes by the Sara Lee Purchasers) shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 9:00 A.M., New York time, at a closing (the “Closing”) on May 15, 2012 or on such other Business Day thereafter on or prior to May 25, 2012 as may be agreed upon by the Company and the Initial Purchaser. At the Closing the Company will deliver to the Initial Purchaser the Notes to be purchased by the Initial Purchaser in the form specified above dated the date of the Closing and registered in the Initial Purchaser’s name (or in the name of its nominee). If at the Closing the Company shall fail to tender such Notes to the Initial Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Initial Purchaser’s

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

satisfaction, the Initial Purchaser shall, at its election, be relieved of all further obligations under this Deed, without thereby waiving any rights the Initial Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

The Initial Purchaser’s obligation (i) to transfer valuable consideration specified above for the Notes to be issued to the Initial Purchaser at the Closing and (ii) to exchange such Notes for Sara Lee Notes upon consummation of the Spin-Off is, in each case, subject to the fulfillment to the Initial Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company and the Parent Guarantor in this Deed shall be correct when made, at the time of the Closing and after giving pro forma effect to the Spin-Off, the Merger and the Separation in all Material respects.

Section 4.2. Performance; No Default. Each of the Company and the Parent Guarantor shall have performed and complied with all agreements and conditions contained in this Deed required to be performed or complied with by it prior to or at the Closing and (i) after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing and (ii) after giving pro forma effect to the Spin-Off, the Merger, the Separation and the issue of the Notes in exchange for the Sara Lee Notes no Default or Event of Default shall have occurred and be continuing. None of the Company, the Parent Guarantor or any of their respective Subsidiaries shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. Each of the Company and the Parent Guarantor shall have delivered to the Initial Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s or Director’s Certificates. Each of the Company and the Parent Guarantor shall have delivered to the Initial Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Deed, and (ii) the its organizational documents as then in effect.

Section 4.4. Opinions of Counsel. The Initial Purchaser shall have received opinions in form and substance satisfactory to the Initial Purchaser, dated the date of the Closing from (i) Skadden, Arps, Slate, Meagher & Flom LLP, U.S. special counsel for Sara Lee, (ii) Skadden, Arps, Slate, Meagher & Flom (UK) LLP,

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

English special counsel for Sara Lee, (iii) Venable LLC, special Maryland counsel for Sara Lee, and (iv) De Brauw Blackstone Westbroek N.V., Dutch special counsel for the Company and the Parent Guarantor, substantially in the respective forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii), 4.4(a)(iii) and 4.4(a)(iv) and covering such other matters incident to the transactions contemplated hereby as the Initial Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Initial Purchaser).

Section 4.5. Purchase and Note Exchange Permitted By Applicable Law, Etc. On the date of the Closing the Initial Purchaser’s purchase of Notes and proposed exchange of the Notes for Sara Lee Notes in accordance with this Deed and the Sara Lee Note Agreement shall (a) be permitted by the laws and regulations of each jurisdiction to which the Initial Purchaser and each Sara Lee Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject the Initial Purchaser or any Sara Lee Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by the Initial Purchaser, the Initial Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as the Initial Purchaser may reasonably specify to enable the Initial Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall transfer to the Initial Purchaser and the Initial Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Initial Purchaser’s special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes and for each series of Sara Lee Notes.

Section 4.9. Changes in Corporate Structure. Save for the Separation, the Spin-Off and the Merger and any other restructuring step related thereto and consistent with the F-1, neither the Company nor the Parent Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Section 4.10. Acceptance of Appointment to Receive Service of Process. Each of the Initial Purchaser, the Company and the Parent Guarantor shall have received evidence of the acceptance by Sara Lee UK Holdings Ltd (to be renamed D.E UK Holdings Ltd) of the appointment and designation provided for by Section 24.7(d) for the period from the date of the Closing to May 15, 2023 (and the payment in full of all fees in respect thereof).

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Deed (including, without limitation, the Spin-Off, the Merger, the Separation, and the Note Exchange) and all documents and instruments incident to such transactions shall be satisfactory to the Initial Purchaser, the Sara Lee Purchasers and their special counsel, and the Initial Purchaser, the Sara Lee Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Initial Purchaser, the Sara Lee Purchasers or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As of the date of this Deed and at the time of Closing, and, in addition, after giving pro forma effect to the Separation, in each case, each of the Company and the Parent Guarantor represents and warrants to the Initial Purchaser and to each Sara Lee Purchaser, as applicable, that:

Section 5.1. Organization; Power and Authority. Each of the Company and the Parent Guarantor is a corporation duly incorporated, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and, each where legally applicable, is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Deed and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Deed and the Notes have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as applicable, and this Deed constitutes, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Company and the Parent Guarantor, as applicable, enforceable against the Company and the Parent Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) any other general principles or matters of law limiting its obligations that are specifically referred to in any legal opinion delivered pursuant to Section 4.4.

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Section 5.3. Disclosure. The Company and the Parent Guarantor, through their agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April, 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects the general nature of the business and principal properties of the Company, the Parent Guarantor and their respective Subsidiaries as of the date of the Memorandum and as expected to be in effect following the Spin-Off, the Merger and the Separation and at the time of the Note Exchange. This Deed, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company or the Parent Guarantor in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Deed, the Memorandum and such documents, certificates or other writings and financial statements listed in Schedule 5.5 and delivered to the Purchasers prior to April 30, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances under which and as at the date they were made. Except as disclosed in the Disclosure Documents, since July 2, 2011 there has been no change in the financial condition, operations, business or properties of the Company or the Parent Guarantor and their respective Subsidiaries (taken as a whole) except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company, the Parent Guarantor, or their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s principal operating Subsidiaries as of the date of this Deed, showing, as to each principal operating Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Parent Guarantor’s principal operating Subsidiaries as of the date of this Deed and, separately, to the best knowledge of the Parent Guarantor, after giving pro forma effect to the Separation, showing, in each case, as to each principal operating Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor and each other Subsidiary, (iii) to the best knowledge of the Company and the Parent Guarantor of each of their respective Affiliates, other than principal operating Subsidiaries, as of the date of this Deed and, separately, after giving pro forma effect to the Separation, and (iv) of the Company’s and the Parent Guarantor’s respective directors and senior officers as of the date of this Deed and, if known, after giving pro forma effect to the Separation.

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries or the Parent Guarantor and its Subsidiaries, as applicable, have been validly issued, are fully paid and non-assessable and are owned by the Company, the Parent Guarantor or another Subsidiary, as applicable, free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and, where legally applicable, is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, except to the extent the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Deed, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to any Material extent to pay dividends out of profits or make any other similar distributions of profits to the Company, the Parent Guarantor or any of their respective Subsidiaries, as applicable, that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has made publicly available or has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company and the Parent Guarantor of this Deed and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or the Parent Guarantor or any of their respective Subsidiaries under, any corporate charter, memorandum and articles of association, regulations or by-laws, or any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or the Parent Guarantor or any of their respective Subsidiaries is bound or by which Company, the

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Parent Guarantor or any of their Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, the Parent Guarantor or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, the Parent Guarantor or any of their respective Subsidiaries.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Parent Guarantor of this Deed or the Notes, as applicable, except in each case such declarations as the Parent Guarantor may be required to make under the Dutch 1994 Act on Foreign Financial Relations (Wet financiële betrekkingen buitenland 1994), including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Deed or the Notes and the payment of such Dollars to Persons resident in the United States of America or the United Kingdom, as applicable. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the United Kingdom of this Deed, the Notes or any Subsidiary Guarantee Deed that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp (in the United Kingdom ad valorem stamp) registration or similar transaction tax.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or the Parent Guarantor, as applicable, threatened against or affecting the Company or the Parent Guarantor, as applicable, or any of their respective Subsidiaries or any property of the Company or the Parent Guarantor, as applicable, or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company, the Parent Guarantor nor any of their respective Subsidiaries is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, except to the extent such default could not reasonably be expected to have a Material Adverse Effect, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. (a) The Company, the Parent Guarantor and their respective Subsidiaries have filed all Tax returns that are required to have been filed in any jurisdiction, and have timely paid all Taxes due and payable pursuant to such Tax returns and all other Taxes levied upon them or their properties, assets, income or franchises,

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to the extent such Taxes have become due and payable and before they have become delinquent, except with respect to any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Sara Lee, the Company, the Parent Guarantor or their respective Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor the Parent Guarantor, as applicable, knows of any basis for any other Tax that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, the Parent Guarantor and their respective Subsidiaries in respect of United States federal, state or other Taxes for all financial periods are adequate, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of The Netherlands or any political subdivision thereof will be incurred by the Company or any holder of a Note as a result of the execution or delivery of this Deed or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of The Netherlands or, to the knowledge of the Company, any other Taxing Jurisdiction, is required to be made from any payment by the Company under this Deed or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of The Netherlands or the United States arising out of circumstances described in clause (i) through (vi) of Section 13.1(b), or, with respect to a Foreign Holder, arising from the inability of such Foreign Holder to meet any of the criteria or establish its satisfaction of such qualifications set forth in (i) – (v) of Section 13.2(b).

(c) Assuming a holder of a Note does not otherwise have a presence in The Netherlands, such holder will not be deemed to be domiciled or resident in The Netherlands for tax purposes or carrying on business in The Netherlands solely by reason of the making and performance or enforcement of this Deed or the Notes or the holding of Notes.

Section 5.10. Title to Property; Leases. The Company, the Parent Guarantor and their respective Subsidiaries have good and sufficient title to their respective properties (including but not limited to intellectual property) that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company, the Parent Guarantor or any Subsidiary after said date (except as sold or otherwise disposed of after said date in the ordinary course of business), in each case free and clear of Liens prohibited by this Deed. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) Each of the Company and the Parent Guarantor and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are used by the Company or the Parent Guarantor or their respective Subsidiaries, and individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(b) To the best knowledge of the Company and the Parent Guarantor, no product or service of the Company or the Parent Guarantor or any of their respective Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except, as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Company and the Parent Guarantor, there is no Material violation by any Person of any right of the Company or the Parent Guarantor or any of their respective Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or the Parent Guarantor or any of their respective Subsidiaries, except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA; Non-U.S. Plans. (a) The Company, the Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) other than Multiemployer Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or U.S. federal law or section 4068 of ERISA or by the granting of a Lien in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of December 31, 2011 on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$50,000,000 in the case of any single Plan and by more than U.S.$100,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of Parent Guarantor’s most recent ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than U.S.$50,000,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

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(c) Neither the Company nor the Parent Guarantor nor any of their respective ERISA Affiliates have been assessed (i) withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any Material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s or the Parent Guarantor’s, as applicable, most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company, the Parent Guarantor and their respective Subsidiaries is not Material.

(e) The execution and delivery of this Deed and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company and the Parent Guarantor to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and the Parent Guarantor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13. Private Offering by the Company. Neither the Company nor the Parent Guarantor, nor anyone acting on either of their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Initial Purchaser and not more than 75 other Institutional Investors that are holders of the Sara Lee Notes and would receive Notes in connection with the Note Exchange, if any, each of which has been offered the Notes at a private sale for investment. Neither the Company nor the Parent Guarantor, nor anyone acting on either of their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. (a) The Company will apply the proceeds of the sale of the Notes for general corporate purposes including any refinancing of existing debt and in compliance with all laws referenced in Section 5.16. No part of the proceeds of the sale of the Notes shall be used, either prior to the Spin-Off or following the Spin-Off to finance dealings or transactions with any Person described or designated in the Specially Designated Nationals and Blocked Person List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order.

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(b) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of Consolidated Total Assets and neither the Company nor the Parent Guarantor has any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and the Parent Guarantor and their respective Subsidiaries (other than Indebtedness owing from one member of the Group to another member of the Group and other than any Indebtedness of U.S.$10,000,000 or less, such excluded Indebtedness of U.S.$10,000,000 or less totaling not more than U.S.$30,000,000 in aggregate) as of March 31, 2012 and in respect of the Bridge Facilities only, as of the date of this Deed and, separately, to the best knowledge of the Parent Guarantor, after giving pro forma effect to the Separation (including, in each case, a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company, the Parent Guarantor or their respective Subsidiaries, as applicable. Neither the Company nor the Parent Guarantor, nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company, the Parent Guarantor or any Subsidiary (the outstanding principal amount of which exceeds U.S.$10,000,000, individually or U.S.$30,000,000 in the aggregate) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor the Parent Guarantor, nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

(c) To the best knowledge of the Company and the Parent Guarantor, as applicable, neither the Company nor the Parent Guarantor, nor any of their Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company, the Parent Guarantor or such Subsidiary, any Material agreement in respect of Indebtedness relating thereto or any other Material agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or the Parent Guarantor, except as specifically indicated in Schedule 5.15.

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Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor the Parent Guarantor, nor any of their respective Subsidiaries or Controlled Entities is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), (ii) a Person that is otherwise a sanctions target of the OFAC Sanctions Programs or (iii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or Person that is otherwise a sanctions target or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Belarus, Burma, Congo, Cuba, Iran, Ivory Coast, Lebanon, Libya, North Korea, Somalia, Sudan, Syria and Zimbabwe (each OFAC Listed Person and each other Person described in clause (ii) and (iii), a “Blocked Person”).

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by Sara Lee, the Company or the Parent Guarantor or indirectly through any Subsidiary or Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c) To the Company’s actual knowledge after making due inquiry, neither the Company nor the Parent Guarantor nor any of their respective Subsidiaries or Controlled Entities and to the Parent Guarantor’s actual knowledge after making due inquiry, neither the Company nor the Parent Guarantor, nor any of their respective Subsidiaries or Controlled Entities (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company and the Parent Guarantor have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company, the Parent Guarantor and each of their respective Subsidiaries and Controlled Entities is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Company and the Parent Guarantor have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and the Parent Guarantor, and each of their respective Subsidiaries and Controlled Entities is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 5.17. Status under Certain Statutes. None of the Company, the Parent Guarantor or any of their respective Subsidiaries is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended.

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Section 5.18. Environmental Matters. (a) None of the Company, the Parent Guarantor or any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or the Parent Guarantor or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) None of the Company, the Parent Guarantor or any Material Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) None of the Company or the Parent Guarantor nor, to the knowledge of the Company or the Parent Guarantor, any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in violation of Environmental Laws and has not disposed of any Hazardous Materials in violation of Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company, the Parent Guarantor or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Ranking of Obligations. The Company’s payment obligations under this Deed and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company. The Parent Guarantor’s payment obligations under this Deed will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Parent Guarantor.

Section 5.20. Obligors under the Principal Credit Facility. The Company and the Parent Guarantor are the only borrowers, guarantors or other obligors under the Principal Credit Facility.

Section 5.21. Governing Law. (a) The choice of English law as the governing law of this Deed and the Notes is a valid choice of law. In addition, the submission to the jurisdiction of any court of England, by the Company and the Parent Guarantor in this Deed is valid and binding on the Company and the Parent Guarantor.

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The Company’s and the Parent Guarantor’s consent to service of process and appointment of an agent for delivery of service of process as set forth in this Deed are valid and effective under English law. Delivery of a notice of service to such agent will constitute valid personal service on the Company or the Parent Guarantor, as the case may be.

(b) A final judgment properly obtained in any court of England, in respect of any suit, action or proceeding arising out of or relating to this Deed or the Notes will be enforced by the courts in England without reexamination of the substantive matters thereby adjudicated.

(c) Neither this Deed nor the Notes contain any provision which is contrary to public policy in England.

(d) It is not necessary under the laws of England in order to enable any Person to enforce its rights under this Deed or the Notes that such Person be licensed, qualified or otherwise entitled to carry on business in England.

(e) The Company and the Parent Guarantor are subject to the relevant commercial law and civil law of England, and are generally subject to suit, and neither the Company, the Parent Guarantor nor any of their respective properties enjoys any right of immunity from any judicial proceedings.

Section 5.22. Works Council Act. There is no works council installed whose advice on the Parent Guarantor’s entry into this Deed or the Notes must be sought pursuant to the Works Council Act (Wet op de ondernemingsraden).

SECTION 6.	REPRESENTATIONS OF THE PURCHASER.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Except for the Initial Purchaser, each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”)

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95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company or the Parent Guarantor, as applicable, and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 20% or more interest in the Company or the Parent Guarantor, as applicable, (or less than 20% but greater than 10%, if such Person exercises control over the management or policies of the Company or the Parent Guarantor by reason of its ownership interest), and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company and the Parent Guarantor, as applicable, in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96 23 (the “INHAM Exemption”)) managed by an “in house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, as of the last day of its most recent

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calendar quarter, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company or the Parent Guarantor, as applicable, and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Note Exchange. The Initial Purchaser agrees that, subject to (i) the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 hereof and the conditions set forth in Section 4 of the Sara Lee Note Agreement and (ii) the consummation of the Spin-Off prior to the Spin-Off Expiration Date, it shall exchange its Notes for Sara Lee Notes in accordance with Section 2.2.

SECTION 7.	INFORMATION AS TO THE COMPANY AND THE PARENT GUARANTOR.

Section 7.1. Financial and Business Information. Prior to the Spin-Off, if any, the Company shall deliver to each holder of a Note that is an Institutional Investor, and from and after the Spin-Off, if any, the Parent Guarantor shall, deliver to each holder of a Note that is an Institutional Investor (and, in each case, for purposes of this Deed the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a) Interim Statements — promptly after the same are available and in any event within 60 days after the end of each semiannual financial period in each Fiscal Year, duplicate copies of

(i) an unaudited consolidated balance sheet of prior to the Spin-Off, if any, the Company and after the Spin-Off, if any, the Parent Guarantor and their respective consolidated Subsidiaries at the end of such period, and

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(ii) unaudited consolidated statements of income and cash flows of prior to the Spin-Off, if any, the Company and after the Spin-Off, if any, the Parent Guarantor and their respective consolidated Subsidiaries at the end of such period, setting forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to semiannual financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and consolidated cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — promptly after the same are available and in any event within 120 days after the end of each Fiscal Year, duplicate copies of

(i) a consolidated balance sheet (x) of prior to the Spin-Off, if any, the Company and after the Spin-Off, if any, the Parent Guarantor and their respective consolidated Subsidiaries as at the end of such Fiscal Year and (y) of each Subsidiary Guarantor as at the end of such Fiscal Year, and

(ii) consolidated statements of income and cash flows (x) of prior to the Spin-Off, if any, the Company and after the Spin-Off, if any, the Parent Guarantor and their respective consolidated Subsidiaries for such Fiscal Year and (y) of each Subsidiary Guarantor as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized international standing, which opinion shall state that such financial statements give a true and fair view of the consolidated financial position of the companies being reported upon and their consolidated results of operations and consolidated cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy or a notice by e-mail or otherwise with reference to any website (if applicable, along with any code or password required to gain access thereto) where such copy is available of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or the Parent Guarantor, as applicable, or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as

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expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or the Parent Guarantor, as applicable, or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or the Parent Guarantor, as applicable, or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company or the Parent Guarantor, as the case may be, is taking or proposes to take with respect thereto;

(e) Employee Benefit Matters — promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or the Parent Guarantor, as applicable, or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or the Parent Guarantor, as applicable, or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or the Parent Guarantor, as applicable, or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or the Parent Guarantor, as applicable, or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise), with respect to one or more Non-U.S. Plans;

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(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or the Parent Guarantor, as applicable, or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Notice of the Spin-Off — at least 15 days prior to the date of the Spin-Off, written notice to the Sara Lee Purchasers signed by a Senior Financial Officer of the Parent Guarantor and a senior financial officer of Sara Lee specifying the expected date of the Spin-Off (the “Expected Spin-Off Date”) and certifying that no Default or Event of Default then exists under this Deed or under the Sara Lee Note Agreement and immediately after giving effect to the Spin-Off, no Default or Event of Default shall have occurred and be continuing under this Deed or under the Sara Lee Note Agreement (the “Spin-Off Notice”);

(h) Notice of Litigation — promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against any member of the Group which are current, threatened or pending, and which, if adversely determined, reasonably could have a Material Adverse Effect; and

(i) Requested Information — with reasonable promptness, a list of the then current Material Subsidiaries and such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or the Parent Guarantor, as applicable, or any of their respective Subsidiaries or relating to the ability of the Parent Guarantor or the Company, as applicable to perform its obligations hereunder and under the Notes, in each case, as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Parent Guarantor or the Company, as applicable, explaining such Person’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information (including detailed calculations) reasonably required in order to establish whether the Company and the Parent Guarantor were in compliance with the requirements of Sections 10.3, 10.4(m), 10.5, 10.6 and any Additional Financial Covenant added to this Deed pursuant to Section 9.10 for the semiannual or annual period or date, as the case may be, covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, together with a reconciliation of such financial statements with Pre-Default GAAP (if Pre-Default GAAP is being applied at such time) showing, in reasonable detail, the effect of the application of Pre-Default GAAP); and

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(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Parent Guarantor, and their respective Subsidiaries from the beginning of the semiannual or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor, the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company or the Parent Guarantor shall have taken or proposes to take with respect thereto; and

(c) Guarantors — certifying that each Subsidiary Guarantor (if any) is and was a Subsidiary of the Parent Guarantor or the Company, as applicable, from the beginning of the semiannual or annual period covered by the statements then being furnished to the date of the certificate.

Section 7.3. Visitation. The Parent Guarantor and the Company, as applicable, shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and the Parent Guarantor, as applicable, to visit the principal executive office of the Company and the Parent Guarantor, to discuss the affairs, finances and accounts of the Company and the Parent Guarantor and their respective Subsidiaries with the officers of the Company and the Parent Guarantor, and (with the consent of the Company and the Parent Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company and the Parent Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and the Parent Guarantor, and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company and the Parent Guarantor to visit and inspect any of the offices or properties of the Company and the Parent Guarantor or any of their respective Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Company and the Parent Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Company and the Parent Guarantor and their respective Subsidiaries), all at such times and as often as may be requested.

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Section 7.4. Limitation on Disclosure Obligation. Neither the Company nor the Parent Guarantor shall be required to disclose the following information pursuant to Section 7.1(c), 7.1(i) or 7.3:

(a) information that the Company or the Parent Guarantor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 21, the Company or the Parent Guarantor, as applicable, is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company or the Parent Guarantor, as applicable, and not entered into in contemplation of this clause (b), provided that the Company or the Parent Guarantor, as applicable, shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company or the Parent Guarantor, as applicable, has received advice of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company or the Parent Guarantor, as applicable, will provide such holder with a written opinion of counsel (which may be addressed to the Company or the Parent Guarantor) relied upon as to any requested information that the Company or the Parent Guarantor, as applicable, is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each series of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time on or after May 15, 2017 all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes of all series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to

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such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Prepayment for Tax Reasons. If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes and such Additional Payments would be in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to repay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by

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the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the Netherlands or the United States of America after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel (or other tax advisor(s)) having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of series or, provided that no Default or Event of Default then exists, in the respective series, as applicable) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. Neither the Company nor the Parent Guarantor will nor will either of them permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding

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Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Deed and the Notes or (b) pursuant to a written offer to purchase any series of the Notes made by the Company, the Parent Guarantor or an Affiliate which it directly or indirectly controls pro rata to the holders of such series of the Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in the interest rates and maturities of the Notes of different series), which offer shall remain outstanding for a reasonable period of time (not to be less than 15 days); provided, that if a Default or Event of Default then exists, any such offer shall be made pro rata to the holders of all Notes at the time outstanding; provided further, that any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer. If the holders of more than 50% of the principal amount of the Notes (or of the series related to such offer) then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to this Section 8.6 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate which it directly or indirectly controls pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Deed and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note of any series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note of any series, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the yield(s) reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display

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designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any such Note of any series, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

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“Settlement Date” means, with respect to the Called Principal of any Note of any series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8. Change of Control Prepayment Offer. (a) Promptly upon becoming aware that a Change of Control has occurred, and in any event not later than 10 Business Days after becoming aware of the Change of Control, the Company or the Parent Guarantor, as applicable shall give written notice of such fact (the “Company Notice”) to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder and state that a Change of Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a date specified in the Company Notice, which date shall be a Business Day not less than 30 days nor more than 60 days after such Company Notice is given, and (iv) request each holder to notify the Company in writing by a stated date (the “Change of Control Response Date”), which date is not less than 30 days after such holder’s receipt of the Company Notice, of its acceptance or rejection of such prepayment offer. If a holder does not notify the Company or the Parent Guarantor, as applicable, as provided above, then the holder shall be deemed to have rejected such offer.

(b) On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with subclause (iv) of subparagraph (a)), together with interest thereon to the prepayment date with respect to each such Note but without payment of any Make-Whole Amount with respect thereto shall become due and payable.

(c) For purposes of this Section 8.8:

(i) “Change of Control” means any Person or group of Persons acting in concert directly or indirectly acquires (whether in a single transaction or a series of transactions) more than 50% of the ownership interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of the Parent Guarantor (it being expressly understood and acknowledged that neither the Spin-Off, the Merger, the Separation nor any other restructuring step related thereto and consistent with the F-1 shall constitute a Change of Control).

(ii) “Control” of a person means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of more than 50% of the maximum number of votes that might be cast at a general meeting of shareholders of that Person.

Section 8.9. Prepayment Following the Spin-Off Expiration Date. Beginning on the Spin-Off

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Expiration Date and ending 30 days thereafter (provided that the Spin-Off shall not have occurred by the Spin-Off Expiration Date), the Company may give the holder of all Notes irrevocable written notice (each, a “Company Prepayment Notice”) of the prepayment of such Notes on a specified prepayment date (which shall be a Business Day not less than 10 days nor more than 30 days after the date of such Company Prepayment Notice). The Company Prepayment Notice shall state that the entire unpaid principal amount of all of the Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus a prepayment premium equal to 1.0% of the outstanding principal balance of each such Note (the “Prepayment Premium”). The Company Prepayment Notice having been given as aforesaid to each holder of the Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Prepayment Premium shall become due and payable on such prepayment date.

SECTION 9.	AFFIRMATIVE COVENANTS.

From the date of this Deed and thereafter so long as any of the Notes are outstanding, each of the Company and the Parent Guarantor, as applicable, covenants that:

Section 9.1. Compliance with Law. Without limiting Section 10.8, each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. Each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) and as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. Each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so

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that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent Guarantor, the Company or any Subsidiary, as applicable, from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company and the Parent Guarantor, as applicable, have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. Each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor, the Company or any Subsidiary, provided that neither the Company, the Parent Guarantor, nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company, the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company, the Parent Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company, the Parent Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, each of the Company and the Parent Guarantor will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, each of the Company or the Parent Guarantor, as applicable, will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company, the Parent Guarantor or a Wholly-Owned Subsidiary) and all rights and franchises of each of the Company, the Parent Guarantor and their respective Subsidiaries unless, in the good faith judgment of the Company, the Parent Guarantor, as applicable, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. Each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in all material respects in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent Guarantor, the Company or such Subsidiary, as the case may be.

Section 9.7. Priority of Obligations. (a) The Company will ensure that its payment obligations under this Deed and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company, except for such Indebtedness as could be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

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(b) The Parent Guarantor will ensure that its payment obligations under this Deed will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Parent Guarantor, except for such Indebtedness as could be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

(c) The Company and the Parent Guarantor, as applicable, will ensure that the payment obligations of each Subsidiary Guarantor (if any) under its respective Subsidiary Guarantee Deed will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor, except for such Indebtedness as could be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

Section 9.8. Subsidiary Guarantors. (a) Each of the Company and the Parent Guarantor, as applicable, may, at its election, at any time or from time to time, cause any Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor if the following conditions are satisfied:

(i) each holder of a Note shall have received an executed Subsidiary Guarantee Deed from such new Subsidiary Guarantor;

(ii) each holder of a Note shall have received an opinion or opinions of counsel in all applicable jurisdictions to the combined effect that (A) such Subsidiary Guarantee Deed of such new Subsidiary Guarantor has been duly authorized, executed and delivered by such new Subsidiary Guarantor and constitutes a legal, valid and binding obligation enforceable against such new Subsidiary Guarantor in accordance with its terms, and (B) (x) the payment obligations of such new Subsidiary Guarantor under its Subsidiary Guarantee Deed would rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such new Subsidiary Guarantor in an insolvency proceeding of such new Subsidiary Guarantor, and (y) such new Subsidiary Guarantor’s payment obligations under its Subsidiary Guarantee Deed are not subject to any legal or contractual limitations or restrictions that are not equally applicable to the obligations with which such Subsidiary Guarantee Deed is to rank pari passu, all as subject to such exceptions and assumptions that are reasonably acceptable to the Required Holders under the circumstances;

(iii) each holder of a Note shall have received a certificate of the Secretary or a Director (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers;

(iv) each holder of a Note shall have received evidence of (A) the appointment of Sara Lee UK Holdings Ltd (to be renamed D.E UK Holdings Ltd) (or any successor to the duties thereof) as such new Subsidiary Guarantor’s agent to receive, for it and on its behalf service of process in England with respect thereto, in the event that such new Subsidiary Guarantor is incorporated or organized in a jurisdiction other than England and Wales, and (B) the payment of fees for such service through May 15, 2023; and

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(v) each holder of a Note shall have received a certificate of a Senior Financial Officer of the Company or the Parent Guarantor, as applicable, certifying that at such time and immediately after giving effect to such Subsidiary Guarantee Deed no Default or Event of Default shall have occurred and be continuing.

(b) Subject to Section 9.8(c), at the election of the Company or the Parent Guarantor, as applicable, and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guarantee Deed and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guarantee Deed, (iii) no consideration (howsoever designated including, without limitation, any increased interest rate unless such interest rate is reflective of current market pricing and not in consideration of such release or termination) was paid to any holder of Indebtedness under any Principal Credit Facility in consideration of the release of such Subsidiary Guarantor of its obligations under any Principal Credit Facility unless the holders shall have received equivalent consideration, and (iv) each holder of Notes shall have received a certificate of a Senior Financial Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements.

(c) Each of the Company and the Parent Guarantor agrees that so long as any Subsidiary (i) is a guarantor under or with respect to any Principal Credit Facility or (ii) is a borrower or other obligor under any Principal Credit Facility, such Subsidiary shall at all such times be a Subsidiary Guarantor.

Section 9.9. Status of the Company. From and after the Spin-Off, if any, the Parent Guarantor shall at all times cause the Company to be a Wholly-Owned Subsidiary of the Parent Guarantor (unless the Company is merged into the Parent Guarantor in accordance with Section 10.2).

Section 9.10. Most Favored Lender Financial Covenant. In addition to and not in limitation of any of the restrictions to which the Group is subject pursuant to this Deed, the parties hereto agree that if, at any time, any Principal Credit Facility includes any financial covenant that is not provided for in this Deed or is more beneficial to the creditor thereunder (i) this Deed shall be amended pursuant to Section 18 to incorporate any and all such financial covenants (together with all relevant definitions) (the “Additional Financial Covenants”) and (ii) the Company or the Parent Guarantor, as applicable, shall provide a copy of such Principal Credit Facility containing such Additional Financial Covenant(s) to the holders of the Notes. Such Additional Financial Covenant(s) shall be incorporated into Section 7.2(a) and Section 10 of this Deed by reference and Section 11(c) shall be amended pursuant to Section 18 to include such Additional Financial Covenant(s). Notwithstanding the foregoing, provided that no Default or Event of Default is then in existence, any amendment, waiver or elimination of any Additional Financial Covenant in accordance with the terms of any such Principal Credit Facility shall then and thereupon constitute an amendment, waiver or elimination, as the case may be, of such Additional Financial

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Covenant incorporated herein pursuant to this Section 9.10, provided that no consideration (howsoever designated including, without limitation, any increased interest rate unless such interest rate is reflective of current market pricing and not in consideration of such amendment, waiver or elimination) was paid to any holder of Indebtedness under any such Principal Credit Facility in consideration of such amendment, waiver or elimination unless the holders shall have received equivalent consideration. Upon the written request of the Company, the Parent Guarantor or the Required Holders, the Company, the Parent Guarantor and the holders of the Notes shall enter into a written agreement memorializing and acknowledging such incorporation of such Additional Financial Covenant(s) (and related definitions) or the amendment, waiver, elimination or termination thereof, as the case may be.

SECTION 10.	NEGATIVE COVENANTS .

From the date of this Deed and thereafter so long as any of the Notes are outstanding, each of the Company and the Parent Guarantor, as applicable, covenants that:

Section 10.1. Transactions with Affiliates. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, the Parent Guarantor or any Subsidiary), except (i) transactions related to the Spin-Off, the Merger, the Separation or any other restructuring step related thereto and consistent with the F-1 (without giving effect to any amendments that are or could reasonably be expected to be materially adverse to the interests of the holders of the Notes), which are taken as a whole, upon terms fair and reasonable to the Company, the Parent Guarantor or such Subsidiary, and (ii) other transactions in the ordinary course and pursuant to the reasonable requirements of the Company’s, the Parent Guarantor’s or such Subsidiary’s business and upon terms fair and reasonable to the Company, the Parent Guarantor or such Subsidiary.

Section 10.2. Merger, Consolidation, Etc. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person, other than as permitted under Section 10.3, provided however, that:

(a) the Company may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person if (i) either (A) the Company shall be the surviving or continuing Person, or (B) the surviving, continuing or resulting Person that consolidates or merges with or purchases, leases or otherwise acquires all or substantially all of the assets of the Company (1) is the Parent Guarantor or another solvent corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction and (2) expressly assumes the obligations of the Company hereunder and under the Notes, in a writing which is in form and substance reasonably satisfactory to the Required Holders, and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

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(b) the Parent Guarantor may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person if (i) either (A) the Parent Guarantor or the Company shall be the surviving or continuing Person, or (B) the surviving, continuing or resulting Person that consolidates or merges with or purchases, leases or otherwise acquires all or substantially all of the assets of the Parent Guarantor (1) is a solvent corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction and (2) expressly assumes the obligations of the Parent Guarantor hereunder, in a writing which is in form and substance reasonably satisfactory to the Required Holders, and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(c) a Subsidiary of the Parent Guarantor (excluding the Company), as applicable, may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, (i) the Company or the Parent Guarantor so long as the Company or the Parent Guarantor shall be the surviving or continuing Person, (ii) any Subsidiary so long as in any merger or consolidation involving a Subsidiary Guarantor, such Subsidiary Guarantor shall be the surviving or continuing Person, or (iii) any other Person if the surviving, continuing or resulting Person that consolidates or merges with or purchases, leases or otherwise acquires all or substantially all of the assets of the Subsidiary (A) is a solvent corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction and (B) if the Subsidiary is a Subsidiary Guarantor, the acquiring Person expressly assumes the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee Deed to which it is a party, in a writing which is in form and substance reasonably satisfactory to the Required Holders, and, in each case, (iv) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(d) the Company, the Parent Guarantor and any Subsidiary may sell, lease or otherwise dispose of their respective assets in accordance with the provisions of Section 10.3, and provided, further, that in the event of a merger, consolidation or sale described in subparagraph (B) of paragraph (a), subparagraph (B) of paragraph (b) or subparagraph (iii)(B) of paragraph (c) of this Section 10.2:

(1) the holders of Notes shall have received an opinion in form and substance reasonably satisfactory to the Required Holders of internationally recognized independent counsel to the surviving Person (or other independent counsel reasonably satisfactory to the Required Holders) as to (x) the due organization, valid existence and, if legally applicable, good standing of the surviving Person, (y) the due authorization, execution and delivery of any required assumption agreement by the surviving Person and (z) the valid, binding and enforceable nature of the obligations of the surviving Person under such assumption agreement, all as subject to such exceptions and assumptions that are reasonably acceptable to the Required Holders under the circumstances;

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(2) the holders of Notes shall have received the Parent Guarantor’s (or the surviving Person’s in a merger or consolidation involving the Parent Guarantor, if appropriate) unconditional and irrevocable confirmation and reaffirmation as to its obligations hereunder, pursuant to a writing in form and substance reasonably satisfactory to the Required Holders; and

(3) the holders of Notes shall have received each then existing Subsidiary Guarantor’s (or the surviving Person’s in a merger or consolidation involving a Subsidiary Guarantor, if appropriate) unconditional and irrevocable confirmation and reaffirmation as to its obligations under its respective Subsidiary Guarantee Deed, pursuant to a writing in form and substance reasonably satisfactory to the Required Holders.

Section 10.3. Sale of Assets. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of (each, or any combination thereof, being a “Disposition”) any of its assets unless, after giving effect to such proposed Disposition, the higher of the market value and consideration receivable of such Disposition (when aggregated with the higher of the market value and consideration for each other Disposition of the Group during the 365-day period ending on the date of such proposed Disposition does not exceed 15% of Consolidated Total Assets (to be determined as at the end of the immediately preceding Fiscal Year), provided that the following Dispositions shall not be taken into account for purposes of this Section 10.3:

(a) Dispositions made in the ordinary course of business;

(b) any Disposition of assets from one member of the Group to another member of the Group (including any Person which immediately following such Disposition becomes a member of the Group);

(c) Dispositions of any surplus, obsolete, redundant or worn-out assets not required for the efficient operations of the business of the Group;

(d) Dispositions of assets acquired in an acquisition subsequent to Closing if (i) such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate, and (ii) such assets are sold or disposed of for cash or any other consideration on arm’s length terms;

(e) Dispositions of Cash and Cash Equivalent Investments for purposes not otherwise prohibited by this Deed and on arm’s length terms;

(f) the Spin-Off, the Merger, the Separation and any restructuring steps related thereto and consistent with the F-1 (without giving effect to any amendments that

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are or could reasonably be expected to be materially adverse to the interests of the holders of the Notes), provided such Spin-Off, Merger, Separation and related steps occur prior to the Spin-Off Expiration Date, and, for the avoidance of doubt, provided that if the Spin-Off occurs, the Note Exchange shall occur immediately following the Spin-Off;

(g) any other Disposition for fair value to the extent that the net book value of the asset(s) which are the subject of such Disposition are used within 365 days before or after the date thereof for either or both of:

(i) the purchase, acquisition, development, redevelopment or construction of assets (including, for the avoidance of doubt, shares or any other form of interest in a company or other entity) or businesses which are to be used or useful in the business of any member of the Group; or

(ii) the repayment of outstanding unsubordinated Indebtedness of any member of the Group (other than Indebtedness owing to the Company, the Parent Guarantor, any of their respective Subsidiaries or any Affiliate which the Company or the Parent Guarantor directly or indirectly controls); provided that any such repayment or prepayment of Indebtedness shall at or about the same time include an offer (whether or not accepted), which offer shall be on the same terms and conditions as to each holder of a Note and shall remain outstanding for at least 30 days, from the Company or the Parent Guarantor, as applicable, to the holders of all outstanding Notes, to prepay a pro rata portion of such Notes, such pro rata portion of the Notes to be calculated by multiplying (A) the aggregate amount of such proceeds to be so used in such repayment or prepayment of unsubordinated Indebtedness (including the Notes) by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding and the denominator of which is the aggregate principal amount of all unsubordinated Indebtedness of the Group outstanding then being paid (including the Notes, but excluding Indebtedness owing to the Company, the Parent Guarantor, any of their respective Subsidiaries or any Affiliate which the Company or the Parent Guarantor directly or indirectly controls, and in each case calculated immediately prior to such repayment or prepayment); provided further, however, that any prepayment of the Notes pursuant to any such offer shall in all cases be at par together with accrued interest but without any make-whole, premium, penalty or Make-Whole Amount whatsoever or howsoever described. For the avoidance of doubt, it will be sufficient for the purposes of this Section 10.3(g)(ii) that an offer to prepay the Notes is made in accordance with this Section 10.3(g)(ii) whether or not any such offer is accepted.

No such sale, lease, transfer or other disposition of substantially all of the assets of the Company, the Parent Guarantor or any Subsidiary Guarantor shall have the effect of releasing the Company, the Parent Guarantor or such Subsidiary Guarantor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in Section 10.3 from its liability under this Deed, the Notes or any Subsidiary Guarantee Deed, as applicable.

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Section 10.4. Liens. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary to, create, assume, incur or permit to exist (upon the happening of a contingency or otherwise) any Lien upon or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Parent Guarantor or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, unless the Notes shall be substantially concurrently secured equally and ratably with the obligation or obligations secured by such Lien pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, provided, however, that nothing in this Section 10.4 shall prohibit:

(a) Liens existing on the date of this Deed and described in Schedule 5.15, except to the extent the principal amount secured by that Lien exceeds the amount stated in such Schedule 5.15;

(b) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company, the Parent Guarantor or any of their respective Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the usefulness or the value of such property;

(f) any Lien on an asset, revenues, shares or any other form of interest in a company or other entity (including any asset, revenues, share or such other interest of any Person at the time such Person becomes a member of the Group) acquired by a member of the Group after the date of this Deed and in existence at the time of such acquisition but only to the extent that the principal amount secured by that Lien has not been incurred or increased in contemplation of, or since, such acquisition and, provided that such Lien, including any extensions, renewals, refinancings or replacements thereof permitted by Section 10.4(i), is discharged within twelve (12) months of the acquisition of the asset subject to such Lien;

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(g) Liens created by any member of the Group in favor of, and for the exclusive benefit of, the Parent Guarantor, the Company and/or any Subsidiary Guarantor, provided that the benefit of such Lien is not assigned or transferred by the Parent Guarantor, the Company or such Subsidiary Guarantor, in favor of which such Lien is created, to any other Person;

(h) any Lien incurred after the Closing given to secure Indebtedness incurred after the Closing in connection with the acquisition (including an acquisition pursuant to a finance lease arrangement), modification, improvement, development or redevelopment of any property, asset (or documents of title thereto) or part thereof (the “New Property”) which is useful and intended to be used in carrying on the business of the Company, the Parent Guarantor or one or more of their respective Subsidiaries, including, without limitation, Liens existing on such New Property at the time of acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the New Property to which they attach provided that (i) the Lien shall attach solely to the New Property acquired, modified, improved, developed or redeveloped, (ii) the portion of such Indebtedness permitted to be secured pursuant to the provisions of this clause (h) shall not exceed the lesser of the total purchase price and the at arm’s length value of such New Property at the time of acquisition, modification, improvement, development or redevelopment of such New Property (as determined in good faith by a Senior Financial Officer), and (iii) such Lien is created or assumed with respect of such New Property at the time of, or within 365 days of such acquisition, modification, improvement, development or redevelopment;

(i) without limiting the restrictions contained in Sections 10.4(f) and (h), extensions, renewals, refinancings or replacements of any Lien permitted by clauses (a), (f) and (h) of this Section 10.4, provided that such extension, renewal, refinancing or replacement is in respect of the same property and the principal amount of such Indebtedness outstanding immediately before giving effect to such extension, renewal, refinancing or replacement is not increased;

(j) (i) any cash pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group and (ii) any Lien created over credit balances in the Group’s bank accounts or other cash equivalents (x) pursuant to the general conditions of a bank or (y) in the ordinary course of the Group’s banking arrangements for the purposes of a cash pooling, netting or set-off arrangement and (iii) any Lien created over rights of recourse and subrogation of any member of the Group in connection with such member’s joint and several liability in the ordinary course of the Group’s banking arrangements;

(k) any Lien created pursuant to any provisions included in the general conditions of a bank operating in the Netherlands based on the general conditions drawn

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up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands or any other jurisdiction to substantially the same effect, provided that (i) the aggregate amount of obligations secured by such Liens shall not at any time exceed an amount equal to 5% of Consolidated Total Assets determined as of the last date of the semiannual financial period then most recently ended, (ii) such Liens shall be limited to Liens created over Cash and Cash Equivalent Investments then held by such bank, and (iii) such Liens on encumbered Cash and/or Cash Equivalent Investments shall remain outstanding for not more than 10 consecutive Business Days;

(l) any Lien arising by operation of law or in the ordinary course of business including pursuant to the counterparty’s standard terms of business, under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms; and

(m) Liens not otherwise permitted by clauses (a) through (l) above securing Indebtedness of one or more members of the Group, provided that the sum (without duplication) of (i) the aggregate outstanding principal amount of Indebtedness secured by all such Liens permitted by this clause (m) plus (ii) the aggregate outstanding principal amount of Indebtedness permitted by Section 10.5 does not at any time exceed an amount equal to 15% of Consolidated Total Assets determined as of the last date of the semiannual financial period then most recently ended, provided further that, notwithstanding the foregoing, the Parent Guarantor will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to any Principal Credit Facility pursuant to this Section 10.4(m) unless and until all obligations of the Parent Guarantor and the Company under this Deed and, in the case of the Company, the Notes shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

Section 10.5. Priority Debt Test. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary to, at any time permit the aggregate amount of outstanding Priority Debt to exceed an amount equal to 15% of Consolidated Total Assets determined as of the last date of the semiannual financial period then most recently ended. For the purposes of this Section 10.5, any Person becoming a member of the Group after the date of this Deed shall be deemed, at the time it becomes such a member of the Group, to have incurred all of its then outstanding Indebtedness at such time, and any Person extending, renewing or replacing any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or replacement. This Section 10.5 regulates the level of Priority Debt and nothing contained in this Section shall be construed as permitting additional Liens beyond the level and categories of Liens permitted under Section 10.4 of this Deed.

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Section 10.6. Leverage Ratio. Neither the Company nor the Parent Guarantor will permit the ratio of Consolidated Net Debt to Consolidated Adjusted EBITDA as at the end of each Relevant Period (beginning with the Relevant Period ending on December 31, 2012) to be greater than 3.50 to 1.00.

Section 10.7. Line of Business. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Group, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Group, taken as a whole, is engaged on the date of this Deed as described in the Memorandum.

Section 10.8. Terrorism Sanctions Regulations. Neither the Company nor the Parent Guarantor will, nor will the Company or the Parent Guarantor permit any Subsidiary or Controlled Entity to, (a) become a Blocked Person or (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of laws and regulations referenced in Section 5.16(a), the Trading with the Enemy Act, Section 1 of the Anti-Terrorism Order, the USA PATRIOT Act, CISADA, or any other laws or regulations administered by OFAC (in each case, as the same may be amended from time to time, or any successor or supplemental laws or regulations of similar substance).

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; provided that such failure to pay shall not be an Event of Default if it is caused solely by administrative or technical error or a Disruption Event and such failure is remedied within three Business Days after the due date for payment; or

(b) the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c) the Company or the Parent Guarantor defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.7, Section 10.2, Section 10.3, Section 10.5, Section 10.6, Section 10.7 or any term contained in any Additional Financial Covenant added to this Deed pursuant to Section 9.10; or

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(d) the Company or the Parent Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent Guarantor or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company, the Parent Guarantor, a Subsidiary Guarantor or by any officer thereof in this Deed, a Subsidiary Guarantee Deed or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(f) (i) the Company, the Parent Guarantor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least EUR 40,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Parent Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least EUR 40,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company, the Parent Guarantor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least EUR 40,000,000 (or its equivalent in the relevant currency of payment) as a result of an event of default (howsoever described), or (y) one or more Persons have the right to require the Company, the Parent Guarantor or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company, the Parent Guarantor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

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(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, the Parent Guarantor or any of their respective Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Parent Guarantor or any of their respective Material Subsidiaries (in each case other than in connection with a solvent liquidation of a Material Subsidiary other than the Company or the Parent Guarantor), or any such petition shall be filed against the Company, the Parent Guarantor or any of their respective Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to the Company, the Parent Guarantor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

(j) (i) any default shall occur under any Subsidiary Guarantee Deed or any Subsidiary Guarantee Deed shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Subsidiary Guarantee Deed), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guarantee Deed is invalid, void or unenforceable or (ii) any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under its Subsidiary Guarantee Deed; or

(k) a final judgment or judgments for the payment of money aggregating in excess of EUR 50,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Parent Guarantor and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l) any representation or warranty made by or on behalf of Company, the Parent Guarantor or by any officer thereof on the date of this Deed pursuant to Section 5 proves to be false or incorrect in any Material respect on the date hereof or on the date of the Note Exchange, and in the case of Sections 5.3, 5.4, 5.5, 5.15 and 5.21, in a manner which could, on the date of the Note Exchange reasonably be expected to have a Material Adverse Effect, or any legal opinion delivered pursuant to Section 4.4 proves to be false or incorrect in any Material respect on the date of the Note Exchange; or

(m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA

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section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed $150,000,000, (iv) the Company, the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company, the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company, the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company, the Parent Guarantor or any Subsidiary thereunder, (vii) the Company, the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Company, the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(m), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company or the Parent Guarantor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

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Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon in respect of any series of the Notes at the Default Rate for such series, if applicable) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate for the applicable series, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Deed or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as

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shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	TAX INDEMNIFICATION.

Section 13.1. Payments Free of Taxes.

(a)	All payments whatsoever under this Deed and the Notes will be made by the Company or the Parent Guarantor in lawful currency free and clear of, and without liability for, withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of a Taxing Jurisdiction, unless the withholding or deduction of such Tax is compelled by law.

(b)	If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company or the Parent Guarantor under this Deed or the Notes, the Company or the Parent Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Deed or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Deed or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)

any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, (x) other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, (y) such connection including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, being or having been subject to Taxes imposed on or measured by the overall net income (however denominated, including franchise Taxes in lieu of net income Taxes) of a holder of a Note in such jurisdiction, being or having been subject to any branch profits Tax imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the holder of the Notes, or its applicable lending office, is deemed to be doing business, being or having been present or engaged in trade or business in such jurisdiction, or having or having had an establishment, office, fixed base or branch therein, provided that this

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exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company or the Parent Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Deed or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii)	any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company or the Parent Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction) and/or in the delay or failure by such holder to take such other reasonably requested actions in order to mitigate the amount of any such Tax, provided that the filing of such Forms and/or the taking of such other actions would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company or the Parent Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof), and provided further that the Company shall pursuant to this Section 13 be deemed to hereby request in writing the completion and submission of the Forms set forth in Section 13.2(b) or (c), as applicable, from the Purchasers (as of the date of the Closing, the Note Exchange or other transfer, as applicable);

(iii)	any estate, inheritance, gift, sale, transfer, personal property or similar tax assessment or other governmental charge;

(iv)	in the case of a Foreign Holder, any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Holder (i) at the time such Foreign Holder becomes a party hereto (or designates a new lending office) or (ii) that is attributable to such Foreign Holder’s failure or inability (other than as a result of a Change in Tax Law) to comply with or meet or their becoming unable to comply with or meet the criteria set forth in Section 13.2;

(v)

in the case of a holder that is not a Foreign Holder, any U.S. federal withholding or backup withholding tax that is imposed on amounts payable to a holder of a Note (i) at the time such holder becomes a party

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hereto (or designates a new lending office) or (ii) that is attributable to such holder’s failure or inability to comply with or meet or their becoming unable to comply with or meet the criteria set forth in Section 13.2; or

(vi)	any combination of clauses (i)-(v) above;

and provided further that in no event shall the Company or the Parent Guarantor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Company or the Parent Guarantor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company or the Parent Guarantor shall have given timely notice of such law or interpretation to such holder.

Section 13.2. Status of Lenders.

(a)	By acceptance of any Note, the holder of such Note agrees, subject to the limitations of Section 13.1(b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company and the Parent Guarantor all such forms, certificates, documents and returns provided to such holder by the Company or the Parent Guarantor (collectively, together with instructions for completing the same, “Forms”) described in Section 13.2(b) or (c) or otherwise provided by the Company, and required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the United States or such other relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide the Company or the Parent Guarantor with such information with respect to such holder as the Company or the Parent Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the good faith opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or the Parent Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Company or the Parent Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date. For purposes of this Section 13.2(a), the Company hereby requests the submission and completion of the Forms specified in Section 13.2(b) or (c), as applicable.

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(b)	Without limiting the generality of the foregoing, any Foreign Holder shall deliver to the Company and the Parent Guarantor (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes a holder of a Note (and from time to time thereafter upon the reasonable request in writing of the Company and the Parent Guarantor, but only if such Foreign Holder is legally entitled to do so), whichever of the following is applicable:

(i)	duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii)	duly completed copies of IRS Form W-8ECI;

(iii)	in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Holder is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company or the Parent Guarantor within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN;

(iv)	in the case of a Foreign Holder that is not the beneficial owner of payments to such holder, duly completed copies of IRS Form W-8IMY accompanied by the IRS Forms W-8BEN, W-8ECI and certificates described in Section 13.2(b)(i) — (iii), as applicable, with respect to each beneficial owner; or

(v)	properly completed and duly executed copies of any other form or documentation prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Parent Guarantor to determine the withholding or deduction required to be made.

(c)	Any holder of a Note that is not a Foreign Holder shall deliver to the Company and the Parent Guarantor (in such number of copies as shall be requested by the recipient) on or prior to the date on which such holder becomes a holder of a Note (and from time to time thereafter upon the reasonable request of the Company and the Parent Guarantor, but only if such holder is legally entitled to do so), a duly completed IRS Form W-9 or any other documentation, if such documentation is required to establish that such holder is not subject to backup withholding or information reporting requirements.

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(d)	In addition, any holder of a Note, if reasonably requested in writing by the Company or the Parent Guarantor, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Parent Guarantor as will enable the Company or the Parent Guarantor to determine whether or not such holder is subject to withholding or backup withholding or information reporting requirements.

(e)	If reasonably requested by a Purchaser, on or before the date of the Closing, the Company or the Parent Guarantor will furnish each Purchaser with copies of the appropriate forms and certificates described in Section 13.2(b) — (d) and in connection with the transfer of any Note the Company or the Parent Guarantor will furnish, upon reasonable written request by the transferee, the transferee of such Note with copies of any such forms and certificates described in Section 13.2(b) — (d).

Section 13.3. Treatment of Certain Refunds. If any payment is made by the Company or the Parent Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company or the Parent Guarantor pursuant to this Section 13, then, if such holder in its discretion (acting reasonably and in good faith) determines that it has received or been granted a refund of, or credit or allowance with respect to such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit or allowance, reimburse to the Company or the Parent Guarantor such amount as such holder shall, in its discretion (acting reasonably and in good faith), determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim any Tax refund, credit or allowance or similar Tax liability in respect of such Tax in priority to any other claims, reliefs, credits, or deductions available to it (other than as set forth in Section 13.1(b)), or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof.

Section 13.4. Evidence of Payments. The Company or the Parent Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company or the Parent Guarantor of any Tax in respect of any amounts paid under this Section 13, the original or a certified copy of a tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested in writing from time to time by any holder of a Note.

Section 13.5. Indemnification by the Company. If the Company or the Parent Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company or the Parent Guarantor would be required to pay any additional amount under this

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Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company or the Parent Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company or the Parent Guarantor) upon written demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

Section 13.6. Other Refund Forms. If the Company or the Parent Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of or credit or allowance with respect to the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company or the Parent Guarantor (which shall specify in reasonable detail and supply the refund, credit and/or allowance forms to be filed) use reasonable efforts to complete and deliver such refund, credit and/or allowance forms to or as directed by the Company or the Parent Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim any Tax refund, credit or allowance or similar Tax liability in respect of such Tax in priority to any other claims, relief, credits, or deductions available to it (other than as set forth in Section 13.1(b)), or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof.

Section 13.7. Successive Transferees. The obligations of the Company and the Parent Guarantor under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

SECTION 14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1. Registration of Notes. The Company shall keep at its registered office or principal place of business a register for the registration and registration of transfers of Notes. The name and address of, and the principal amount of the Notes owing to, each holder of one or more Notes, each transfer thereof and the name and address of, and the principal amount of the Notes owing to, each transferee of one or more Notes shall be registered in such register. The entries in the register shall be conclusive (absent manifest error), and the Person in whose name any Note shall be registered shall be deemed and treated as the absolute owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to

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the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a)(i), Exhibit 1(a)(ii) or Exhibit 1(a)(iii) or Exhibit 1(a)(iv), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $200,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3. Replacement of Notes. Upon receipt by the Company or the Parent Guarantor, as applicable, at the address and to the attention of the designated officer (all as specified in Section 19(iii) or 19(iv), as applicable) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 (or its equivalent in any other currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15.	PAYMENTS ON NOTES.

Section 15.1. Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due

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and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment, prepayment in full or purchase of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Deed and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 16.	EXPENSES, ETC.

Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company and the Parent Guarantor (jointly and severally) will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local counsel for each applicable jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with such transactions, in connection with any Subsidiary Guarantee Deed and in connection with any amendments, waivers or consents under or in respect of this Deed, the Notes or any Subsidiary Guarantee Deed (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Deed, the Notes or any Subsidiary Guarantee Deed or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Deed, the Notes or any Subsidiary Guarantee Deed, or by reason of being a holder of any Note, (b) the costs and expenses, including not more than one financial advisor’s fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any Subsidiary Guarantee Deed and (c) the costs and expenses incurred in connection with the initial filing of this Deed and all related documents and financial information

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with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 16.2. Certain Taxes. The Company and the Parent Guarantor (jointly and severally) agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Deed, or any Subsidiary Guarantee Deed or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States of America, the United Kingdom or The Netherlands or any other jurisdiction of organization of the Company, the Parent Guarantor or any Subsidiary Guarantor or of any amendment of, or waiver or consent under or with respect to, this Deed or of any of the Notes or any Subsidiary Guarantee Deed, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company or the Parent Guarantor pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company or the Parent Guarantor hereunder.

Section 16.3. Survival. The obligations of the Company and the Parent Guarantor under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Deed or the Notes, and the termination of this Deed.

SECTION 17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Deed and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Parent Guarantor pursuant to this Deed shall be deemed representations and warranties of the Company and the Parent Guarantor under this Deed. Subject to the preceding sentence, this Deed and the Notes embody the entire agreement and understanding between each Purchaser, the Company and the Parent Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.	AMENDMENT AND WAIVER.

Section 18.1. Requirements. This Deed and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company,

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the Parent Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any holder unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 18, 21 or 24.8. Sara Lee, the Company and the Parent Guarantor agree that this Deed will not be amended, modified, terminated or waived prior to the earlier of the Spin-Off Expiration Date or the Note Exchange, and that any such amendment, modification, termination or waiver agreed by Sara Lee, the Company or the Parent Guarantor shall be deemed null and void and shall not be binding on any assignee of the Notes; provided however, that prior to the earlier of the Spin-Off Expiration Date or the Note Exchange, if any, Sara Lee, the Company and the Parent Guarantor agree to amend this Deed, the Notes or any Subsidiary Guarantee Deed, as applicable, to incorporate equivalent amendments made to the Sara Lee Note Agreement, to the extent such amendments are applicable to this Deed, the Notes or any Subsidiary Guarantee Deed. If the Note Exchange occurs and any such amendments have not been made as required by the preceding sentence prior to the Note Exchange, if any, the Company or Parent Guarantor, as applicable, shall execute such amendments promptly upon written request from the Required Holders.

Section 18.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company and the Parent Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Parent Guarantor and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Parent Guarantor nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes or any Subsidiary Guarantee Deed unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

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(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of any Note that has transferred or has agreed to transfer such Note to the Parent Guarantor, the Company or any Subsidiary or Affiliate of the Parent Guarantor or the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Parent Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Guarantor, the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or any Subsidiary Guarantee Deed shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Deed” and references thereto shall mean this Deed as may be amended or supplemented, from time to time.

Section 18.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Deed, the Notes or any Subsidiary Guarantee Deed, or have directed the taking of any action provided herein or in the Notes or in any Subsidiary Guarantee Deed to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor, the Company or any of their respective Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 19.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

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(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing;

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; or

(iv) if to the Parent Guarantor, to the Parent Guarantor at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Deed shall be in English or accompanied by an English translation thereof.

This Deed and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings wherever they may be brought.

SECTION 20.	REPRODUCTION OF DOCUMENTS.

This Deed and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any other holder of a Note, may be reproduced by such Purchaser or other holder by any photographic, photostatic, electronic, digital or other similar process and such Purchaser or other holder may destroy any original document so reproduced. Each of the Company and the Parent Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or other holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company, the Parent Guarantor or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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SECTION 21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company, the Parent Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Deed that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Parent Guarantor, the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure other than, to the knowledge of such Purchaser, as a result of a breach of any obligation of confidentiality, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary other than, to the knowledge of such Purchaser, as a result of a breach of any obligation of confidentiality or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such directors, trustees, officers, employees, agents, attorneys and affiliates have been made aware, and have agreed to respect, the terms of this Section 21 or are otherwise bound by requirements of confidentiality in relation to such confidential information), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Parent Guarantor, the Company or a Subsidiary Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Deed. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Deed. On reasonable request by the Company or the Parent Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this

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Deed or requested by such holder (other than a holder that is a party to this Deed or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company, the Parent Guarantor or their respective Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Deed, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 21 as applicable, the terms of this Section 21 shall, as between such Purchaser and the Company or the Parent Guarantor, as applicable, supersede the terms of any such other confidentiality undertaking.

SECTION 22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Deed and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Deed (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Deed (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Deed.

SECTION 23.	PARENT GUARANTEE.

Section 23.1. Parent Guarantee.

(a) Effective at all times from and after the Closing, the Parent Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the holders from time to time of the Notes: (i) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rates therein stipulated (including interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company or the Parent Guarantor) and the Make Whole Amounts, if any, Additional Payments, if any, and any additional payments required to be made by the Company pursuant to Section 13, and all other amounts payable by the Company under this Deed, in each case when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rates set forth in the Notes, any Additional Payment and any additional payments required to be made by the Company pursuant to

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Section 13), (ii) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and this Deed, and (iii) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Deed, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Deed or any of the terms thereof or of any other like circumstance or circumstances. The obligations of the Parent Guarantor under the guarantee herein provided for shall be deemed to be undertaken as sole or principal obligor and not merely as surety and in consequence thereof each holder of the Notes may proceed directly against the Parent Guarantor.

(b) The Parent Guarantor hereby undertakes to the holders from time to time of the Notes that if any amount referred to in sub-paragraph (a) is not paid when due, the Parent Guarantor shall immediately on demand pay that amount as if it was the principal obligor.

(c) The Parent Guarantor hereby agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the holders from time to time of the Notes immediately on demand against any cost, loss or liability it incurs as a result of any amount referred to in sub-paragraph (a) not being paid which would, but for such unenforceability, invalidity or illegality, have been payable on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 23 if the amount claimed had been recoverable on the basis of a guarantee

Section 23.2. Obligations Absolute and Unconditional. The obligations of the Parent Guarantor under this Section 23 shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount, if any, on the Notes and all other sums due pursuant to Section 23.1 shall have been indefeasibly paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Guarantor:

(a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Deed, and irrespective of the validity of the Notes or this Deed or of any defense whatsoever that the Company may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) and any additional payments required to be made by the Company pursuant to Section 13, or to the performance or observance of any of the provisions or conditions of this Deed, or the existence or continuance of the Company as a legal entity;

(b) any failure to present the Notes for payment or to demand payment thereof, or to give the Company or the Parent Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of

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any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Deed;

(c) the acceptance of any security or any Guarantee, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes, of this Deed or of the Company or the Parent Guarantor thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(d) any act or failure to act with regard to the Notes or this Deed or anything which might vary the risk of the Parent Guarantor;

(e) any action taken under this Deed in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Deed or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company;

(f) the waiver, compromise, settlement (other than payment in full in cash by the Company), release or termination of any or all of the obligations, covenants or agreements of the Company contained in this Deed or the payment, performance or observance thereof;

(g) the failure to give notice to the Company or the Parent Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of this Deed;

(h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any) on, any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Deed or the extension or the renewal of any thereof;

(i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Deed or the Notes including any increase in the principal amount, interest rate or prepayment amounts;

(j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Deed or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

(k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the

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Parent Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Deed or the disaffirmance of this Deed in any such proceeding (it being understood that the obligations of the Parent Guarantor under this Deed shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or the Parent Guarantor or any other guarantor, all as though such payment had not been made);

(l) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Deed;

(m) the invalidity or unenforceability of the Notes or this Deed;

(n) the invalidity or unenforceability of the obligations of the Parent Guarantor under this Deed, the absence of any action to enforce such obligations of the Parent Guarantor, any waiver or consent by the Parent Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Guarantor with respect to this Deed or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Deed or the Notes or any other agreement;

(o) the default or failure of the Parent Guarantor or the Company fully to perform any of its covenants or obligations set forth in this Deed;

(p) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Deed or any other instruments;

(q) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges

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or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Deed so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(s) the failure of the Parent Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Deed;

(t) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor or the Company in respect of the obligations of the Parent Guarantor or the Company under this Deed;

(u) any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or this Deed); and

(v) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Deed or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount, if any, any Additional Payments or any additional payments required to be made by the Company pursuant to Section 13 and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Deed, in full, this Deed being a continuing guarantee extending to the ultimate balance of sums payable and referred to in Section 23.1(a) regardless of any intermediate discharge, in whole or in part. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company or to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Deed may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Guarantor or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Deed and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Deed, the obligations of the Parent Guarantor under this Section 23 shall remain in full force and effect and shall apply to each and every subsequent default.

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Section 23.3. Guarantor Intent. Without prejudice to the generality of Section 23.2, the Parent Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of this Deed or the Notes and/or any facility or amount made available under this Deed or the Notes for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

Section 23.4. Subrogation. To the extent of any payments made by the Parent Guarantor under this Deed, the Parent Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made and, to that end, the Parent Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Guarantor in accordance with the provisions of this Deed, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statue or common law, including, without limitation, the right to take or receive from the Company or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent Guarantor or any of its Affiliates and all other sums due or payable under this Deed have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under this Deed, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Deed, whether matured or unmatured.

Section 23.5. Preference. The Parent Guarantor agrees that to the extent the Company or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Guarantor’s obligations hereunder, as if said payment had not been made. The liability of

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

the Parent Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

Section 23.6. Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lessen the Parent Guarantor’s burden or any right to which the Parent Guarantor hereby expressly waives. The obligations of the Parent Guarantor under this Deed rank and will at all times continue to rank at least pari passu, without preference or priority, with all other Indebtedness (actual or contingent) of the Parent Guarantor which is not secured or mandatorily secured by law or which is not expressly subordinated in right of payment to any other Indebtedness.

Section 23.7. Appropriations. Until all amounts referred to in Section 23.1 which may be or become payable have been irrevocably paid in full, the holders from time to time of the Notes may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by them in respect of those amounts, or apply and enforce the same in such manner and order as they see fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor’s liability under this Section 23.

SECTION 24.	MISCELLANEOUS.

Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Deed by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2. Payments Due on Non-Business Days. Anything in this Deed or the Notes to the contrary notwithstanding (but without limiting any requirement in Sections 8.2, 8.3, 8.5, 8.8 or 8.9 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Section 24.3. Accounting Terms. (a) Except as otherwise specifically provided herein, (i) all accounting terms used herein which are not expressly defined in this Deed have the meanings respectively given to them in accordance with GAAP as applicable to the Company and the Parent Guarantor from time to time, (ii) all computations made pursuant to this Deed shall be made in accordance with GAAP as applicable to the Company and the Parent Guarantor from time to time, and (iii) all financial statements deliverable hereunder shall be prepared in accordance with GAAP as applicable to the Company and the Parent Guarantor from time to time. Notwithstanding the foregoing or any other provision of this Deed, for purposes of determining compliance with the financial covenants contained in Section 10, any election by the Company and the Parent Guarantor, as applicable, to measure any portion of Indebtedness or Borrowings at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) at balance sheet date, other than to reflect a hedge or swap (or other similar derivative instrument) of such Indebtedness or Borrowings (including, without limitation, both interest rate and foreign currency hedges and/or swaps), shall be disregarded and such determination shall be made as if such election had not been made.

(b) In the event that any change in GAAP shall (i) cause a Default or Event of Default related to any provision hereof (each an “Applicable Provision”) or (ii) result in an indication that a Default or Event of Default related to any Applicable Provision shall occur in the future, then the parties hereto shall proceed as follows:

(i) such Default or Event of Default shall be suspended and the Company or the Parent Guarantor, as applicable, and the holders of all outstanding Notes shall promptly enter into good faith negotiations lasting for a period not to exceed ninety (90) days, pursuant to which the Company or the Parent Guarantor, as applicable, and the Required Holders shall (if possible) agree to an amendment or waiver of terms of this Deed sufficient to eliminate or preempt any such Default or Event of Default; and

(ii) in the event such good faith negotiations do not result in an amendment or waiver sufficient to eliminate or preempt any such Default or Event of Default, the Company or the Parent Guarantor, as applicable, shall be entitled to re-determine or determine (as applicable) compliance with such Applicable Provision on the basis of GAAP in effect (and as applied by the Company or the Parent Guarantor, as applicable) immediately prior to the relevant change in GAAP (“Pre-Default GAAP”).

(c) In the event that any re-determination or determination (as applicable) of any Applicable Provision in accordance with Pre-Default GAAP shall indicate that the Company and the Parent Guarantor are each then in compliance with the Applicable Provision on such basis, no Default nor Event of Default in relation thereto shall be deemed to have occurred (or be continuing) or shall occur thereafter (as applicable).

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Section 24.4. Severability. Any provision of this Deed that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Deed shall be deemed to be a part hereof.

Section 24.6. Counterparts. This Deed may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.7. Governing Law and Jurisdiction. (a) This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

(b) Each of the Company and the Parent Guarantor agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Deed or the Notes or any non-contractual obligation arising out of or in connection with this Deed or the Notes (respectively, the “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) Each of the Company and the Parent Guarantor irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

(d) Each of the Company and the Parent Guarantor hereby irrevocably appoints Sara Lee UK Holdings Ltd (to be renamed D.E UK Holdings Ltd) to receive for it, and on its behalf, service of process in England and agrees that the process by which any Proceedings in England are begun may be served on them by being delivered to Horizon Honey Lane, Hurley, Maidenhead, Berkshire, SL6 6RJ, England (marked for the attention of the company secretary or such other address in England or Wales as the Company or the Parent Guarantor may notify the holders of the Notes from time to time or, if different, its registered office for the time being or at

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

any address in Great Britain at which process may be served on it in accordance with Section 1056 of the Companies Act 2006. If Sara Lee UK Holdings Ltd (to be renamed D.E UK Holdings Ltd) is not or ceases to be effectively appointed to accept service of process on behalf of the Parent Guarantor and the Company, they shall, on the written demand of any Purchaser or holder of a Note, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, any Purchaser or holder of a Note shall be entitled to appoint such a person by written notice to the Parent Guarantor and the Company. Nothing in this Section 24.7 shall affect the right of any Purchaser or holder of a Note to serve process in any other manner permitted by applicable law.

(e) Nothing in this Section shall limit any right that the holders of any of the Notes may have to bring proceedings against the Parent Guarantor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 24.8. Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company or the Parent Guarantor, shall constitute a discharge of the obligation of the Company and the Parent Guarantor under this Deed or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each of the Company and the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Deed and the Notes shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 24.9. Contracts (Rights of Third Parties) Act 1999. A Person who is not a party to this Deed (other than a holder of a Note from time to time) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from such Contracts (Rights of Third Parties) Act 1999.

*    *    *    *    *

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

If you are in agreement with the foregoing, please execute this Deed as a deed on a counterpart of this Deed and return it to the Company, whereupon this Deed shall become a binding agreement between you, the Company and the Parent Guarantor.

IN WITNESS whereof this Deed has been executed as a deed by the Company and the Parent Guarantor and entered into the day and year first above written.

EXECUTED as a deed by	)
DE US, Inc.	)	/s/ Mitch Marcus
acting by	)	Mitch Marcus, Treasurer
and	)
acting under the authority of that company	)	/s/ Mark Silver
Mark Silver, President

EXECUTED as a deed by	)
D.E MASTER BLENDERS 1753 B.V.	)	/s/ Jan Schets
acting by	)	Jan Schets, Proxy
and	)
acting under the authority of that company	)	/s/ Leo Burgers
Leo Burgers, Proxy

This Deed is hereby accepted and agreed to. IN WITNESS whereof this Deed has been executed as a deed by Sara Lee and entered into the day and year first above written.

EXECUTED as a deed by	)
SARA LEE CORPORATION	)	/s/ Mitch Marcus
acting by	)	Mitch Marcus, Treasurer
and	)
acting under the authority of that company	)	/s/ Mark Silver
Mark Silver, Assistant Secretary

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

INFORMATION RELATING TO PURCHASERS

DE US, INC.

INFORMATION RELATING TO PURCHASER

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
SARA LEE CORPORATION	Series A	$232,000,000
3500 Lacey Road	Series B	$120,000,000
Downers Grove, Illinois 60515	Series C	$124,000,000
Attention: *****	Series D	$174,000,000
Email: *****

Payments

All payments by Fedwire transfer of immediately available funds or ACH Payment, identifying the name of the Issuer, the Private Placement Number and the payment as principal, interest or premium, in the format as follows:

*****

ABA #*****

Account Number *****

Account Name: Sara Lee Corporation

Reference: Sara Lee Corporation

Account Representative: *****

Notices

All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:

Sara Lee Corporation

3500 Lacey Road

Downers Grove, Illinois 60515

Attention: *****

Email: *****

Phone: *****

All other communications shall be delivered or mailed to the addressed as first provided above.

SCHEDULE A

(to Note Purchase and Guarantee Deed)

DE US, Inc. & D.E Master Blenders 1753 B.V.	Note Purchase and Guarantee Deed

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2089049

A-2

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Subsidiary Indebtedness” means any Indebtedness owed or incurred by any Person acquired by the Group after the date of this Deed provided that such Indebtedness has been incurred before the acquisition of such Subsidiary (and not in contemplation of it), such Indebtedness has not increased in contemplation of or since the acquisition of such Subsidiary and provided that such Indebtedness shall be taken into account in calculating “Priority Debt” with effect from the date falling 6 months after the acquisition.

“Additional Financial Covenant” is defined in Section 9.10.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company or the Parent Guarantor, as applicable, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or the Parent Guarantor, as applicable, or any Subsidiary or any corporation of which the Company or the Parent Guarantor, as applicable, and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition only, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company and the Parent Guarantor.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Provision” is defined in Section 24.3(b).

“Approved Subsidiary Guarantor” means (i) any Subsidiary Guarantor established under the laws of the United States of America or England and Wales and (ii) any Subsidiary Guarantor established under the laws of any other jurisdiction if legal opinions or other evidence are delivered to the holders of the Notes sufficient to establish to the reasonable satisfaction of the Required Holders and their legal advisers that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee Deed would rank pari passu with the indebtedness for borrowed money of such Subsidiary Guarantor in a bankruptcy or insolvency proceeding of such Subsidiary Guarantor.

“Blocked Person” is defined in Section 5.16(a).

SCHEDULE B

(to Note Purchase and Guarantee Deed)

“Borrowings” means, at any time, the aggregate outstanding principal, capital, carrying or nominal amount of any indebtedness of members of the Group for or in respect of:

(a) moneys borrowed and net debit balances at banks or other financial institutions;

(b) any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c) any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d) any Finance Lease; and

(e) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition, without double counting.

“Bridge Facilities” means a first USD 1,800,000,000 bridge facility made or to be made available prior to the Merger under a bridge facility agreement by and between, amongst others, the Company and one or more third party lenders, or a second USD 1,800,000,000 bridge facility made or to be made available under a bridge facility agreement by and between, amongst others, DEMB International B.V. and one or more third party lenders, which second bridge facility shall finance the repayment of the first bridge facility and itself be repaid shortly after the Separation with cash on hand at the time of the Separation.

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Deed, any day other than a Saturday, a Sunday or a day on which commercial banks in Amsterdam, the Netherlands, or New York, New York, or London, England are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash” means, at any time, the aggregate amount of cash as defined in the consolidated financial statements of the Parent Guarantor or the Company, as applicable, in accordance with GAAP.

“Cash Equivalent Investments” means, at any time, the aggregate amount of cash equivalents as defined in the consolidated financial statements of the Parent Guarantor or the Company, as applicable, in accordance with GAAP.

“Change of Control” means is defined in Section 8.8.

“Change of Control Response Date” is defined in Section 8.8.

“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the first paragraph of this Deed and includes any successor that becomes such in the manner prescribed in Section 10.2.

“Company Notice” is defined in Section 8.8.

“Confidential Information” is defined in Section 21.

“Consolidated Adjusted EBITDA” means, in relation to a Relevant Period, Consolidated EBITDA for that Relevant Period excluding results from discontinued operations.

“Consolidated EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a) before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b) not including any accrued interest owing to any member of the Group;

(c) before taking into account any Exceptional Items;

(d) plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(e) before taking into account any unrealized gains or losses on any commodity instrument, derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(f) before taking into account any gain or loss arising from an upward or downward revaluation of non-current assets;

(g) before taking into account any Pension Items;

(h) excluding the charge to profit represented by the expensing of performance stock units, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Consolidated EBITDA” means, in respect of any Relevant Period, Consolidated EBIT for that Relevant Period after adding back any amount attributable to the amortization or depreciation of members of the Group.

“Consolidated Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a) excluding any such obligations to any other member of the Group;

(b) including, in the case of Finance Leases only, their capitalized value; and

(c) deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time, and so that no amount shall be included or excluded more than once.

“Consolidated Total Assets” means the sum of the assets of the Group as shown in the most recent consolidated financial statements published by the Company or the Parent Guarantor, as applicable.

“Controlled Entity” means any of the Subsidiaries of the Company and the Parent Guarantor, as applicable, and any of their or the Company’s or the Parent Guarantor’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deed” is defined in the first paragraph hereto.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 1.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 1.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” is defined in Section 10.3.

“Disruption Event” means either or both of (i) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Notes (or otherwise in order for the transactions contemplated by this Deed to be carried out) which disruption is not caused by, and is beyond the control of, any member of the Group or (ii) the occurrence of any other event which results in a disruption (including without limitation disruption of a technical or systems-related nature) to the treasury or payments operations of a member of the Group preventing or severely inhibiting any member of the Group from performing its payment obligations under this Deed and which is not caused by, and is beyond the control of, the member of the Group whose operations are disrupted.

“Dollars”, “U.S.$” or “$” means lawful money of the United States of America.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or the Parent Guarantor, as applicable, under section 414 of the Code.

“Euro”, “EUR” or “€” means lawful money of The Netherlands; provided that, if at any time there is a change in the currency of The Netherlands such that The Netherlands recognizes a new currency or more than one currency or currency unit as the lawful currency of The Netherlands such that the Euro reference is no longer applicable, obligations arising under this Deed expressed in Euro shall be translated into such currency or currency unit of The Netherlands or, in the case of more than one new currency or currency unit, in the manner as agreed by the Required Holders, the Company and the Parent Guarantor. Any such translation shall be made at the official rate of exchange recognized for that purpose by the central bank of The Netherlands as of the date of recognition of such new currency or currency unit.

“Event of Default” is defined in Section 11.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items which represent gains or losses including those arising on:

(a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b) disposals, revaluations or impairment of non-current assets; and

(c) curtailments and past service costs related to post retirement benefits.

“Existing Subsidiary Indebtedness” means Indebtedness as of the date of this Deed of the Company, the Parent Guarantor and their respective Subsidiaries under any facilities or agreements existing as of the date of this Deed and set forth in Schedule 5.15.

“Expected Spin-Off Date” is defined in Section 7.1(g).

“F-1” means the Form F-1 Registration Statement of DE International Holdings B.V. filed with the Securities and Exchange Commission on April 13, 2012.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease.

“Finance Subsidiary” means a Subsidiary which (a) has been formed for the purpose of, and whose primary activities are, the issuance of debt obligations to Persons other than Affiliates and the lending of net proceeds of such debt obligations to the Company, the Parent Guarantor and/or any Subsidiary Guarantor and activities related thereto, and (b) has no significant assets other than promissory notes evidencing such loans.

“Finance Subsidiary Indebtedness” means any Indebtedness of a Finance Subsidiary to the extent on-lent to or invested in the Parent Guarantor, the Company or any Subsidiary Guarantor.

“Fiscal Year” means (i) at any time prior to the Spin-Off, if any, the financial year of the Company ending on the Saturday closest to June 30 and (ii) at any time from and after the Spin-Off, if any, (a) the financial year of the Parent Guarantor from July 1, 2012 to and including December 31, 2013 and (b) thereafter, each financial year of the Parent Guarantor ending on December 31.

“Foreign Holder” means any holder of a Note that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Forms” is defined in Section 13.

“GAAP” means (a) with respect to the Company and the Parent Guarantor, accounting principles as adopted by the International Accounting Standards Board (IFRS) from time to time and (b) with respect to any other Person, generally accepted accounting principles applicable to such Person in its jurisdiction of incorporation or organization from time to time.

“Governmental Authority” means

(a) the government of

(i) the United States of America, the United Kingdom or The Netherlands or any state or other political subdivision of any thereof, or

(ii) any other jurisdiction in which the Company, the Parent Guarantor or any other Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, the Parent Guarantor or any other Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” means (i) at any time prior to the Spin-Off, if any, the Company and its Subsidiaries at such time and (ii) at any time from and after the Spin-Off, if any, the Company, the Parent Guarantor and their respective Subsidiaries at such time.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“IAS” means generally accepted international accounting standards as from time to time set forth in the statements of International Accounting Standards issued by the International Accounting Standards Board.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indebtedness” with respect to any Person means, at any time, without duplication, any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any acceptance credit (including any dematerialised equivalent);

(c) any bond, note, debenture, loan stock or other similar instrument;

(d) any agreement treated as a finance or capital lease in accordance with GAAP;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value shall be taken into account);

(g) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(h) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(i) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Initial Purchaser” is defined in the recitals hereto.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 1.0% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Payment Date” means the fifteenth day of May and November in each year, commencing with the May 15th or November 15th next succeeding the date hereof, until the principal of all the Notes shall have become due and payable, provided that if such payment is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company, the Parent Guarantor and their respective Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on: (a) the business, operations, affairs, financial condition, assets or properties of prior to the Spin-Off, the Company and after the Spin-Off, the Parent Guarantor and their respective Subsidiaries taken as a whole; (b) the ability of the Company to perform its obligations under this Deed and the Notes; (c) the ability of the Parent Guarantor to perform its obligations under this Deed; (d) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guarantee Deed to which it is then a party; (e) the validity or enforceability of this Deed or the Notes or any Subsidiary Guarantee Deed.

“Material Subsidiary” means each Subsidiary Guarantor, if any, and each other Subsidiary of the Company or the Parent Guarantor whose total assets or total revenues (both calculated on an aggregated basis if the Subsidiary has Subsidiaries) as at the date to which the Parent Guarantor’s latest audited consolidated financial statements were prepared or for the financial period to which those financial statements relate, as the case may be, account for 5.0% or more of the consolidated total assets or consolidated total revenues of the Group (calculated by reference to the then latest audited consolidated financial statements of prior to the Spin-Off, if any, the Company and from and after the Spin-Off, if any, the Parent Guarantor).

“Memorandum” is defined in Section 5.3.

“Merger” is defined in the Recitals hereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“New Notes” is defined in Section 2.2(b).

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group) in which any member of the Group has a (non-controlling) ownership interest.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Parent Guarantor or any Subsidiary primarily for the benefit of employees of the Parent Guarantor or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Exchange” is defined in Section 2.2(b).

“Notes” is defined in Section 1(a) and shall include any amendment, restatement or other modification thereto.

“OFAC” means the Office of Foreign Assets Control, U.S. Department of Treasury.

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means all laws, regulations, Executive Orders and any economic or trade sanction that OFAC is responsible for administering and enforcing, including, without limitation 31 CFR Subtitle B, Chapter V, as amended, along with any enabling legislation; the Bank Secrecy Act; Trading with the Enemy Act; and any similar laws, regulations or orders adopted by any State within the United States. A list of economic and trade sanctions administered by OFAC may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Parent Guarantor or the Company (as applicable) whose responsibilities extend to the subject matter of such certificate.

“Parent Guarantor” is defined in the Recitals hereto and includes any successor that becomes such in the manner prescribed in Section 10.2.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Items” means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

“Permitted Jurisdiction” means (a) the United Kingdom, (b) the United States of America, any State thereof or the District of Columbia, (c) Canada or any Province thereof, (d) any member of the European Union as of April 1, 2004 (except Greece, Italy, Spain, Ireland or Portugal), (e) Switzerland, (f) Australia and (g) New Zealand.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or the Parent Guarantor, as applicable, or any ERISA Affiliate or with respect to which the Company or the Parent Guarantor, as applicable, or any ERISA Affiliate may have any liability.

“Pre-Default GAAP” is defined in Section 24.3(b)(ii).

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Credit Facility” means any bank agreement, instrument or facility or bonds or notes facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction in respect of which the Company or the Parent Guarantor is a borrower, guarantor or other obligor, in each case, providing for the incurrence of Indebtedness by the Group in an aggregate principal amount in excess of €100,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time; provided that the Bridge Facilities shall be excluded from the definition of “Principal Credit Facility” so long as such Bridge Facilities are funded not more than 5 days prior to the Spin-Off and are repaid in full not more than 5 days after the Spin-Off.

“Priority Debt” means collectively, but without duplication, the aggregate of (a) all Indebtedness of the Group that is secured by a Lien permitted pursuant to Section 10.4(m), and (b) all Indebtedness of any member of the Group (other than the Company, the Parent Guarantor or any Approved Subsidiary Guarantor) owed to any Person that is not a member of the Group, excluding for these purposes (i) Acquired Subsidiary Indebtedness, (ii) Finance Subsidiary Indebtedness, (iii) Existing Subsidiary Indebtedness, (iv) any trade credit for the supply of goods or services to any member of the Group incurred by any member of the Group in the ordinary course of business, (v) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price entered into in the ordinary course of business and not for investment or speculative purposes, (vi) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, other than any such instrument issued in respect of Indebtedness, (vii) any Indebtedness in connection with any cash pooling, netting, set-off or zero-balancing arrangement (including, for the avoidance of doubt, any account balancing or interest compensation arrangement) entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and (viii) any Indebtedness arising under the Bridge Facilities so long as such Bridge Facilities are funded not more than 5 days prior to the Spin-Off and are repaid in full not more than 5 days after the Spin-Off.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” means Sara Lee, prior to the Note Exchange, if any, and each Sara Lee Purchaser after the Note Exchange, if any, and their successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Deed upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Period” means:

(a) the period from July 1, 2012 to December 31, 2012;

(b) each period of twelve months (or, in the case of a period ending prior to July 1, 2013, the period from July 1, 2012 up to and including that date) ending on or about the last day of the Fiscal Year; and

(c) each period of twelve months (or, in the case of a period ending prior to July 1, 2013, the period from July 1, 2012 up to and including that date) ending on or about the last day of the first six months of each Fiscal Year;

provided that (i) in no event shall a Relevant Period exceed a period of twelve months and (ii) for each Relevant Period ending prior to July 1, 2013, Consolidated Adjusted EBITDA, Consolidated EBIT and Consolidated EBITDA shall be calculated by reference to the amount of Consolidated Adjusted EBITDA, Consolidated EBIT and Consolidated EBITDA as disclosed in the financial statements and/or the Officer’s Certificates delivered pursuant to Section 7.2(b) for the Relevant Periods ending prior to July 1, 2013, annualized on a straight line basis.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Guarantor, the Company or any of their respective Subsidiaries or Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent Guarantor or the Company, as applicable, with responsibility for the administration of the relevant portion of this Deed.

“Sara Lee” is defined in the first paragraph of this Deed.

“Sara Lee Note Agreement” is defined in Section 2.2(a).

“Sara Lee Notes” is defined in Section 2.2(a).

“Sara Lee Purchasers” is defined in Section 2.2(a).

“Sara Lee Series A Notes” is defined in Section 2.2(a).

“Sara Lee Series B Notes” is defined in Section 2.2(a).

“Sara Lee Series C Notes” is defined in Section 2.2(a).

“Sara Lee Series D Notes” is defined in Section 2.2(a).

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent Guarantor or the Company (as applicable).

“Separation” is defined in the Recitals hereto.

“series” means one or all of (i) the Sara Lee Series A Notes, the Sara Lee Series B Notes, the Sara Lee Series C Notes or the Sara Lee Series D Notes or (ii) the Series A Notes, the Series B Notes, the Series C Notes or the Series D Notes, as the context requires.

“Series A Notes” is defined in Section 1(a).

“Series B Notes” is defined in Section 1(a).

“Series C Notes” is defined in Section 1(a).

“Series D Notes” is defined in Section 1(a).

“Source” is defined in Section 6.2.

“Spin-Off” is defined in the Recitals hereto.

“Spin-Off Expiration Date” is defined in Section 2.2(b).

“Spin-Off Notice” is defined in Section 7.1(g).

“Subsidiary” means as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company or the Parent Guarantor, as applicable.

“Subsidiary Guarantor” is defined in Section 1(c).

“Subsidiary Guarantee Deed” means a Subsidiary Guarantee Deed of any Subsidiary Guarantor, substantially in the form of Exhibit 1(c).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, or other charge or withholding of a similar nature (including any related penalty or interest).

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Taxing Jurisdiction” means the United States of America or The Netherlands, or any political subdivision or taxing authority of or in such jurisdiction, or any jurisdiction in which the Company or the Parent Guarantor is resident for Tax purposes or from which or through which payments are made.

“USA PATRIOT Act” means the Bank Secrecy Act (31 USC 5311 – 5330) and the United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, in each case, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

DISCLOSURE MATERIALS

(as of the date of the Note Purchase and Guarantee Deed)

None.

SCHEDULE 5.3

(to Note Purchase and Guarantee Deed)

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

(as of the date of the Note Purchase and Guarantee Deed)

The following table provides an overview of the Group’s principal operating subsidiaries as at the date of this Deed.

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Sara Lee Australia & NZ Pty Ltd	Proprietary Limited	Australia
Sara Lee Australia Partnership	Partnership	Australia
Sara Lee Australia Pty Ltd.	Proprietary Limited	Australia
Sara Lee Food & Beverage (Australia) Pty Ltd	Proprietary Limited	Australia
Sara Lee Foodservice (Australia) Pty. Ltd.	Proprietary Limited	Australia
Sara Lee Group (Australia) Pty. Ltd.	Proprietary Limited	Australia
Sara Lee Holdings (Australia) Pty Ltd	Proprietary Limited	Australia
Sara Lee Household and Body Care (Australia) Pty Ltd	Proprietary Limited	Australia
SL/DE Australia Pty Ltd	Proprietary Limited	Australia
SL/DE Holdings (Australia) Pty. Ltd.	Proprietary Limited	Australia
Sara Lee Household and Body Care Österreich GmbH	GmbH	Austria
DE Investments Belgium BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Douwe Egberts Coffee Systems BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Sara Lee Household and Body Care Belgium BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Sara Lee Coffee & Tea Belgium BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Douwe Egberts Operating Service BVBA (DEOS)	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Sara Lee Finance Belgium BVBA	B.V.B.A.	Belgium
Sara Lee/DE Immo Belgium BVBA	B.V.B.A.	Belgium
Expresso.Coffee — Automaçao De Bebidas Quentes Ltda.	SOCIEDADE LIMITADA	Brazil
Sara Lee Cafés do Brasil Ltda	Limited Liability Company	Brazil
NUTRI-METICS INTERNATIONAL (GUANGZHOU) LTD.	Corporation	China
Sara Lee (China) Trading Company Limited	Limited Company	China
Codef Financial Services CV	Limited Partnership	Curacao

SCHEDULE 5.4

(to Note Purchase and Guarantee Deed)

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Sara Lee/DE Antilles NV	Naamloze Vennootschap	Curacao
Sara Lee/DE Investments (Cyprus) Ltd	Limited	Cyprus
Sara Lee Czech Republic, s.r.o.	Spoločnost’s Ručením Obmedzeným (S.R.O.)	Czech Republic
DE US, INC.	Corporation	Delaware
SARA LEE FRENCH INVESTMENT COMPANY, L.L.C.	Limited Liability Company	Delaware
House of Coffee ApS	Anpartsselskab	Denmark
Merrild Kaffe ApS	Anpartsselskab	Denmark
Sara Lee/DE Nordic Finance K/S	Kommanditselskab-limited partnership	Denmark
Courtaulds Textiles Holding SAS	S.A.S.	France
CT Diffusion SAS	Société par actions simplifiée	France
DEF Finance SNC	S.N.C.	France
DEF Holding SNC	S.N.C.	France
Maison du Café Coffee Systems France SNC	S.N.C.	France
Sara Lee Coffee & Tea France S.N.C.	S.N.C.	France
Sara Lee France Finance SAS	S.A.S.	France
Sara Lee France SNC	Société en nom collectif (partnership)	France
Sara Lee/DE France S.A.S.	Société par actions simplifiée	France
BAMA International ZN der Sara Lee Deutschland GmbH	Branch (Zweigniederlassung)	Germany
Coffenco International GmbH	GmbH	Germany
Douwe Egberts Kaffee-Systeme GmbH	GmbH	Germany
Fairwind GmbH	GmbH	Germany
Jensen & Graf Kaffeespezialitaten GmbH	GmbH	Germany
Sara Lee Coffee & Tea Germany GmbH	GmbH	Germany
Sara Lee Germany GmbH	Gesellschaft mit beschränkter Haftung (limited liability)	Germany
Sara Lee/DE Holding GmbH	GmbH	Germany
Sara Lee Coffee and Tea Hellas SA	Société Anonyme	Greece
Sara Lee Holdings Participation Limited Liability Company (Hellas Holdings)	EPE	Greece
Nutri-Metics International (Hong Kong) Ltd	Limited	Hong Kong
Sara Lee Hong Kong Ltd.	Limited Liability Company	Hong Kong
Sara Lee Hungary Gyártó és Kereskedelmi Zártkörűen Működő Részvénytársaság	Limited Liability Company	Hungary
PT Premier Ventures Indonesia	Limited Liability Company	Indonesia
PT Sara Lee Indonesia	Limited Liability Company	Indonesia

5.4-2

SUBSIDIARY	ENITITY TYPE	JURISDICTION
PT Sara Lee Trading Indonesia	Limited Liability Company	Indonesia
PT Suria Yozani (former PT Sara Lee Shared Services Company)	Limited Liability Company	Indonesia
Linnyshaw Insurance Limited	Private company limited by shares	Isle Of Man
Confix S.r.l.	Limited Liability Company	Italy
Sara Lee Holdings Italy Srl	Società a responsabilità limitata (limited liability company	Italy
Sara Lee Household and Body Care Italy SpA	S.p.A	Italy
Sara Lee Japan Ltd.	Corporation	Japan
Sara Lee Baltic, s.i.a.	sabiedrība ar ierobežotu atbildību, limited liability compan	Latvia
Sara Lee Finance Luxembourg SÀRL	Sàrl	Luxembourg
Sara Lee Holdings Luxembourg Sàrl	Sàrl	Luxembourg
Sara Lee Household & Body Care Malawi Ltd	Limited	Malawi
Homesafe Products (M) Sdn Bhd	Private Limited Company	Malaysia
Kiwi Manufacturing SDN BHD	Private Limited Company	Malaysia
Sara Lee Malaysia SDN BHD	Private Limited Company	Malaysia
SARA LEE SOUTH EAST ASIA SDN BHD	Private Limited Company	Malaysia
SL PRODUCTS MANUFACTURING SDN BHD	Private Limited Company	Malaysia
TEA FORTE, INC.	Corporation	Massachusetts
Sara Lee Mauritius Holding Private Ltd	Limited	Mauritius
Baro Bestuursmaatschappij BV	Besloten Vennootschap	Netherlands
Beheersmaatschappij Bevem B.V.	Besloten Vennootschap	Netherlands
Buttress BV	Besloten Vennootschap	Netherlands
CoffeeCompany Holding B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
D.E MASTER BLENDERS 1753 B.V.	Besloten Vennootschap	Netherlands
DE Global Holdings C.V.	Commanditaire vennootschap	Netherlands
Decaf BV	Besloten Vennootschap	Netherlands
DEMB International B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Beheersmaatschappij B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Coffee Systems Global Network BV	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
Douwe Egberts Coffee Systems International B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Coffee Systems Nederland BV	Besloten Vennootschap	Netherlands
Douwe Egberts Koffie & Kado BV	Besloten Vennootschap	Netherlands
Douwe Egberts Nederland BV	Besloten Vennootschap	Netherlands

5.4-3

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Douwe Egberts Van Nelle Participations B.V.	Besloten Vennootschap	Netherlands
Kiwi European Holdings BV	Besloten Vennootschap	Netherlands
Koninklijke Douwe Egberts BV	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
Marander Assurantie Compagnie BV	Besloten Vennootschap	Netherlands
Sara Lee B.A. BV	Besloten Vennootschap	Netherlands
SARA LEE HOUSEHOLD AND BODY CARE FINANCE B.V.	Besloten Vennootschap	Netherlands
Sara Lee Household Care Nederland B.V.	Besloten Vennootschap	Netherlands
Sara Lee International B.V.	Besloten Vennootschap	Netherlands
Sara Lee International Holdings B.V.	Besloten Vennootschap	Netherlands
Sara Lee/DE Global Finance B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
Sara Lee/DE Investments B.V.	Besloten Vennootschap	Netherlands
The Coffee Company B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
DE Export B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Finance B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
I Tas Ezn BV	Besloten Vennootschap	Netherlands
Douwe Egberts Coffee Treatment & Supply BV	Besloten Vennootschap	Netherlands
Sara Lee/DE BV	Besloten Vennootschap	Netherlands
Sara Lee/DE Finance BV	Besloten Vennootschap	Netherlands
Defacto BV	Besloten Vennootschap	Netherlands
Zijlstra’s Meubelfabriek BV	Besloten Vennootschap	Netherlands
Sara Lee/DE Finance (Antilles) NV	Naamloze Vennootschap	Netherlands Antilles
Sara Lee/DE Finance SEP	Limited	Netherlands Antilles
Sara Lee/DE Investments (Antilles) NV	Naamloze Vennootschap	Netherlands Antilles
Sara Lee New Zealand Limited	Limited Liability Company	New Zealand
Kiwi (Nigeria) Limited	Limited	Nigeria
House of Coffee AS	Aksjeselskaper	Norway
Kaffehuset Friele AS (45% non-controlling interest)	Aksjeselskaper	Norway
Prima — Sara Lee Coffee and Tea Poland Sp. z o.o.	Spolka z ograniczona odpowiedz	Poland
Douwe Egberts (Portugal) — Produtos Alimentares Lda	Limited Liability Company	Portugal
Sara Lee Rus LLC	Limited Liability Company	Russian Federation
Sara Lee Singapore Pte Ltd	Limited	Singapore
Sara Lee Slovakia, s.r.o.	Spolecnost s rucenim omezenym (limited liability company)	Slovakia
Sara Lee Finance Spain S.L.	S.L.	Spain

5.4-4

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Sara Lee Household and Body Care España S.L.	S.L.	Spain
Sara Lee Iberia, S.L.	S.L.	Spain
Sara Lee Southern Europe, SL	Sociedad Anonima	Spain
Merrild Kaffee Systems Sverige AB	Aktiebolag	Sweden
Decotrade GmbH	Gesellschaft mit beschränkter Haftung (limited liability)	Switzerland
Sara Lee (Thailand) Ltd	Limited Liability Company	Thailand
Sara Lee Coffee & Tea (Thailand) Limited	Limited Liability Company	Thailand
Courtaulds Textiles (Holdings) Limited	Limited Liability Company	United Kingdom
Courtaulds Textiles Limited	Limited Liability Company	United Kingdom
Douwe Egberts Coffee Systems Ltd, UK	Limited Liability Company	United Kingdom
Kiwi (EA) Limited	Limited Liability Company	United Kingdom
Lovable Italiana Limited	Limited	United Kingdom
Master Models Limited	Limited Liability Company	United Kingdom
New Way Packaged Products Limited	Limited Liability Company	United Kingdom
Sara Lee (UK Investments)	Private unlimited company with share capital	United Kingdom
Sara Lee Acquisition Limited	Limited Liability Company	United Kingdom
Sara Lee Coffee & Tea UK Ltd	Limited Liability Company	United Kingdom
Sara Lee Household & Body Care UK Limited	Limited Liability Company	United Kingdom
Sara Lee Investments	Unlimited	United Kingdom
Sara Lee UK Finance Ltd	Limited Liability Company	United Kingdom
Sara Lee UK Holdings Limited	Limited Liability Company	United Kingdom
Sara Lee UK Limited	Limited Liability Company	United Kingdom
Sara Lee UK Pension Trustee Limited	Limited Liability Company	United Kingdom
Sara Lee/DE Holdings Limited	Limited Liability Company	United Kingdom
Temana International Ltd	Limited Liability Company	United Kingdom
Yarnell Ltd	Limited	United Kingdom

5.4-5

AFFILIATES

OTHER THAN THE GROUP’S PRINCIPAL OPERATING SUBSIDIARIES

AFFILIATE	JURISDICTION	OWNERSHIP PERCENTAGE
Kaffehuset Friele A/S	Norway	45%

DIRECTORS AND SENIOR OFFICERS

DIRECTORS1

Christopher B. Begley	Director
Jan Bennink	Director and executive chairman
Crandall Bowles	Director
Virgis W. Colbert	Director
James S. Crown	Director
Laurette T. Koellner	Director
Dr. John McAdam	Director
Sir Ian Prosser	Director
Norman R. Sorensen	Director
Jeffrey W. Ubben	Director
Cees J.A. van Lede	Director
Jonathan P. Ward	Director

SENIOR OFFICERS2

Mark S. Silver	President
Helen N. Kaminski	Vice President & Secretary
Paulette Dodson	Vice President & Assistant Secretary
Jeff Emme	Vice President
Carol Arellano	Assistant Secretary
Edward J. Cunneen	Assistant Secretary
Brian Hunter	Assistant Secretary
Rachel Kuehnlein	Assistant Secretary
Mary M. Murray	Assistant Secretary
Mary Nichols	Assistant Secretary
Gilbert Rojo	Assistant Secretary
Mitch Marcus	Treasurer
William Whisler	Assistant Treasurer

[1]	Will change in connection with the Separation.
[2]	Will change in connection with the Separation.

5.4-6

AGREEMENTS MATERIALLY RESTRICTING DISTRIBUTIONS OF PROFITS

AGREEMENT	GROUP COMPANY/IES	THIRD-PARTY/IES
USD 1,800,000,000 Senior unsecured term loan facility (“Bridge Loan 1”)	DE US Inc	Bank of America, N.A., Goldman Sachs, and JPMorgan Chase
USD 1,800,000,000 Senior unsecured term loan facility (“Bridge Loan 2”)	DEMB International B.V. / Sara Lee / DE B.V. and D.E MASTER BLENDERS 1753 N.V. (at that time previously known as D.E MASTER BLENDERS 1753 B.V.)	Bank of America, N.A., Goldman Sachs, and JPMorgan Chase

5.4-7

SUBSIDIARIES OF THE PARENT GUARANTOR AND OWNERSHIP OF SUBSIDIARY STOCK

(as of the date of the Note Purchase and Guarantee Deed)

The following table provides an overview of the Parent Guarantor’s principal operating Subsidiaries as at the date of this Deed.

SUBSIDIARY	ENITITY TYPE	JURISDICTION
DEMB International B.V.	Besloten Vennootschap	Netherlands

AFFILIATES

OTHER THAN THE GROUP’S PRINCIPAL OPERATING SUBSIDIARIES

AFFILIATE	JURISDICTION	OWNERSHIP PERCENTAGE
[N/A]

DIRECTORS AND SENIOR OFFICERS

DIRECTORS

Jan Bennink	Non-executive director / Chairman
Michiel Herkemij	Chief Executive Officer / Chairman of executive committee

SENIOR OFFICERS

[N/A]

5.4-8

AGREEMENTS MATERIALLY RESTRICTING DISTRIBUTIONS OF PROFITS

AGREEMENT	GROUP COMPANY/IES	THIRD-PARTY/IES
USD 1,800,000,000 Senior unsecured term loan facility (“Bridge Loan 1”)	DE US Inc	Bank of America, N.A., Goldman Sachs, and JPMorgan Chase
USD 1,800,000,000 Senior unsecured term loan facility (“Bridge Loan 2”)	DEMB International B.V. / Sara Lee / DE B.V. and D.E MASTER BLENDERS 1753 N.V. (at that time previously known as D.E MASTER BLENDERS 1753 B.V.)	Bank of America, N.A., Goldman Sachs, and JPMorgan Chase

5.4-9

SUBSIDIARIES OF THE PARENT GUARANTOR (D.E MASTER BLENDERS 1753 B.V.)

AND OWNERSHIP OF SUBSIDIARY STOCK

PRO FORMA FOR THE SEPARATION

The following table provides an overview of the Group’s principal operating subsidiaries pro forma for the Separation.

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Sara Lee Australia & NZ Pty Ltd	Proprietary Limited	Australia
Sara Lee Australia Partnership	Partnership	Australia
Sara Lee Australia Pty Ltd.	Proprietary Limited	Australia
Sara Lee Food & Beverage (Australia) Pty Ltd	Proprietary Limited	Australia
Sara Lee Foodservice (Australia) Pty. Ltd.	Proprietary Limited	Australia
Sara Lee Group (Australia) Pty. Ltd.	Proprietary Limited	Australia
Sara Lee Holdings (Australia) Pty Ltd	Proprietary Limited	Australia
Sara Lee Household and Body Care (Australia) Pty Ltd	Proprietary Limited	Australia
SL/DE Australia Pty Ltd	Proprietary Limited	Australia
SL/DE Holdings (Australia) Pty. Ltd.	Proprietary Limited	Australia
Sara Lee Household and Body Care Österreich GmbH	GmbH	Austria
DE Investments Belgium BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Douwe Egberts Coffee Systems BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Sara Lee Household and Body Care Belgium BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Sara Lee Coffee & Tea Belgium BVBA	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Douwe Egberts Operating Service BVBA (DEOS)	Besloten Vennootschap met Beperkte Aansprakelijkheid (BVBA)	Belgium
Sara Lee Finance Belgium BVBA	B.V.B.A.	Belgium
Sara Lee/DE Immo Belgium BVBA	B.V.B.A.	Belgium
Expresso.Coffee — Automaçao De Bebidas Quentes Ltda.	SOCIEDADE LIMITADA	Brazil
Sara Lee Cafés do Brasil Ltda	Limited Liability Company	Brazil

5.4-10

SUBSIDIARY	ENITITY TYPE	JURISDICTION
NUTRI-METICS INTERNATIONAL (GUANGZHOU) LTD.	Corporation	China
Sara Lee (China) Trading Company Limited	Limited Company	China
Codef Financial Services CV	Limited Partnership	Curacao
Sara Lee/DE Antilles NV	Naamloze Vennootschap	Curacao
Sara Lee/DE Investments (Cyprus) Ltd	Limited	Cyprus
Sara Lee Czech Republic, s.r.o.	Spoločnost’s Ručením Obmedzeným (S.R.O.)	Czech Republic
DE US, INC.	Corporation	Delaware
SARA LEE FRENCH INVESTMENT COMPANY, L.L.C.	Limited Liability Company	Delaware
House of Coffee ApS	Anpartsselskab	Denmark
Merrild Kaffe ApS	Anpartsselskab	Denmark
Sara Lee/DE Nordic Finance K/S	Kommanditselskab-limited partnership	Denmark
Courtaulds Textiles Holding SAS	S.A.S.	France
CT Diffusion SAS	Société par actions simplifiée	France
DEF Finance SNC	S.N.C.	France
DEF Holding SNC	S.N.C.	France
Maison du Café Coffee Systems France SNC	S.N.C.	France
Sara Lee Coffee & Tea France S.N.C.	S.N.C.	France
Sara Lee France Finance SAS	S.A.S.	France
Sara Lee France SNC	Société en nom collectif (partnership)	France
Sara Lee/DE France S.A.S.	Société par actions simplifiée	France
BAMA International ZN der Sara Lee Deutschland GmbH	Branch (Zweigniederlassung)	Germany
Coffenco International GmbH	GmbH	Germany
Douwe Egberts Kaffee-Systeme GmbH	GmbH	Germany
Fairwind GmbH	GmbH	Germany
Jensen & Graf Kaffeespezialitaten GmbH	GmbH	Germany
Sara Lee Coffee & Tea Germany GmbH	GmbH	Germany
Sara Lee Germany GmbH	Gesellschaft mit beschränkter Haftung (limited liability)	Germany
Sara Lee/DE Holding GmbH	GmbH	Germany
Sara Lee Coffee and Tea Hellas SA	Societe Anonyme	Greece
Sara Lee Holdings Participation Limited Liability Company (Hellas Holdings)	EPE	Greece
Nutri-Metics International (Hong Kong) Ltd	Limited	Hong Kong
Sara Lee Hong Kong Ltd.	Limited Liability Company	Hong Kong

5.4-11

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Sara Lee Hungary Gyártó és Kereskedelmi Zártkörűen Működő Részvénytársaság	Limited Liability Company	Hungary
PT Premier Ventures Indonesia	Limited Liability Company	Indonesia
PT Sara Lee Indonesia	Limited Liability Company	Indonesia
PT Sara Lee Trading Indonesia	Limited Liability Company	Indonesia
PT Suria Yozani (former PT Sara Lee Shared Services Company)	Limited Liability Company	Indonesia
Linnyshaw Insurance Limited	Private company limited by shares	Isle Of Man
Confix S.r.l.	Limited Liability Company	Italy
Sara Lee Holdings Italy Srl	Società a responsabilità limitata (limited liability company	Italy
Sara Lee Household and Body Care Italy SpA	S.p.A	Italy
Sara Lee Japan Ltd.	Corporation	Japan
Sara Lee Baltic, s.i.a.	sabiedrība ar ierobežotu atbildību, limited liability compan	Latvia
Sara Lee Finance Luxembourg SÀRL	Sárl	Luxembourg
Sara Lee Holdings Luxembourg Sárl	Sárl	Luxembourg
Sara Lee Household & Body Care Malawi Ltd	Limited	Malawi
Homesafe Products (M) Sdn Bhd	Private Limited Company	Malaysia
Kiwi Manufacturing SDN BHD	Private Limited Company	Malaysia
Sara Lee Malaysia SDN BHD	Private Limited Company	Malaysia
SARA LEE SOUTH EAST ASIA SDN BHD	Private Limited Company	Malaysia
SL PRODUCTS MANUFACTURING SDN BHD	Private Limited Company	Malaysia
TEA FORTE, INC.	Corporation	Massachusetts
Sara Lee Mauritius Holding Private Ltd	Limited	Mauritius
Baro Bestuursmaatschappij BV	Besloten Vennootschap	Netherlands
Beheersmaatschappij Bevem B.V.	Besloten Vennootschap	Netherlands
Buttress BV	Besloten Vennootschap	Netherlands
CoffeeCompany Holding B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
D.E MASTER BLENDERS 1753 B.V.	Besloten Vennootschap	Netherlands
DE Global Holdings C.V.	Commanditaire vennootschap	Netherlands
Decaf BV	Besloten Vennootschap	Netherlands
DEMB International B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Beheersmaatschappij B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Coffee Systems Global Network BV	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands

5.4-12

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Douwe Egberts Coffee Systems International B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Coffee Systems Nederland BV	Besloten Vennootschap	Netherlands
Douwe Egberts Koffie & Kado BV	Besloten Vennootschap	Netherlands
Douwe Egberts Nederland BV	Besloten Vennootschap	Netherlands
Douwe Egberts Van Nelle Participations B.V.	Besloten Vennootschap	Netherlands
Kiwi European Holdings BV	Besloten Vennootschap	Netherlands
Koninklijke Douwe Egberts BV	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
Marander Assurantie Compagnie BV	Besloten Vennootschap	Netherlands
Sara Lee B.A. BV	Besloten Vennootschap	Netherlands
SARA LEE HOUSEHOLD AND BODY CARE FINANCE B.V.	Besloten Vennootschap	Netherlands
Sara Lee Household Care Nederland B.V.	Besloten Vennootschap	Netherlands
Sara Lee International B.V.	Besloten Vennootschap	Netherlands
Sara Lee International Holdings B.V.	Besloten Vennootschap	Netherlands
Sara Lee/DE Global Finance B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
Sara Lee/DE Investments B.V.	Besloten Vennootschap	Netherlands
The Coffee Company B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
DE Export B.V.	Besloten Vennootschap	Netherlands
Douwe Egberts Finance B.V.	Besloten Vennootschap met beperkte aansprakelijkheid	Netherlands
I Tas Ezn BV	Besloten Vennootschap	Netherlands
Douwe Egberts Coffee Treatment & Supply BV	Besloten Vennootschap	Netherlands
Sara Lee/DE BV	Besloten Vennootschap	Netherlands
Sara Lee/DE Finance BV	Besloten Vennootschap	Netherlands
Defacto BV	Besloten Vennootschap	Netherlands
Zijlstra’s Meubelfabriek BV	Besloten Vennootschap	Netherlands
Sara Lee/DE Finance (Antilles) NV	Naamloze Vennootschap	Netherlands Antilles
Sara Lee/DE Finance SEP	Limited	Netherlands Antilles
Sara Lee/DE Investments (Antilles) NV	Naamloze Vennootschap	Netherlands Antilles
Sara Lee New Zealand Limited	Limited Liability Company	New Zealand
Kiwi (Nigeria) Limited	Limited	Nigeria
House of Coffee AS	Aksjeselskaper	Norway
Kaffehuset Friele AS (45% non-controlling interest)	Aksjeselskaper	Norway
Prima — Sara Lee Coffee and Tea Poland Sp. z o.o.	Spolka z ograniczona odpowiedz	Poland
Douwe Egberts (Portugal) — Produtos Alimentares Lda	Limited Liability Company	Portugal
Sara Lee Rus LLC	Limited Liability Company	Russian Federation

5.4-13

SUBSIDIARY	ENITITY TYPE	JURISDICTION
Sara Lee Singapore Pte Ltd	Limited	Singapore
Sara Lee Slovakia, s.r.o.	Spolecnost s rucenim omezenym (limited liability company)	Slovakia
Sara Lee Finance Spain S.L.	S.L.	Spain
Sara Lee Household and Body Care España S.L.	S.L.	Spain
Sara Lee Iberia, S.L.	S.L.	Spain
Sara Lee Southern Europe, SL	Sociedad Anonima	Spain
Merrild Kaffee Systems Sverige AB	Aktiebolag	Sweden
Decotrade GmbH	Gesellschaft mit beschränkter Haftung (limited liability)	Switzerland
Sara Lee (Thailand) Ltd	Limited Liability Company	Thailand
Sara Lee Coffee & Tea (Thailand) Limited	Limited Liability Company	Thailand
Courtaulds Textiles (Holdings) Limited	Limited Liability Company	United Kingdom
Courtaulds Textiles Limited	Limited Liability Company	United Kingdom
Douwe Egberts Coffee Systems Ltd, UK	Limited Liability Company	United Kingdom
Kiwi (EA) Limited	Limited Liability Company	United Kingdom
Lovable Italiana Limited	Limited	United Kingdom
Master Models Limited	Limited Liability Company	United Kingdom
New Way Packaged Products Limited	Limited Liability Company	United Kingdom
Sara Lee (UK Investments)	Private unlimited company with share capital	United Kingdom
Sara Lee Acquisition Limited	Limited Liability Company	United Kingdom
Sara Lee Coffee & Tea UK Ltd	Limited Liability Company	United Kingdom
Sara Lee Household & Body Care UK Limited	Limited Liability Company	United Kingdom
Sara Lee Investments	Unlimited	United Kingdom
Sara Lee UK Finance Ltd	Limited Liability Company	United Kingdom
Sara Lee UK Holdings Limited	Limited Liability Company	United Kingdom
Sara Lee UK Limited	Limited Liability Company	United Kingdom
Sara Lee UK Pension Trustee Limited	Limited Liability Company	United Kingdom
Sara Lee/DE Holdings Limited	Limited Liability Company	United Kingdom
Temana International Ltd	Limited Liability Company	United Kingdom
Yarnell Ltd	Limited	United Kingdom

5.4-14

AFFILIATES

OTHER THAN THE GROUP’S PRINCIPAL OPERATING SUBSIDIARIES

AFFILIATE	JURISDICTION	OWNERSHIP PERCENTAGE
Kaffehuset Friele A/S	Norway	45%

DIRECTORS AND SENIOR OFFICERS

DIRECTORS3

Jan Bennink	Non-executive director / Chairman
Michiel Herkemij	Chief Executive Officer / Chairman of executive committee

SENIOR OFFICERS4

Michel Cup	Chief Financial Officer and member of executive committee
Harm Jan van Pelt	Senior Vice President Retail Rest of the World, member of executive committee
Nick Snow	Senior Vice President Out of Home, member of executive committee
Eugenio Minvielle	Senior Vice President Retail Western Europe, member of executive committee

[3]	Several will be added in connection with the Separation.
[4]	Several will be added in connection with the Separation.

5.4-15

AGREEMENTS MATERIALLY RESTRICTING DISTRIBUTIONS OF PROFITS

AGREEMENT	GROUP COMPANY/IES	THIRD-PARTY/IES
USD 1,800,000,000 Senior unsecured term loan facility (“Bridge Loan 1”)	DE US Inc	Bank of America, N.A., Goldman Sachs, and JPMorgan Chase
USD 1,800,000,000 Senior unsecured term loan facility (“Bridge Loan 2”)	DEMB International B.V. / Sara Lee / DE B.V. and D.E MASTER BLENDERS 1753 N.V. (at that time previously known as D.E MASTER BLENDERS 1753 B.V.)	Bank of America, N.A., Goldman Sachs, and JPMorgan Chase

5.4-16

FINANCIAL STATEMENTS

(as of the date of the Note Purchase and Guarantee Deed)

COMPANY	SEPARATE/CONSOLIDATED	FINANCIAL YEAR END
D.E Master blenders 1753 b.v.	Pro-forma consolidated[5]	July 2, 2011

[5]	As per F-1

SCHEDULE 5.5

(to Note Purchase and Guarantee Deed)

LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS

EXTRACT FROM F-1

Sara Lee is involved in several legal proceedings relating to its manufacture and sale of L’OR EspressO/L’aRôme EspressO capsules. In June 2010, Nestec/Nespresso, which we refer to as Nestlé, filed a suit against Sara Lee Coffee and Tea France alleging patent infringement related to Sara Lee’s sale and distribution of espresso capsules. On January 19, 2011, Nestlé filed a similar suit against Sara Lee Coffee and Tea in the Netherlands after Sara Lee began selling espresso capsules in that country. On May 11, 2011, Sara Lee Coffee and Tea Belgium served a writ of summons on Nestlé seeking a declaration of non-infringement in connection with Sara Lee’s sale and distribution of espresso capsules in Belgium. In October of 2011, Nestlé requested preliminary injunctions against Sara Lee Coffee and Tea Belgium, seeking prohibition of Sara Lee’s sale and distribution of espresso capsules in Belgium, and the request for preliminary injunctions was denied without prejudice to Nestlé’s claims. In February 2012, Nestlé appealed the decision to reject the preliminary injunctions. In February 2012, Nestlé filed a similar claim against Sara Lee Coffee and Tea in Spain. All of these proceedings relate to the alleged infringement of two or three European patents granted to Nestlé. In addition, in Spain, Nestlé sued for trademark infringement and unfair competition. In the lawsuit filed in France, Nestlé claims damages in the amount of €50 million for each claimant. If we are held to infringe any of the invoked patents, the court may determine a reasonable provisional damages amount and deposit by Sara Lee. Any damages would be established in separate damage assessment proceedings. Management believes that the patents and trademarks granted to Nestlé are not being infringed and further believes that the patents are invalid and that the company has not engaged in unfair competitive practices. We are vigorously contesting Nestlé’s allegations.

In October 2009, the Spanish tax administration upheld a challenge made by its local field examination against tax positions taken by our Spanish subsidiaries. In November 2009, we filed an appeal against this claim with the Spanish Tax Court. In April 2010, the Spanish Chief Inspector upheld a portion of the claim raised by the Spanish tax authorities. We appealed to the Tribunal Economico Administrativo Central, which we refer to as the TEAC. At the end of March 2012, the TEAC ruled in favor of the Tax Administration with respect to the audit for fiscal years 2003-2005. We continue to dispute the challenge and will continue to have further proceedings with the Spanish tax authorities regarding the issue. In June 2011, the Spanish tax administration’s local field office examination made similar challenges against tax positions for the years ending July 1, 2006 to June 27, 2009 taken by our Spanish subsidiaries. We filed an appeal against this claim with the Spanish Tax Court.

In August 2011, the Italian Provincial Tax Commission upheld a challenge made by its local field examination against a loss claimed in the fiscal year 2004 tax return of our Italian subsidiaries. We intend to appeal this decision to the Italian Regional Tax Commission. We continue to dispute the challenge and we expect to prevail in further proceedings with the Italian tax authorities regarding the issue.

In connection with the sale of its household and body care business, Sara Lee agreed to arrange for the transfer of certain trademark registrations in the Middle East from a third party

SCHEDULE 5.8

(to Note Purchase and Guarantee Deed)

licensee to the buyers of the household and body care business. To date, the third party licensee has refused to cooperate with these transfers despite contractual commitments to do so, and we are contemplating pursuing legal action in order to effectuate the transfer of these rights to the buyers. In the event Sara Lee is unable to transfer such trademarks to the buyers, it has potential liability to the buyers of the business.

In connection with one of Sara Lee’s divested businesses, the liabilities of which we will assume after the separation, competition authorities in various European countries and the European Commission have initiated investigations into the conduct of consumer product companies. These investigations usually continue for several years and, if violations are found, may result in substantial fines. No formal charges have been brought against Sara Lee concerning the substantive conduct that is the subject of these investigations. Our practice is to comply with all laws and regulations applicable to its business, including the antitrust laws, and to cooperate with relevant regulatory authorities.

5.8-2

EXISTING INDEBTEDNESS; FUTURE LIENS

EXISTING INDEBTEDNESS

FORM OF INDEBTEDNESS	OBLIGOR(S)	GUARANTOR(S)	OBLIGEE(S)	AVAILABLE/OUTSTANDING IN MILLIONS
Short term debt	Sara Lee Cafés do Brasil Ltd		Bradesco, Itau, Banco de Nord-Este Brasil, Itau, Banco Brasil	EUR	71.83
Promissory note Damasco	Sara Lee Cafés do Brasil Ltd		Café Damasco S.A.	EUR	10.83
Loan	Sara Lee (China) Trading Co. Ltd		Citibank	EUR	4.78

EXISTING LONG-TERM LEASES

COMPANY	TYPE	LESSOR	AMOUNT IN MILLIONS
SL/DE B.V.	Various capital leases	Various counterparties	EUR	0.26

FUTURE LIENS NOT PERMITTED BY SECTION 10.4

FORM OF LIEN	COMPANY	SECURITY PROVIDED	BENEFICIARY	AMOUNT IN MILLIONS	COLLATERAL

EXISTING LIENS

FORM OF LIEN	COMPANY	SECURITY PROVIDED	BENEFICIARY	AMOUNT IN MILLIONS		COLLATERAL
Mortgage	Koninklijke Douwe Egberts B.V. and Sara Lee / DE B.V.	Mortgage	Stichting Vervroegd Uittreden Douwe Egberts	EUR	22.76	Properties at the Vleutense Vaart, Keulsekade, Atoomweg Utrecht, the Netherlands

SCHEDULE 5.15

(to Note Purchase and Guarantee Deed)

FORM OF SERIES A NOTE

DE US, INC.

SERIES A SENIOR NOTE DUE MAY 15, 2019

No. RA-[ ]	[Date]

U.S.$[ ]	PPN: 24173@ AA7

FOR VALUE RECEIVED, the undersigned, DE US, INC. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on May 15, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.60% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15th or November 15th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Deed referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Deed, dated as of May 15, 2012 (as from time to time amended, the “Note Purchase Deed”), among the Company, D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.), a limited liability company incorporated in The Netherlands with registration number 54760968 (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Deed and (ii) made the representations set forth in Section 6.2 of the Note Purchase Deed. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Deed.

This Note is a registered Note and, as provided in the Note Purchase Deed, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized

EXHIBIT 1(a)(i)

(to Note Purchase and Guarantee Deed)

in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Deed, but not otherwise.

The payment of this Note is guaranteed by the Parent Guarantor and may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Deed.

This Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS whereof this Note has been executed as a deed by the Company the day and year first above written.

EXECUTED as a deed by	)
DE US, Inc.	)
acting by	)
and	)
acting under the authority of that company	)

1(a)(i)-2

FORM OF SERIES B NOTE

DE US, INC.

SERIES B SENIOR NOTE DUE MAY 15, 2020

No. RB-[ ]	[Date]

U.S.$[ ]	PPN: 24173@ AB5

FOR VALUE RECEIVED, the undersigned, DE US, INC. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on May 15, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.81% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15th or November 15th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Deed referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Deed, dated as of May 15, 2012 (as from time to time amended, the “Note Purchase Deed”), among the Company, D.E Master Blenders 1753 N.V., a limited liability company incorporated in The Netherlands with registration number 54760968 (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Deed and (ii) made the representations set forth in Section 6.2 of the Note Purchase Deed. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Deed.

This Note is a registered Note and, as provided in the Note Purchase Deed, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat

EXHIBIT 1(a)(ii)

(to Note Purchase and Guarantee Deed)

the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Deed, but not otherwise.

The payment of this Note is guaranteed by the Parent Guarantor and may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Deed.

This Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS whereof this Note has been executed as a deed by the Company the day and year first above written.

EXECUTED as a deed by	)
DE US, Inc.	)
acting by	)
and	)
acting under the authority of that company	)

1(a)(ii)-2

FORM OF SERIES C NOTE

DE US, INC.

SERIES C SENIOR NOTE DUE MAY 15, 2021

No. RC-[ ]	[Date]

U.S.$[ ]	PPN: 24173@ AC3

FOR VALUE RECEIVED, the undersigned, DE US, INC. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on May 15, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.03% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15th or November 15th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Deed referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Deed, dated as of May 15, 2012 (as from time to time amended, the “Note Purchase Deed”), among the Company, D.E Master Blenders 1753 N.V., a limited liability company incorporated in The Netherlands with registration number 54760968 (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Deed and (ii) made the representations set forth in Section 6.2 of the Note Purchase Deed. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Deed.

This Note is a registered Note and, as provided in the Note Purchase Deed, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name

EXHIBIT 1(a)(iii)

(to Note Purchase and Guarantee Deed)

of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Deed, but not otherwise.

The payment of this Note is guaranteed by the Parent Guarantor and may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Deed.

This Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS whereof this Note has been executed as a deed by the Company the day and year first above written.

EXECUTED as a deed by	)
DE US, Inc.	)
acting by	)
and	)
acting under the authority of that company	)

1(a)(iii)-2

FORM OF SERIES D NOTE

DE US, INC.

SERIES D SENIOR NOTE DUE MAY 15, 2022

No. RD-[ ]	[Date]

U.S.$[ ]	PPN: 24173@ AD1

FOR VALUE RECEIVED, the undersigned, DE US, INC. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on May 15, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.20% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year, commencing with the May 15th or November 15th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Deed referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Deed, dated as of May 15, 2012 (as from time to time amended, the “Note Purchase Deed”), among the Company, D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.), a limited liability company incorporated in The Netherlands with registration number 54760968 (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Deed and (ii) made the representations set forth in Section 6.2 of the Note Purchase Deed. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Deed.

This Note is a registered Note and, as provided in the Note Purchase Deed, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name

EXHIBIT 1(a)(iv)

(to Note Purchase and Guarantee Deed)

of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Deed, but not otherwise.

The payment of this Note is guaranteed by the Parent Guarantor and may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Deed.

This Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS whereof this Note has been executed as a deed by the Company the day and year first above written.

EXECUTED as a deed by	)
DE US, Inc.	)
acting by	)
and	)
acting under the authority of that company	)

1(a)(iv)-2

FORM OF SUBSIDIARY GUARANTEE DEED

FORM OF SUBSIDIARY GUARANTEE DEED

[TO BE REVIEWED AND UPDATED BY LOCAL COUNSEL

IN ORDER TO ACCOUNT FOR ANY LIMITATIONS OR

LEGAL REQUIREMENTS FOR EACH JURISDICTION]

SUBSIDIARY GUARANTEE DEED

Dated as of [            ], 20[    ]

By

[NAME OF SUBSIDIARY GUARANTOR]

Re:

U.S.$232,000,000

3.60% Series A Senior Notes due May 15, 2019

and

U.S.$120,000,000

3.81% Series B Senior Notes due May 15, 2020

and

U.S.$124,000,000

4.03% Series C Senior Notes due May 15, 2021

and

U.S.$174,000,000

4.20% Series D Senior Notes due May 15, 2022

of

DE US, INC.

EXHIBIT 1(c)

(to Note and Guarantee Deed)

This Subsidiary Guarantee Deed (as may be amended, restated or otherwise modified from time to time, this “Guarantee Deed”) is entered into as a deed and dated as of [                    ] [    ], 20[    ] by [                    ], a [                    ] organized under the laws of [            ] (the “Guarantor”).

RECITALS:

A. The Guarantor is a direct or indirect subsidiary of D.E MASTER BLENDERS 1753 B.V. (to be renamed: D.E MASTER BLENDERS 1753 N.V.), a limited liability company organized under the laws of The Netherlands with registration number 54760968 (the “Parent Guarantor”).

B. DE US, Inc., a Delaware corporation (the “Company”) is a wholly-owned subsidiary of the Parent Guarantor.

C. In order to provide funds for general corporate purposes, the Company and the Parent Guarantor entered into a Note Purchase and Guarantee Deed dated as of May 15, 2012 (as may be amended, restated, or otherwise modified from time to time, the “Deed”) with Sara Lee Corporation, a Maryland corporation (the “Initial Purchaser”), providing for, among other things, the issue to the Initial Purchaser of (i) U.S.$232,000,000 aggregate principal amount of its 3.60% Series A Senior Notes due May 15, 2019, (ii) U.S.$120,000,000 aggregate principal amount of its 3.81% Series B Senior Notes due May 15, 2020, (iii) U.S.$124,000,000 aggregate principal amount of its 4.03% Series C Senior Notes due May 15, 2021 and (iv) U.S.$174,000,000 aggregate principal amount of its 4.20% Series D Senior Notes due May 15, 2022 (collectively, as may be amended, restated or otherwise modified from time to time, including any such notes of any series issued in substitution therefore pursuant to Section 14 of the Deed, the “Notes” (including, without limitation, the New Notes (as defined in the Deed), if any)). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Deed.

D. The Guarantor by reason of its interest in the financing by the Company of certain outstanding debt has agreed to execute this Guarantee Deed.

NOW, THEREFORE, in consideration of the premises and the receipt whereof is hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

SECTION 1.	GUARANTEE.

(a) Guaranteed Obligations. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the holders from time to time of the Notes: (i) the full and prompt payment on demand (as such become due and payable) of the principal of all of the Notes and of the interest thereon at the rates therein stipulated (including, without limitation, to the extent legally enforceable, interest on any overdue payments of principal, Make-Whole Amount, if any, and interest at the rates specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding

1(c)-2

involving the Company or the Parent Guarantor) and the Make-Whole Amounts, if any, and all other amounts owing to the holders from time to time under the Notes and the Deed, in each case when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise, (ii) the full and prompt performance and observance by the Company and the Parent Guarantor of each and all of the respective obligations, covenants and agreements required to be performed or observed by such Persons under the terms of the Notes and the Deed, and (iii) payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Deed or this Guarantee Deed or in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Deed or any of the terms thereof or of any other like circumstance or circumstances (all of the obligations described in the foregoing clause (i), clause (ii) and clause (iii) being referred to herein as the “Guaranteed Obligations”). The Guaranteed Obligations herein provided for shall be deemed to be undertaken by the Guarantor as sole or principal obligor and not merely as surety and in consequence thereof each holder of the Notes may proceed directly against the Guarantor upon such Guaranteed Obligations.

(b) Indemnity. The Guarantor hereby agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the holders from time to time of the Notes immediately on demand against any cost, loss or liability it incurs as a result of any amount referred to in sub-paragraph (a) not being paid which would, but for such unenforceability, invalidity or illegality, have been payable on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee Deed if the amount claimed had been recoverable on the basis of a guarantee without regard to such unenforceability, invalidity or illegality.

(c) Principal Obligor. The obligations of the Guarantor hereunder shall be deemed to be undertaken as sole or principal obligor and not merely as surety.

(d) Continuing Obligations. The obligations of the Guarantor hereunder shall be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and, in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Company’s obligations under or in respect of any Note or the Deed and shall continue in full force and effect until all sums due from the Company in respect of the Notes and the Deed have been paid and all other obligations of the Company thereunder or in respect thereof have been satisfied, in full.

1(c)-3

SECTION 2.	OBLIGATIONS ABSOLUTE AND UNCONDITIONAL; TERMINATION.

(a) This Guarantee Deed shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, Make-Whole Amount (if any) on the Notes and all other sums due pursuant to the Deed and the Notes shall have been fully, finally and indefeasibly paid and such Guaranteed Obligations shall not be affected, modified or impaired upon the happening from time to time of any event or condition, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

(i) the power or authority or the lack of power or authority of the Company to issue the Notes or of the Company or the Parent Guarantor to execute and deliver the Deed, and irrespective of the validity of the Notes or the Deed or of any defense whatsoever that the Company or the Parent Guarantor may or might have to the payment of the Notes (including, without limitation, principal, interest and Make-Whole Amount, if any) and any additional payments required to be made by the Company or the Parent Guarantor pursuant to Section 13 of the Deed, or to the performance or observance of any of the provisions or conditions of the Deed, or the existence or continuance of the Company or the Parent Guarantor as a legal entity;

(ii) any failure to present the Notes for payment or to demand payment thereof, or to give the Guarantor or the Company or the Parent Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company or the Parent Guarantor to do any act or thing or to perform or to keep any covenant or agreement by either of them to be done, kept or performed under the terms of the Notes or the Deed;

(iii) the acceptance of any security or any guarantee, the advance of additional money to the Company or the Parent Guarantor, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of the Deed or the Company or the Parent Guarantor thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(iv) any act or failure to act with regard to the Notes or the Deed or anything which might vary the risk of the Guarantor (including, without limitation, any release or substitution of any other Subsidiary Guarantor or any one or more of the endorsers or guarantors of the Guaranteed Obligations);

(v) any action taken under the Deed in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Deed or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or the Parent Guarantor or any other Subsidiary Guarantor;

(vi) the waiver, compromise, settlement (other than payment in full in cash by the Company), release or termination of any or all of the obligations, covenants or agreements of the Company or the Parent Guarantor contained in the Deed, or of any other Subsidiary Guarantor contained in any other Subsidiary Guarantee Deed, or of the payment, performance or observance thereof;

(vii) the failure to give notice to the Company or the Parent Guarantor, the Guarantor or any other Subsidiary Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of the Deed;

1(c)-4

(viii) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount or any other amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Deed or the extension or the renewal of any thereof;

(ix) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Deed, the Notes and each Subsidiary Guarantee Deed, including any increase in the principal amount, interest rate or prepayment amounts or change in the maturity date;

(x) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in the Deed, the Notes or any other Subsidiary Guarantee Deed or any other act or acts on the part of the holders from time to time of the Notes;

(xi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Guarantor, or any other Subsidiary Guarantor, or the Company or the Parent Guarantor or any of the assets of any of them, or any allegation or contest of the validity of the Deed or any other Subsidiary Guarantee Deed or the disaffirmance of the Deed or any other Subsidiary Guarantee Deed in any such proceeding (it being understood that the obligations of the Guarantor under this Guarantee Deed shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or the Parent Guarantor, the Guarantor or any other Subsidiary Guarantor, all as though such payment had not been made);

(xii) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee Deed;

(xiii) the invalidity or unenforceability of the Deed, the Notes or any other Subsidiary Guarantee Deed;

(xiv) the invalidity or unenforceability of the obligations of the Guarantor under this Guarantee Deed, the absence of any action to enforce such obligations of the Guarantor, any waiver or consent by the Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Guarantor with respect to this Guarantee Deed or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Guarantee Deed, the Deed or the Notes or any other agreement;

1(c)-5

(xv) the default or failure of any Subsidiary Guarantor fully to perform any of its covenants or obligations set forth in its respective Subsidiary Guarantee Deed;

(xvi) the impossibility or illegality of performance on the part of the Company or the Parent Guarantor or any other Person of its obligations under any of the Deed, the Notes, each Subsidiary Guarantee Deed or any other instruments;

(xvii) in respect of the Company or the Parent Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or the Parent Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or the Parent Guarantor or any other Person and whether or not of the kind hereinbefore specified;

(xviii) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guarantee Deed, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(xix) the failure of the Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Guarantee Deed;

(xx) any sale, exchange, release or surrender of any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by the Guarantor or another guarantor of the respective obligations of the Company or the Parent Guarantor under the Deed, the Notes or any Subsidiary Guarantee Deed;

(xxi) any default, failure or delay, willful or otherwise, in the performance by the Company, the Parent Guarantor or any other Person of any obligations of any kind or character whatsoever of the Company, the Parent Guarantor or any other Person (including, without limitation, the obligations and undertakings of the Company, the Parent Guarantor or any other Person under the Notes or the Deed or the Guarantor under this Guarantee Deed or any other Subsidiary Guarantor under its Subsidiary Guarantee Deed);

1(c)-6

(xxii) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event of reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, the Deed, this Guarantee Deed or any instrument relating thereto; or

(xxiii) any other circumstance (other than the Company’s full and complete satisfaction of its obligations in respect of the Notes and the Deed) which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the obligations of the Guarantor under this Guarantee Deed.

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Guarantor hereunder shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the full, final and indefeasible payment to the holders thereof of the principal of, interest on and Make-Whole Amount, if any, any additional payments required to be made by the Company or the Parent Guarantor pursuant to Section 13 of the Deed, and all other amounts due in respect of the Notes or the Deed, in full, this Guarantee Deed being a continuing guarantee extending to the ultimate balance of sums payable and referred to in Section 1(a) regardless of any intermediate discharge, in whole or in part, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company or the Parent Guarantor, to any other Subsidiary Guarantor, to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Guarantee Deed may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note whether with or without the consent of or notice to the Guarantor or the Company or the Parent Guarantor or any other Subsidiary Guarantor. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or the Parent Guarantor shall default under the terms of the Notes or the Deed and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or the Parent Guarantor under the Notes or the Deed, this Guarantee Deed shall remain in full force and effect and shall apply to each and every subsequent default.

(b) To the fullest extent permitted by law, the Guarantor does hereby expressly waive:

(i) all of the matters specified in clause (a) of this Section 2 and any notices in respect thereof;

(ii) notice of acceptance of this Guarantee Deed;

1(c)-7

(iii) notice of any purchase or acceptance or transfer of the Notes under the Deed, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each holder to ascertain the amount of the Guaranteed Obligations at any reasonable time and to make inquiry of the Company as to the registered holder of any Note at any time;

(iv) notice of the amount of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each holder to ascertain the amount of the Guaranteed Obligations at any reasonable time; and

(v) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Guarantor made under any judgment, order or decree based on this Guarantee Deed, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law.

(c) Each of the rights and remedies granted under this Guarantee Deed to each holder in respect of the Notes held by such holder may be exercised by such holder without notice to, or the consent of or any other action by, any other holder. Each holder may proceed to protect and enforce this Guarantee Deed by making the payment hereunder on demand, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(d) If any holder shall have instituted any proceeding to enforce any right or remedy under this Guarantee Deed or under any Note held by such holder or the Deed and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder and the Company or the Parent Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holders shall continue as though no such proceeding had been instituted.

(e) Notwithstanding anything to the contrary above, the Guarantor, by written notice to each holder of a Note, may terminate this Guarantee Deed at any time and all obligations hereunder arising after the date of said termination in accordance with Section 9.8 of the Deed, provided, that, at the time of and after giving effect to such termination, no Default or Event of Default shall have occurred and be continuing under the Deed.

(f) Any term or provision of this Guarantee Deed, the Deed or of the Notes notwithstanding, if any U.S. federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of a Guarantor hereunder, such Guarantor’s obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render such Guarantor’s obligations subject to avoidance under applicable U.S. federal or state fraudulent conveyance laws.

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SECTION 3.	GUARANTOR INTENT.

Without prejudice to the generality of Section 2, the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Deed or the Notes and/or any facility or amount made available under the Deed or the Notes for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

SECTION 4.	SUBROGATION PAYMENTS HELD IN TRUST.

(a) To the extent of any payments made under this Guarantee Deed, the Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made and, to that end, the Guarantor agrees not to claim or enforce any such right of subrogation or any right of setoff or any other right which may arise on account of any payment made by the Guarantor in accordance with the provisions of this Guarantee Deed unless and until all of the Guaranteed Obligations (other than those arising by subrogation as aforesaid) owned by Persons other than the Guarantor and all other sums due or payable under this Guarantee Deed have been fully paid and discharged or payment therefor has been provided.

(b) If any payment shall be made to the Guarantor by the Company or the Parent Guarantor or any other guarantor of the Notes of any amounts owing to the Guarantor by the Company or the Parent Guarantor or such other guarantor during any time when the obligations of the Guarantor hereunder shall have become due and payable, the Guarantor shall hold in trust all such payments for the benefit of the holders of the Notes.

SECTION 5.	PREFERENCE.

The Guarantor agrees that to the extent the Guarantor, the Company, any other Subsidiary Guarantor or the Parent Guarantor or any other Person makes any payment on the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made.

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The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

SECTION 6.	MARSHALLING.

None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the Deed or the obligation of the Guarantor hereunder or (b) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lessen the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

SECTION 7.	APPROPRIATIONS.

Until all amounts referred to in Section 1 which may be or become payable have been irrevocably paid in full, the holders from time to time of the Notes may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by them in respect of those amounts, or apply and enforce the same in such manner and order as they see fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability hereunder.

SECTION 8.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to you as follows:

(a) Organization and Authority. The Guarantor is a                      duly organized, validly existing and, to the extent such concept is recognized, in good standing under the laws of its jurisdiction of incorporation; the Guarantor has the corporate (or other appropriate) power and authority to own its properties and to conduct its business and is duly qualified as a foreign entity and, to the extent such concept is recognized, is in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or, to the extent such concept is recognized, in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Transaction Is Legal and Authorized. The issuance of this Guarantee Deed and compliance with all of the provisions of this Guarantee Deed

(1) are within the corporate (or other) powers of the Guarantor;

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(2) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the articles of association, charter or by-laws or other constitutive documents of the Guarantor or any indenture or other agreement or instrument to which the Guarantor is a party or by which it may be bound or result in the imposition of any Lien on any property of the Guarantor; and

(3) have been duly authorized by proper action on the part of the Guarantor and any required action by the stockholders or other equity holders of the Guarantor required by law or by the articles of association, charter or by-laws or other constitutive documents of the Guarantor or otherwise, executed and delivered by the Guarantor and this Guarantee Deed constitutes the legal, valid and binding obligation, contract and agreement of the Guarantor enforceable in accordance with its terms, except as such terms may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body is necessary in connection with the execution and delivery by the Guarantor of this Guarantee Deed or compliance by the Guarantor with any of the provisions of this Guarantee Deed.

(d) Commercial Benefit. The Guarantor will derive a commercial benefit from the execution and delivery of this Guarantee Deed.

(e) Solvency. After giving effect to the execution and delivery of this Guarantee Deed and taking into account (i) the likelihood of being required to perform this Guarantee Deed and (ii) the fact that the Guarantor does not have any intention to defraud any of its creditors, the Guarantor is solvent and able to pay its debts as and when they become due and payable.

Without in any way limiting the generality of the warranties and representations contained in Section 5 of the Deed, each of such warranties and representations is, insofar as it refers to any Subsidiary, true and correct with respect to the Guarantor.

The Guarantor will comply with each of the provisions of Section 9 and Section 10 of the Deed, and each other covenant and agreement contained therein, that is applicable to any Subsidiary generally.

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SECTION 9.	TAX INDEMNIFICATION.

Section 9.1. Payments Free of Taxes.

(a) All payments whatsoever under this Guarantee Deed will be made by the Guarantor in lawful currency of the United States of America free and clear of, and without liability for, withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of a Taxing Jurisdiction, unless the withholding or deduction of such Tax is compelled by law.

(b) If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Guarantor under this Guarantee Deed, the Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Guarantee Deed after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Guarantee Deed before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, (x) other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, (y) such connection including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, being or having been subject to Taxes imposed on or measured by the overall net income (however denominated, including franchise Taxes in lieu of net income Taxes) of a holder of a Note in such jurisdiction, being or having been subject to any branch profits Tax imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the holder of the Notes, or its applicable lending office, is deemed to be doing business, being or having been present or engaged in trade or business in such jurisdiction, or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Guarantor, after the date of this Guarantee Deed, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guarantee Deed are made to, the Taxing Jurisdiction imposing the relevant Tax;

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(ii) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company, the Parent Guarantor or the Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction) and/or in the delay or failure by such holder to take such other reasonably requested actions in order to mitigate the amount of any such Tax, provided that the filing of such Forms and/or the taking of such other actions would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company, the Parent Guarantor or the Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof);

(iii) any estate, inheritance, gift, sale, transfer, personal property or similar tax assessment or other governmental charge;

(iv) in the case of a Foreign Holder, any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Holder (i) at the time such Foreign Holder becomes a party hereto (or designates a new lending office) or (ii) that is attributable to such Foreign Holder’s failure or inability (other than as a result of a Change in Tax Law) to comply with or meet or their becoming unable to comply with or meet the criteria set forth in Section 9.2;

(v) in the case of a holder that is not a Foreign Holder, any U.S. federal withholding or backup withholding tax that is imposed on amounts payable to a holder of a Note (i) at the time such holder becomes a party hereto (or designates a new lending office) or (ii) that is attributable to such holder’s failure or inability to comply with or meet or their becoming unable to comply with or meet the criteria set forth in Section 9.2; or

(vi) any combination of clauses (i)-(v) above;

and provided further that in no event shall the Guarantor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Guarantor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing

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Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Guarantor shall have given timely notice of such law or interpretation to such holder.

Section 9.2. Status of Lenders.

(a) By acceptance of any Note, the holder of such Note agrees, subject to the limitations of Section 9.1(b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company, the Parent Guarantor or the Guarantor all such forms, certificates, documents and returns provided to such holder by the Company, the Parent Guarantor or the Guarantor (collectively, together with instructions for completing the same, “Forms”) described in Section 9.2(b) or (c) or otherwise provided by the Company, the Parent Guarantor or the Guarantor, and required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the United States or such other relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide the Company, the Parent Guarantor or the Guarantor with such information with respect to such holder as the Company, the Parent Guarantor or the Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 9 shall require any holder to provide information with respect to any such Form or otherwise if in the good faith opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company, the Parent Guarantor or the Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Company, the Parent Guarantor or the Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(b) Without limiting the generality of the foregoing, any Foreign Holder shall deliver to the Company, the Parent Guarantor or the Guarantor (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes a holder of a Note (and from time to time thereafter upon the reasonable request in writing of the Company, the Parent Guarantor or the Guarantor, but only if such Foreign Holder is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii) duly completed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Holder is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company, the Parent Guarantor or the

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Guarantor within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN;

(iv) in the case of a Foreign Holder that is not the beneficial owner of payments to such holder, duly completed copies of IRS Form W-8IMY accompanied by the IRS Forms W-8BEN, W-8ECI and certificates described in Section 9.2(b)(i) — (iii), as applicable, with respect to each beneficial owner; or

(v) properly completed and duly executed copies of any other form or documentation prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company, the Parent Guarantor or the Guarantor to determine the withholding or deduction required to be made.

(c) Any holder of a Note that is not a Foreign Holder shall deliver to the Company, the Parent Guarantor or the Guarantor (in such number of copies as shall be requested by the recipient) on or prior to the date on which such holder becomes a holder of a Note (and from time to time thereafter upon the reasonable request of the Company, the Parent Guarantor or the Guarantor, but only if such holder is legally entitled to do so), a duly completed IRS Form W-9 or any other documentation, if such documentation is required to establish that such holder is not subject to backup withholding or information reporting requirements.

(d) In addition, any holder of a Note, if reasonably requested in writing by the Company, the Parent Guarantor or the Guarantor, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company, the Parent Guarantor or the Guarantor as will enable the Company, the Parent Guarantor or the Guarantor to determine whether or not such holder is subject to withholding or backup withholding or information reporting requirements.

(e) Upon reasonable written request by a holder of a Note (or a transferee of any Note), the Company, the Parent Guarantor or the Guarantor will furnish each such holder or transferee with copies of the appropriate forms and certificates described in Section 9.2(b)–(d).

Section 9.3. Treatment of Certain Refunds. If any payment is made by the Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Guarantor pursuant to this Section 9, then, if such holder in its discretion (acting reasonably and in good faith) determines that it has received or been granted a refund of, or credit or allowance with respect to such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit or allowance, reimburse to the Guarantor such amount as such holder shall, in its discretion (acting reasonably and in good faith), determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any

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obligation to claim any Tax refund or similar Tax liability in respect of such Tax in priority to any other claims, reliefs, credits, or deductions available to it (other than as set forth in Section 9.1(b), or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof.

Section 9.4. Evidence of Payments. The Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Guarantor of any Tax in respect of any amounts paid under this Section 9, the original or a certified copy of a tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested in writing from time to time by any holder of a Note.

Section 9.5. Indemnification by the Guarantor. If the Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Guarantor would be required to pay any additional amount under this Section 9, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Guarantor) upon written demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

Section 9.6. Other Refund Forms. If the Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of or credit or allowance with respect to the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Guarantor (which shall specify in reasonable detail and supply the refund, credit and/or allowance forms to be filed) use reasonable efforts to complete and deliver such refund, credit and/or allowance forms to or as directed by the Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

Section 9.7. Successive Transferees. The obligations of the Guarantor under this Section 9 shall survive the payment or transfer of any Note and the provisions of this Section 9 shall also apply to successive transferees of the Notes.

SECTION 10.	SUBMISSION TO JURISDICTION.

This Guarantee Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law. The Guarantor agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Guarantee Deed or any non-contractual obligation arising out of or in connection with this Deed (respectively, the “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

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The Guarantor irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

[For non-UK Guarantor] The Guarantor hereby irrevocably appoints [process agent] to receive for it, and on its behalf, service of process in England and agrees that the process by which any Proceedings in England are begun may be served on them by being delivered to [address of process agent] or, if different, its registered office for the time being or at any address in Great Britain at which process may be served on it in accordance with Section 1056 of the Companies Act 2006. If [process agent] is not or ceases to be effectively appointed to accept service of process on behalf of the Guarantor, they shall, on the written demand of any holder of a Note, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, any holder of a Note shall be entitled to appoint such a person by written notice to the Guarantor. Nothing in this Section 10 shall affect the right of any holder of a Note to serve process in any other manner permitted by applicable law.

Nothing in this Section shall limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

SECTION 11.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser, to such Person at the address specified for such communications in Schedule A to the Deed, or at such other address as the Purchaser shall have specified to the Company or the Parent Guarantor in writing, or

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company or the Parent Guarantor in writing, or

(iii) if to the Guarantor, c/o [Company name], [insert address], to the attention of [                    ] or at such other addresses as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 11 will be deemed given only when actually received.

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SECTION 12.	AMENDMENTS AND MODIFICATIONS; SOLICITATION OF NOTEHOLDERS.

(a) This Guarantee Deed may only be amended and compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by the Guarantor and by the Required Holders; provided, that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective which will reduce the scope of the guarantee set forth in this Guarantee Deed or amend the requirements of Sections 1, 2, 4, 5, 6, 9, or 13 hereof or amend this Section 12. No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon. [The Guarantor agrees that this Guarantee Deed will not be amended, modified, terminated or waived prior to the Note Exchange, and that any amendment, modification, termination or waiver agreed by the Guarantor shall be deemed null and void and shall not be binding on any assignee of the Notes; provided however, that prior to the Note Exchange, if any, the Guarantor agrees to amend this Guarantee Deed to incorporate equivalent amendments made to the Sara Lee Note Agreement or any guarantee in connection therewith, to the extent such amendments are applicable to this Guarantee Deed. If any such amendments are not made as required by the preceding sentence prior to the Note Exchange, if any, the Guarantor shall execute such amendments promptly upon written request from the Required Holders.]6

(b) The Guarantor will not solicit, request or negotiate for or with respect to any proposed waiver, termination or amendment of any of the provisions of this Guarantee Deed unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Guarantor and shall be afforded the opportunity of considering the same and shall be supplied by the Guarantor with a sufficient information to enable it to make an informed decision with respect thereto. The Guarantor will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise or grant any security or provide other credit support, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver, termination or amendment of any of the terms and provisions of this Guarantee Deed, the Deed or the Notes, unless such remuneration is concurrently paid or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to the holders of all of the Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver, termination or amendment, the Guarantor shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

(c) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Deed, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent Guarantor or any of its Affiliates shall be deemed not to be outstanding.

[6]	Form Note: This paragraph may be deleted if the Subsidiary Guarantee Deed is entered into after the Note Exchange.

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SECTION 13.	PARI PASSU.

The obligations of the Guarantor under this Guarantee Deed will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness actual or contingent of the Guarantor, except for such Indebtedness as would, by virtue only of the law in force in the jurisdiction in which the Guarantor is organized, be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

SECTION 14.	MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any holder of any Note is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee Deed now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any holder of any Note to exercise any remedy reserved to it under this Guarantee Deed, it shall not be necessary for such holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) In case any one or more of the provisions contained in this Guarantee Deed shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(c) This Guarantee Deed shall be binding upon the undersigned Guarantor and its successors and assigns and shall inure to the benefit of the Purchasers and their respective successors and assigns so long as any of their respective Notes remain outstanding and unpaid.

(d) The Guarantor will maintain an office at the address of the Guarantor referred to in Section 11, where notices, presentations and demands in respect hereof or of the Guaranteed Obligations may be made upon the Guarantor until such time as the Guarantor shall notify each holder of any change of location of such office.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Subsidiary Guarantee Deed as a deed on the date first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

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FORM OF SARA LEE NOTE AGREEMENT

SARA LEE CORPORATION

U.S.$232,000,000

3.60% Series A Senior Notes due May 15, 2019

and

U.S.$120,000,000

3.81% Series B Senior Notes due May 15, 2020

and

U.S.$124,000,000

4.03% Series C Senior Notes due May 15, 2021

and

U.S.$174,000,000

4.20% Series D Senior Notes due May 15, 2022

NOTE PURCHASE AGREEMENT

Dated May 15, 2012

EXHIBIT 2.2(a)

(to Note Purchase and Guarantee Deed)

2.2(a)-i

2.2(a)-ii

2.2(a)-iii

2.2(a)-iv

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	—	DEFINED TERMS
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.8	—	Litigation; Observance of Agreements, Statutes and Orders
SCHEDULE 5.15	—	Existing Indebtedness
EXHIBIT 1(a)(i)	—	Form of 3.60% Series A Senior Note due May 15, 2019 of the Company
EXHIBIT 1(a)(ii)	—	Form of 3.81% Series B Senior Note due May 15, 2020 of the Company
EXHIBIT 1(a)(iii)	—	Form of 4.03% Series C Senior Note due May 15, 2021 of the Company
EXHIBIT 1(a)(iv)	—	Form of 4.20% Series D Senior Note due May 15, 2022 of the Company
EXHIBIT 1(b)	—	Form of Subsidiary Guarantee Deed
EXHIBIT 2.2(a)	—	Form of CoffeeCo Note Agreement
EXHIBIT 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Company
EXHIBIT 4.4(a)(ii)	—	Form of Opinion of English Special Counsel for the Company
EXHIBIT 4.4(a)(iii)	—	Form of Opinion of Maryland Special Counsel for the Company
EXHIBIT 4.4(b)(i)	—	Form of Opinion of U.S. Special Counsel for the Purchasers
EXHIBIT 4.4(b)(ii)	—	Form of Opinion of English Special Counsel for the Purchasers

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SARA LEE CORPORATION

3500 Lacey Road

Downers Grove, Illinois 60515

3.60% Series A Senior Notes due May 15, 2019

3.81% Series B Senior Notes due May 15, 2020

4.03% Series C Senior Notes due May 15, 2021

4.20% Series D Senior Notes due May 15, 2022

May 15, 2012

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

This NOTE PURCHASE AGREEMENT (as amended, replaced, modified or supplemented from time to time, this “Agreement”) is entered into as of May 15, 2012 by and among SARA LEE CORPORATION, a Maryland corporation (the “Company”), and each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS the Company will authorize the issue and sale of U.S.$650,000,000 aggregate principal amount of its Senior Notes (described further in Section 1(a) below) and will receive the net proceeds thereof.

WHEREAS the Company is proposing to separate its international coffee and tea business through (i) the distribution by the Company of all of the stock of DE US, Inc., a Delaware corporation (“CoffeeCo”), to its shareholders (the “Spin-Off”), followed by (ii) the subsequent merger of a wholly-owned Subsidiary of D.E Master Blenders 1753 B.V. (previously known as DE International Holdings B.V. and to be renamed D.E Master Blenders 1753 N.V.), a company organized under the laws of The Netherlands with registration number 54760968 (the “Parent Guarantor”), with and into CoffeeCo, with CoffeeCo surviving as a Subsidiary of the Parent Guarantor and shareholders receiving stock of the Parent Guarantor in exchange for their shares of CoffeeCo, that occurs after the Spin-Off (the “Merger”), all as further described in section 1 of the Memorandum (together, clauses (i) and (ii) are hereinafter referred to as the “Separation”).

WHEREAS, in partial exchange for the contribution of the international coffee and tea business by the Company to CoffeeCo in connection with the plan of reorganization that includes

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the Spin-Off, CoffeeCo has agreed to issue the CoffeeCo Notes (hereinafter defined) to the Company that will be automatically exchanged for the Notes (hereinafter defined) at the time of the Spin-Off pursuant to the Note Exchange (hereinafter defined) and the Parent Guarantor has agreed to guarantee the obligations of CoffeeCo under the CoffeeCo Notes, all on the terms set out in that certain Note Purchase and Guarantee Deed dated as of the date hereof by and among the Company, CoffeeCo and the Parent Guarantor (the “CoffeeCo Note Agreement”).

AGREEMENTS

In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	AUTHORIZATION OF NOTES; ESTABLISHMENT OF SERIES; GUARANTEES.

(a) The Company will authorize the issue and sale of (i) U.S.$232,000,000 aggregate principal amount of its 3.60% Series A Senior Notes due May 15, 2019 (the “Series A Notes”), (ii) U.S.$120,000,000 aggregate principal amount of its 3.81% Series B Senior Notes due May 15, 2020 (the “Series B Notes”), (iii) U.S.$124,000,000 aggregate principal amount of its 4.03% Series C Senior Notes due May 15, 2021 (the “Series C Notes”) and (iv) U.S.$174,000,000 aggregate principal amount of its 4.20% Series D Senior Notes due May 15, 2022 (the “Series D Notes”, and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 14 and any amendment, restatement or other modification thereto (but shall not include any notes which may be issued in exchange therefor in connection with the hereinafter described Note Exchange)). The Notes shall be substantially in the respective forms set out in Exhibits 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv). Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

(b) The payment of the Notes and the performance by the Company of its obligations under this Agreement may, from time to time, pursuant to Section 9.8, be guaranteed by other members of the Group (each being a “Subsidiary Guarantor”), pursuant to a Subsidiary Guarantee Deed of such Subsidiary Guarantor in substantially the form set out in Exhibit 1(b) (as amended from time to time, a “Subsidiary Guarantee Deed”).

SECTION 2.	SALE AND PURCHASE OF NOTES; SPIN-OFF AND NOTE EXCHANGE.

Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided

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for in Section 3, Notes in the principal amount and in the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations under this Agreement are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser under this Agreement.

Section 2.2. Note Exchange.

(a) CoffeeCo Notes. Contemporaneously with the Closing provided for in Section 3, CoffeeCo will authorize the issue and transfer to the Company of (i) U.S.$232,000,000 aggregate principal amount of its 3.60% Series A Senior Notes due May 15, 2019 (the “CoffeeCo Series A Notes”), (ii) U.S.$120,000,000 aggregate principal amount of its 3.81% Series B Senior Notes due May 15, 2020 (the “CoffeeCo Series B Notes”), (iii) U.S.$124,000,000 aggregate principal amount of its 4.03% Series C Senior Notes due May 15, 2021 (the “CoffeeCo Series C Notes”) and (iv) U.S.$174,000,000 aggregate principal amount of its 4.20% Series D Senior Notes due May 15, 2022 (the “CoffeeCo Series D Notes”, and together with the CoffeeCo Series A Notes, the CoffeeCo Series B Notes and the CoffeeCo Series C Notes, the “CoffeeCo Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 14 of the CoffeeCo Note Agreement (including the New CoffeeCo Notes, if any) and any amendment, restatement or other modification thereto) pursuant to the CoffeeCo Note Agreement. The CoffeeCo Notes shall be issued in the same principal amounts and series as the Notes and shall be delivered to the Company at the Closing. The CoffeeCo Note Agreement shall be in the form set out in Exhibit 2.2(a) and the CoffeeCo Notes shall be substantially in the respective forms set out in Exhibits 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv) thereto.

(b) Note Exchange. Subject to the consummation of the Spin-Off prior to January 15, 2013 (the “Spin-Off Expiration Date”; and the consummation of the note exchange pursuant to this Section 2.2(b) shall hereinafter be referred to as the “Note Exchange”), the Company and the Purchasers hereby agree that:

(A) upon receipt of the Spin-Off Notice,

(x) each Purchaser shall promptly and, in any event, within 10 days after such Purchaser’s receipt of the Spin-Off Notice, tender its Notes to Chapman and Cutler LLP to be held by Chapman and Cutler LLP for the benefit of such Purchaser pending consummation of the Spin-Off,

(y) the Company shall promptly and, in any event, not less than 10 days prior to the Expected Spin-Off Date, surrender its CoffeeCo Notes to CoffeeCo together with a written instrument of transfer responsive to Section 14.2 of the CoffeeCo Note Agreement (the “Transfer Notice”), which Transfer Notice shall be automatically revoked if the Spin-Off does not occur on or prior to the earlier of (i) the date that is five Business Days after the Expected Spin-Off Date or (ii) the Spin-Off Expiration Date, and, if so revoked, CoffeeCo shall promptly return the CoffeeCo Notes to Sara Lee, provided, however, that for the avoidance of doubt, no such CoffeeCo Notes shall be actually cancelled and such CoffeeCo Notes shall remain outstanding and for the benefit of the Company unless and until the Spin-Off occurs,

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(z) notwithstanding the 10-Business Day period permitted in Section 14.2 of the CoffeeCo Note Agreement, for purposes of this Section 2.2 and Section 2.2 of the CoffeeCo Note Agreement, the Company shall cause CoffeeCo in connection with the Company’s Transfer Notice promptly and, in any event, not less than 2 Business Days prior to the Expected Spin-Off Date, to (I) issue new notes pursuant to Section 14.2 of the CoffeeCo Note Agreement of the same aggregate principal amount, interest rate and series as the surrendered CoffeeCo Notes (the “New CoffeeCo Notes”), which New CoffeeCo Notes shall be dated and bear interest from the date of the Note Exchange and shall be issued to each Purchaser (including, for the avoidance of doubt, an original Purchaser’s successors and assigns) in the principal amount and in the series specified opposite such Purchaser’s name in column 2 of Schedule A, so that for each original Note there is an equivalent New CoffeeCo Note of the same principal amount, interest rate and series, and (II) deliver such New CoffeeCo Notes to Skadden, Arps, Slate, Meagher & Flom LLP (for the benefit of the Company) for delivery to Chapman and Cutler LLP on the date of the Note Exchange in connection with Company’s obligation to deliver such New CoffeeCo Notes pursuant to the Note Exchange; and

(B) immediately following the Spin-Off, provided that the Spin-Off occurs prior to the Spin-Off Expiration Date and irrespective of whether all of the Notes have then been delivered pursuant to Section 2.2(b)(A)(x),

(x) each Note shall be automatically exchanged for a New CoffeeCo Note in accordance with Section 14.2 of the CoffeeCo Note Agreement and each original Note shall be cancelled and returned to the Company pursuant to Section 2.2(d), and

(y) all covenants and other agreements contained in the CoffeeCo Note Agreement by or on behalf of any of the parties thereto (excluding any amendments, waivers or other modifications agreed to in violation of Section 18.1) shall bind and inure to the benefit of each Purchaser and each Purchaser shall be entitled to any deliveries thereunder, in each case, as if each such Purchaser was an original signatory thereto.

(c) Interest Owing at Note Exchange. The Company hereby agrees that interest accrued under the Notes from the date of Closing to the date of Note Exchange (or, if the Spin-Off occurs after the first Interest Payment Date, then interest accrued under the Notes from the date of the first Interest Payment Date to the date of the Note Exchange) shall be paid (in cash) by the Company to the Purchasers on the date of the Note Exchange. Interest accrued under the New CoffeeCo Notes from the date of Note Exchange to the first Interest Payment Date thereafter shall be paid to the registered holders of the New CoffeeCo Notes on such Interest Payment Date. Thereafter, interest shall be payable semiannually on each Interest Payment Date. The obligation of the Company under this Section 2.2(c) will survive the transfer of any Note and the termination of this Agreement.

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

(d) Delivery of Notes and New CoffeeCo Notes. Following the Note Exchange, if any, and upon written notice by the Company and CoffeeCo that the Spin-Off has occurred, Chapman and Cutler LLP shall promptly (i) deliver the New CoffeeCo Notes to the Purchasers (or any transferee thereof) in accordance with the Purchasers’ Schedule A instructions (provided all such New CoffeeCo Notes have been delivered pursuant to Section 2.2(b)(A)(y)) and (ii) stamp each original Note in its possession as “cancelled” and thereafter deliver such cancelled Notes to the Company.

(e) Termination of Agreement. From and after the Note Exchange, if any, this Agreement shall terminate except for (i) any payment obligations under this Agreement or the Notes that are outstanding at the time of the Note Exchange, (ii) any Purchaser who has not delivered its Notes pursuant to Section 2.2(b) shall remain obligated to deliver such Notes and (iii) any other provisions hereof that by their terms shall survive the termination of this Agreement.

Section 2.3. Failure to Consummate Spin-Off.

(a) If the Spin-Off does not occur prior to the Spin-Off Expiration Date, automatically, and without further action on the part of the holders of the Notes or the Company, the Notes shall remain outstanding pursuant to their terms save for this Agreement being amended to incorporate the Additional Financial Covenants, if any, pursuant to Section 9.10.

(b) Notwithstanding Section 2.3(a), if the Spin-Off does not occur prior to the Spin-Off Expiration Date, the Company may, promptly and in any event within 30 days after the Spin-Off Expiration Date, provide written notice to each holder of Notes of its election to prepay all of the Notes pursuant to Section 8.9.

SECTION 3.	CLOSING AND CONSUMMATION OF NOTE EXCHANGE.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 9:00 A.M., New York time, at a closing (the “Closing”) on May 15, 2012 or on such other Business Day thereafter on or prior to May 25, 2012 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of each series to be purchased by such Purchaser (or such greater number of Notes in denominations of at least $200,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number: *****, ABA Routing Number:

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

*****, Account Representative: *****. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation (i) to purchase and pay for the Notes to be sold to such Purchaser at the Closing and (ii) to exchange such Notes for CoffeeCo Notes upon consummation of the Spin-Off is, in each case, subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing in all Material respects.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that (i) the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled and (ii) the conditions specified in Sections 4.1, 4.2 and 4.9 of the CoffeeCo Note Agreement have been fulfilled.

(b) Secretary’s or Director’s Certificates. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, and (ii) the Company’s organizational documents as then in effect. The Company shall have also delivered to such Purchaser a copy of each certificate delivered to it under Section 4.3(b) of the CoffeeCo Note Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Skadden, Arps, Slate, Meagher & Flom

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LLP, U.S. special counsel for the Company, (ii) Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English special counsel for the Company, and (iii) Venable LLC, special Maryland counsel for the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special U.S. counsel in connection with such transactions, and Eversheds LLP, the Purchasers’ special English counsel in connection with such transactions, substantially in the respective forms set forth in Exhibits 4.4(b)(i) and 4.4(b)(ii) and covering such other matters incidental to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase and Note Exchange Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes and proposed exchange of the Notes for CoffeeCo Notes in accordance with this Agreement shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes and for each series of CoffeeCo Notes.

Section 4.9. Changes in Corporate Structure. Save for the Separation, the Spin-Off and the Merger and any other restructuring step related thereto and consistent with the F-1, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any

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merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Acceptance of Appointment to Receive Service of Process. Such Purchaser shall have received evidence of the acceptance by Law Debenture Corporate Services Limited of the appointment and designation provided for by Section 24.7(d) for the period from the date of the Closing to May 15, 2023 (and the payment in full of all fees in respect thereof).

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

Section 4.12. CoffeeCo Note Agreement. The CoffeeCo Note Agreement (i) shall be in form and substance acceptable to each Purchaser (ii) shall have been executed and delivered by the Company, CoffeeCo, and the Parent Guarantor, and the Company shall have furnished to each Purchaser and their special counsel an executed copy thereof (including all schedules and exhibits thereto), (iii) shall be in full force and effect, and (iv) shall constitute the legal, valid and binding obligation of all of the parties thereto.

Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the CoffeeCo Note Agreement (including, without limitation, the Spin-Off, the Merger, the Separation and the Note Exchange) and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As of the date of this Agreement and at the time of Closing, the Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly incorporated, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and, each where legally applicable, is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those

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jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the CoffeeCo Note Agreement and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement, the Notes and the CoffeeCo Note Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the CoffeeCo Note Agreement each constitute, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any other general principles or matters of law limiting its obligations that are specifically referred to in any legal opinion delivered pursuant to Section 4.4.

Section 5.3. Disclosure. The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April, 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, (a) the general nature of the business and principal properties of the Company and its Subsidiaries as of the date of the Memorandum and (b) the general nature of the business and principal properties of CoffeeCo, the Parent Guarantor and their respective Subsidiaries as of the date of the Memorandum and as expected to be in effect following the Spin-Off, the Merger and the Separation and at the time of the Note Exchange. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements listed in Schedule 5.5 and delivered to each Purchaser prior to April 30, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances under which and as at the date they were made. Except as disclosed in the Disclosure Documents, since July 2, 2011 there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries (taken as a whole) except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the

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Company’s active Subsidiaries as of the date of this Agreement, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) to the best knowledge of the Company, of the Company’s Affiliates as of the date of this Agreement, other than active Subsidiaries, and (iii) of the Company’s directors and senior officers as of the date of this Agreement.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and, where legally applicable, is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, except to the extent the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to any Material extent to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has made publicly available or has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the CoffeeCo Note Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the

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creation of any Lien in respect of any property of the Company or any Subsidiary under, any corporate charter, memorandum and articles of association, regulations or by-laws, or any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the CoffeeCo Note Agreement or the Notes, including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement or the Notes and the payment of such Dollars to Persons resident in the United States of America or the United Kingdom, as applicable. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the United Kingdom of this Agreement, the Notes, the CoffeeCo Note Agreement or any Subsidiary Guarantee Deed that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp (in the United Kingdom ad valorem stamp) registration or similar transaction tax.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, except to the extent such default could not reasonably be expected to have a Material Adverse Effect, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all Tax returns that are required to have been filed in any jurisdiction, and have timely paid all Taxes due and payable pursuant to such Tax returns and all other Taxes levied upon them or their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except with respect to any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability

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or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other Tax that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of United States federal, state or other Taxes for all financial periods are adequate, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties (including but not limited to intellectual property) that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of after said date in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are used by the Company or its Subsidiaries and individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA; Non-U.S. Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) other than Multiemployer Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any

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ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or U.S. federal law or section 4068 of ERISA or by the granting of a Lien in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of December 31, 2011 on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$50,000,000 in the case of any single Plan and by more than U.S.$100,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of July 2, 2011 on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than U.S.$50,000,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not been assessed (i) withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any Material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

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Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. (a) The Company will apply the proceeds of the sale of the Notes for general corporate purposes including any refinancing of existing debt and in compliance with all laws referenced in Section 5.16. No part of the proceeds of the sale of the Notes shall be used, either prior to the Spin-Off or following the Spin-Off to finance dealings or transactions with any Person described or designated in the Specially Designated Nationals and Blocked Person List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order.

(b) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of Consolidated Total Assets and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than Indebtedness owing from one member of the Group to another member of the Group and other than any Indebtedness of U.S.$10,000,000 or less, such excluded Indebtedness of U.S.$10,000,000 or less totaling not more than U.S.$30,000,000 in aggregate) as of March 31, 2012 and in respect of the Bridge Facilities only, as of the date of this Agreement (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary (the outstanding principal amount of which exceeds U.S.$10,000,000 individually or U.S.$30,000,000 in the aggregate) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

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(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

(c) To the best knowledge of the Company, neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such Subsidiary, any Material agreement in respect of Indebtedness relating thereto or any other Material agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Subsidiary or Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), (ii) a Person that is otherwise a sanctions target of the OFAC Sanctions Programs or (iii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or Person that is otherwise a sanctions target or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Belarus, Burma, Congo, Cuba, Iran, Ivory Coast, Lebanon, Libya, North Korea, Somalia, Sudan, Syria and Zimbabwe (each OFAC Listed Person and each other Person described in clause (ii) and (iii), a “Blocked Person”).

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Subsidiary or Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Subsidiary or Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each of its Subsidiaries and Controlled Entities is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political

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party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each of its Subsidiaries and Controlled Entities is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 5.17. Status under Certain Statutes. Neither the Company nor any other Subsidiary is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Material Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor, to the knowledge of the Company, any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in violation of Environmental Laws and has not disposed of any Hazardous Materials in violation of Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

Section 5.20. Obligors under the Principal Credit Facility. The Company is the only borrower, guarantor or other obligor under the Principal Credit Facility.

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SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

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(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such Person exercises control over the management or policies of the Company by reason of its ownership interest), and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, as of the last day of its most recent calendar quarter, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Note Exchange. Each Purchaser severally agrees that, subject to (i) the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 hereof and the conditions set forth in Section 4 of the CoffeeCo Note Agreement and (ii) the consummation of the Spin-Off prior to the Spin-Off Expiration Date, such Purchaser shall exchange its Notes for CoffeeCo Notes in accordance with Section 2.2.

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SECTION 7.	INFORMATION AS TO THE COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Interim Statements — promptly after the same are available and in any event within 60 days after the end of each quarterly financial period in each Fiscal Year, duplicate copies of

(i) an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries at the end of such period, and

(ii) unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries, for such period,

setting forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and consolidated cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — promptly after the same are available and in any event within 120 days after the end of each Fiscal Year, duplicate copies of

(i) a consolidated balance sheet (x) of the Company and its consolidated Subsidiaries as at the end of such Fiscal Year and (y) of each Subsidiary Guarantor as at the end of such Fiscal Year, and

(ii) consolidated statements of income and cash flows (x) of the Company and its consolidated Subsidiaries for such Fiscal Year and (y) of each Subsidiary Guarantor as at the end of such Fiscal Year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized international standing, which opinion shall state that such financial statements give a true and fair view of the consolidated financial position of the companies being reported upon and their consolidated results of operations and consolidated cash flows and have been prepared in conformity with

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GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy or a notice by e-mail or otherwise with reference to any website (if applicable, along with any code or password required to gain access thereto) where such copy is available of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefit Matters — promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating

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to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise), with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Notice of the Spin-Off — at least 15 days prior to the date of the Spin-Off, written notice signed by a Senior Financial Officer of the Company and a senior financial officer of the Parent Guarantor specifying the expected date of the Spin-Off (the “Expected Spin-Off Date”) and certifying that no Default or Event of Default then exists under this Agreement or under the CoffeeCo Note Agreement and immediately after giving effect to the Spin-Off, no Default or Event of Default shall have occurred and be continuing under this Agreement or under the CoffeeCo Note Agreement (the “Spin-Off Notice”);

(h) Notice of Litigation — promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against any member of the Group which are current, threatened or pending, and which, if adversely determined, reasonably could have a Material Adverse Effect; and

(i) Requested Information — with reasonable promptness, a list of the then current Material Subsidiaries and such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes, in each case, as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information (including detailed calculations) reasonably required in order to establish whether the Company was in compliance with the requirements of Sections 10.3, 10.4(m), 10.5, 10.6 and any Additional Financial Covenant added to this Agreement pursuant to Section 9.10 for the

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quarterly or annual period or date, as the case may be, covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, together with a reconciliation of such financial statements with Pre-Default GAAP (if Pre-Default GAAP is being applied at such time) showing, in reasonable detail, the effect of the application of Pre-Default GAAP); and

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c) Guarantors — certifying that each Subsidiary Guarantor (if any) is and was a Subsidiary of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company to visit the principal executive office of the Company to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers of the Company, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

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Section 7.4. Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(i) or 7.3:

(a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received advice of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each series of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time on or after May 15, 2017 all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes of all series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment),

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setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. [Intentionally Omitted].

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of series or, provided that no Default or Event of Default then exists, in the respective series, as applicable) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any series of the Notes made by the Company or an Affiliate which it directly or indirectly controls pro rata to the holders of such series of the Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in the interest rates and maturities of the Notes of different series), which offer shall remain outstanding for a reasonable period of time (not to be less than 15 days); provided, that if a Default or Event of Default then exists, any such offer shall be made pro rata to the holders of all Notes at the time outstanding; provided further, that any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer. If the holders of more than 50% of the principal amount of the Notes (or of the series related to such offer) then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to this Section 8.6 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate which it directly or indirectly controls pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

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Section 8.7. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note of any series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note of any series, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the yield(s) reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any such Note of any series, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve

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Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note of any series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8. Change of Control Prepayment Offer. (a) Promptly upon becoming aware that a Change of Control has occurred, and in any event not later than 10 Business Days after becoming aware of the Change of Control, the Company shall give written notice of such fact (the “Company Notice”) to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder and state that a Change of Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a date specified in the Company Notice, which date shall be a Business Day not less than 30 days nor more than 60 days after such Company Notice is given, and (iv) request each holder to notify the Company in writing by a stated date (the “Change of Control Response Date”), which date is not less than 30 days after such holder’s receipt of the Company Notice, of its acceptance or rejection of such prepayment offer. If a holder does not notify the Company as provided above, then the holder shall be deemed to have rejected such offer.

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(b) On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with subclause (iv) of subparagraph (a)), together with interest thereon to the prepayment date with respect to each such Note but without payment of any Make-Whole Amount with respect thereto shall become due and payable.

(c) For purposes of this Section 8.8:

(i) “Change of Control” means any Person or group of Persons acting in concert directly or indirectly acquires (whether in a single transaction or a series of transactions) more than 50% of the ownership interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of the Company.

(ii) “Control” of a person means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of more than 50% of the maximum number of votes that might be cast at a general meeting of shareholders of that Person.

Section 8.9. Prepayment Following the Spin-Off Expiration Date. Beginning on the Spin-Off Expiration Date and ending 30 days thereafter (provided that the Spin-Off does not occur by the Spin-Off Expiration Date), the Company may give the holders of all Notes irrevocable written notice (each, a “Company Prepayment Notice”) of the prepayment of such Notes on a specified prepayment date (which shall be a Business Day not less than 10 days nor more than 30 days after the date of such Company Prepayment Notice). The Company Prepayment Notice shall state that the entire unpaid principal amount of all of the Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus a prepayment premium equal to 1.0% of the outstanding principal balance of each such Note (the “Prepayment Premium”). The Company Prepayment Notice having been given as aforesaid to each holder of the Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Prepayment Premium shall become due and payable on such prepayment date.

SECTION 9.	AFFIRMATIVE COVENANTS.

From the date of this Agreement and thereafter so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Compliance with Law. Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is

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subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) and as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all

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times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in all material respects in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7. Priority of Obligations. (a) The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company, except for such Indebtedness as could be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

(b) The Company will ensure that the payment obligations of each Subsidiary Guarantor (if any) under its respective Subsidiary Guarantee Deed will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor, except for such Indebtedness as could be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

Section 9.8. Subsidiary Guarantors. (a) The Company may, at its election, at any time or from time to time, cause any Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor if the following conditions are satisfied:

(i) each holder of a Note shall have received an executed Subsidiary Guarantee Deed from such new Subsidiary Guarantor;

(ii) each holder of a Note shall have received an opinion or opinions of counsel in all applicable jurisdictions to the combined effect that (A) such Subsidiary Guarantee Deed of such new Subsidiary Guarantor has been duly authorized, executed and delivered by such new Subsidiary Guarantor and constitutes a legal, valid and binding obligation enforceable against such new Subsidiary Guarantor in accordance with its terms, and (B) (x) the payment obligations of such new Subsidiary Guarantor under its Subsidiary Guarantee Deed would rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such new Subsidiary Guarantor in an insolvency proceeding of such new Subsidiary Guarantor, and (y) such new Subsidiary Guarantor’s payment obligations under its Subsidiary Guarantee Deed are not subject to any legal or contractual limitations or restrictions that are not equally applicable to the obligations with which such Subsidiary Guarantee Deed is to rank pari passu, all as subject to such exceptions and assumptions that are reasonably acceptable to the Required Holders under the circumstances;

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(iii) each holder of a Note shall have received a certificate of the Secretary or a Director (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers;

(iv) each holder of a Note shall have received evidence of (A) the appointment of Law Debenture Corporate Services Limited (or any successor to the duties thereof) as such new Subsidiary Guarantor’s agent to receive, for it and on its behalf service of process in England with respect thereto, in the event that such new Subsidiary Guarantor is incorporated or organized in a jurisdiction other than England and Wales, and (B) the payment of fees for such service through May 15, 2023; and

(v) each holder of a Note shall have received a certificate of a Senior Financial Officer certifying that at such time and immediately after giving effect to such Subsidiary Guarantee Deed no Default or Event of Default shall have occurred and be continuing.

(b) Subject to Section 9.8(c), at the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guarantee Deed and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guarantee Deed, (iii) no consideration (howsoever designated including, without limitation, any increased interest rate unless such interest rate is reflective of current market pricing and not in consideration of such release or termination) was paid to any holder of Indebtedness under any Principal Credit Facility in consideration of the release of such Subsidiary Guarantor of its obligations under any Principal Credit Facility unless the holders shall have received equivalent consideration, and (iv) each holder of Notes shall have received a certificate of a Senior Financial Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements.

(c) The Company agrees that so long as any Subsidiary (i) is a guarantor under or with respect to any Principal Credit Facility or (ii) is a borrower or other obligor under any Principal Credit Facility, such Subsidiary shall at all such times be a Subsidiary Guarantor.

Section 9.9. Status of CoffeeCo. Prior to the Spin-Off, if any, the Company shall at all times cause CoffeeCo to be a Wholly-Owned Subsidiary of the Company.

Section 9.10. Sara Lee Most Favored Lender Financial Covenant. In addition to and not in limitation of any of the restrictions to which the Group is subject pursuant to this Agreement, the

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parties hereto agree that if the Spin-Off does not occur prior to the Spin-Off Expiration Date, (i) this Agreement shall automatically be deemed to have been amended to incorporate any and all financial covenants from time to time included in any Principal Credit Facility (together with all relevant definitions) (the “Additional Financial Covenants”) and (ii) the Company shall provide a copy of such Principal Credit Facility containing such Additional Financial Covenant(s) to the holders of the Notes. Such Additional Financial Covenant(s) shall be incorporated into Section 7.2(a) and Section 10 of this Agreement by reference and Section 11(c) shall be deemed to be amended to include such Additional Financial Covenant(s). Notwithstanding the foregoing, provided that no Default or Event of Default is then in existence, any amendment, waiver or elimination of any Additional Financial Covenant in accordance with the terms of any such Principal Credit Facility shall then and thereupon constitute an amendment, waiver or elimination, as the case may be, of such Additional Financial Covenant incorporated herein pursuant to this Section 9.10, provided that no consideration (howsoever designated including, without limitation, any increased interest rate unless such interest rate is reflective of current market pricing and not in consideration of such amendment, waiver or elimination) was paid to any holder of Indebtedness under any such Principal Credit Facility in consideration of such amendment, waiver or elimination unless the holders shall have received equivalent consideration. Upon the written request of the Company or the Required Holders, the Company and the holders of the Notes shall enter into a written agreement memorializing and acknowledging such incorporation of such Additional Financial Covenant(s) (and related definitions) or the amendment, waiver, elimination or termination thereof, as the case may be.

SECTION 10.	NEGATIVE COVENANTS.

From the date of this Agreement and thereafter so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (i) transactions related to the Spin-Off, the Merger, the Separation or any other restructuring step related thereto and consistent with the F-1 (without giving effect to any amendments that are or could reasonably be expected to be materially adverse to the interests of the holders of the Notes), which are, taken as a whole, upon terms fair and reasonable to the Company or such Subsidiary, and (ii) other transactions in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon terms fair and reasonable to the Company or such Subsidiary.

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Section 10.2. Merger, Consolidation, Etc. The Company will not and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person, other than as permitted under Section 10.3, provided however, that:

(a) the Company may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person if (i) either (A) the Company shall be the surviving or continuing Person, or (B) the surviving, continuing or resulting Person that consolidates or merges with or purchases, leases or otherwise acquires all or substantially all of the assets of the Company (1) is a solvent corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction, (2) expressly assumes the obligations of the Company hereunder and under the Notes, in a writing which is in form and substance reasonably satisfactory to the Required Holders and (3) if such Person is incorporated under the laws of a Permitted Jurisdiction other than the United States of America, any State thereof or the District of Columbia, Section 13 of this Agreement shall be amended to incorporate tax indemnification provisions that are substantially similar to those in Section 13 of the CoffeeCo Note Agreement, and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(b) [Intentionally Omitted].

(c) a Subsidiary of the Company may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, (i) the Company so long as the Company shall be the surviving or continuing Person, (ii) any Subsidiary so long as in any merger or consolidation involving a Subsidiary Guarantor, such Subsidiary Guarantor shall be the surviving or continuing Person, or (iii) any other Person if the surviving, continuing or resulting Person that consolidates or merges with or purchases, leases or otherwise acquires all or substantially all of the assets of the Subsidiary (A) is a solvent corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction and (B) if the Subsidiary is a Subsidiary Guarantor, the acquiring Person expressly assumes the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee Deed to which it is a party, in a writing which is in form and substance reasonably satisfactory to the Required Holders, and, in each case, (iv) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(d) the Company and any Subsidiary may sell, lease or otherwise dispose of their respective assets in accordance with the provisions of Section 10.3, and provided, further, that in the event of a merger, consolidation or sale described in subparagraph (B) of paragraph (a) or subparagraph (iii)(B) of paragraph (c) of this Section 10.2:

(1) the holders of Notes shall have received an opinion in form and substance reasonably satisfactory to the Required Holders of internationally recognized independent counsel to the surviving Person (or other independent counsel reasonably satisfactory to the Required Holders) as to (x) the due organization, valid existence and, if legally applicable, good standing of the surviving Person, (y) the due authorization, execution and delivery of any required assumption agreement by the surviving Person and (z) the valid, binding and enforceable nature of the obligations of the surviving Person under such assumption agreement, all as subject to such exceptions and assumptions that are reasonably acceptable to the Required Holders under the circumstances; and

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(2) the holders of Notes shall have received each then existing Subsidiary Guarantor’s (or the surviving Person’s in a merger or consolidation involving a Subsidiary Guarantor, if appropriate) unconditional and irrevocable confirmation and reaffirmation as to its obligations under its respective Subsidiary Guarantee Deed, pursuant to a writing in form and substance reasonably satisfactory to the Required Holders.

Section 10.3. Sale of Assets. The Company will not and will not permit any Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of (each, or any combination thereof, being a “Disposition”) any of its assets unless, after giving effect to such proposed Disposition, the higher of the market value and consideration receivable of such Disposition (when aggregated with the higher of the market value and consideration for each other Disposition of the Group during the 365-day period ending on the date of such proposed Disposition) does not exceed 15% of Consolidated Total Assets (to be determined as at the end of the immediately preceding Fiscal Year), provided that the following Dispositions shall not be taken into account for purposes of this Section 10.3:

(a) Dispositions made in the ordinary course of business;

(b) any Disposition of assets from one member of the Group to another member of the Group (including any Person which immediately following such Disposition becomes a member of the Group);

(c) Dispositions of any surplus, obsolete, redundant or worn-out assets not required for the efficient operations of the business of the Group;

(d) Dispositions of assets acquired in an acquisition subsequent to Closing if (i) such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate, and (ii) such assets are sold or disposed of for cash or any other consideration on arm’s length terms;

(e) Dispositions of Cash and Cash Equivalent Investments for purposes not otherwise prohibited by this Agreement and on arm’s length terms;

(f) the Spin-Off, the Merger, the Separation and any restructuring steps related thereto and consistent with the F-1 (without giving effect to any amendments that are or could reasonably be expected to be materially adverse to the interests of the holders of the Notes), provided such Spin-Off, Merger, Separation and related steps occur prior to the Spin-Off Expiration Date, and, for the avoidance of doubt, provided that if the Spin-Off occurs, the Note Exchange shall occur immediately following the Spin-Off;

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(g) any other Disposition for fair value to the extent that the net book value of the asset(s) which are the subject of such Disposition are used within 365 days before or after the date thereof for either or both of:

(i) the purchase, acquisition, development, redevelopment or construction of assets (including, for the avoidance of doubt, shares or any other form of interest in a company or other entity) or businesses which are to be used or useful in the business of any member of the Group; or

(ii) the repayment of outstanding unsubordinated Indebtedness of any member of the Group (other than Indebtedness owing to the Company any of its Subsidiaries or any Affiliate which the Company directly or indirectly controls); provided that any such repayment or prepayment of Indebtedness shall at or about the same time include an offer (whether or not accepted), which offer shall be on the same terms and conditions as to each holder of a Note and shall remain outstanding for at least 30 days, from the Company to the holders of all outstanding Notes, to prepay a pro rata portion of such Notes, such pro rata portion of the Notes to be calculated by multiplying (A) the aggregate amount of such proceeds to be so used in such repayment or prepayment of unsubordinated Indebtedness (including the Notes) by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding and the denominator of which is the aggregate principal amount of all unsubordinated Indebtedness of the Group outstanding then being paid (including the Notes, but excluding Indebtedness owing to the Company any of its Subsidiaries or any Affiliate which the Company directly or indirectly controls, and in each case calculated immediately prior to such repayment or prepayment); provided further, however, that any prepayment of the Notes pursuant to any such offer shall in all cases be at par together with accrued interest but without any make-whole, premium, penalty or Make-Whole Amount whatsoever or howsoever described. For the avoidance of doubt, it will be sufficient for the purposes of this Section 10.3(g)(ii) that an offer to prepay the Notes is made in accordance with this Section 10.3(g)(ii) whether or not any such offer is accepted.

No such sale, lease, transfer or other disposition of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in Section 10.3 from its liability under this Agreement, the Notes or any Subsidiary Guarantee Deed, as applicable.

Section 10.4. Liens. The Company will not and will not permit any Subsidiary to, create, assume, incur or permit to exist (upon the happening of a contingency or otherwise) any Lien upon or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, unless the Notes shall be substantially concurrently secured equally and ratably with the obligation or

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obligations secured by such Lien pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, provided, however, that nothing in this Section 10.4 shall prohibit:

(a) Liens existing on the date of this Agreement and described in Schedule 5.15, except to the extent the principal amount secured by that Lien exceeds the amount stated in such Schedule 5.15;

(b) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the usefulness or the value of such property;

(f) any Lien on an asset, revenues, shares or any other form of interest in a company or other entity (including any asset, revenues, share or such other interest of any Person at the time such Person becomes a member of the Group) acquired by a member of the Group after the date of this Agreement and in existence at the time of such acquisition but only to the extent that the principal amount secured by that Lien has not been incurred or increased in contemplation of, or since, such acquisition and, provided that such Lien, including any extensions, renewals, refinancings or replacements thereof permitted by Section 10.4(i), is discharged within twelve (12) months of the acquisition of the asset subject to such Lien;

(g) Liens created by any member of the Group in favor of, and for the exclusive benefit of, the Company and/or any Subsidiary Guarantor, provided that the benefit of such Lien is not assigned or transferred by the Company or such Subsidiary Guarantor in favor of which such Lien is created, to any other Person;

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(h) any Lien incurred after the Closing given to secure Indebtedness incurred after the Closing in connection with the acquisition (including an acquisition pursuant to a finance lease arrangement), modification, improvement, development or redevelopment of any property, asset (or documents of title thereto) or part thereof (the “New Property”) which is useful and intended to be used in carrying on the business of the Company or one or more of its Subsidiaries, including, without limitation, Liens existing on such New Property at the time of acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the New Property to which they attach provided that (i) the Lien shall attach solely to the New Property acquired, modified, improved, developed or redeveloped, (ii) the portion of such Indebtedness permitted to be secured pursuant to the provisions of this clause (h) shall not exceed the lesser of the total purchase price and the at arm’s length value of such New Property at the time of acquisition, modification, improvement, development or redevelopment of such New Property (as determined in good faith by a Senior Financial Officer), and (iii) such Lien is created or assumed with respect of such New Property at the time of, or within 365 days of such acquisition, modification, improvement, development or redevelopment;

(i) without limiting the restrictions contained in Sections 10.4(f) and (h), extensions, renewals, refinancings or replacements of any Lien permitted by clauses (a), (f) and (h) of this Section 10.4, provided that such extension, renewal, refinancing or replacement is in respect of the same property and the principal amount of such Indebtedness outstanding immediately before giving effect to such extension, renewal, refinancing or replacement is not increased;

(j) (i) any cash pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group and (ii) any Lien created over credit balances in the Group’s bank accounts or other cash equivalents (x) pursuant to the general conditions of a bank or (y) in the ordinary course of the Group’s banking arrangements for the purposes of a cash pooling, netting or set-off arrangement and (iii) any Lien created over rights of recourse and subrogation of any member of the Group in connection with such member’s joint and several liability in the ordinary course of the Group’s banking arrangements;

(k) any Lien created pursuant to any provisions included in the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands or any other jurisdiction to substantially the same effect, provided that (i) the aggregate amount of obligations secured by such Liens shall not at any time exceed an amount equal to 5% of Consolidated Total Assets determined as of the last date of the quarterly financial period then most recently ended, (ii) such Liens shall be limited to Liens created over Cash and Cash Equivalent Investments then held by such bank, and (iii) such Lien on encumbered Cash and/or Cash Equivalent Investments shall remain outstanding for not more than 10 consecutive Business Days;

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(l) any Lien arising by operation of law or in the ordinary course of business including pursuant to the counterparty’s standard terms of business, under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms; and

(m) Liens not otherwise permitted by clauses (a) through (l) above securing Indebtedness of one or more members of the Group, provided that the sum (without duplication) of (i) the aggregate outstanding principal amount of Indebtedness secured by all such Liens permitted by this clause (m) plus (ii) the aggregate outstanding principal amount of Indebtedness permitted by Section 10.5 does not at any time exceed an amount equal to 15% of Consolidated Total Assets determined as of the last date of the quarterly financial period then most recently ended, provided further that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to any Principal Credit Facility pursuant to this Section 10.4(m) unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

Section 10.5. Priority Debt Test. The Company will not at any time permit the aggregate amount of outstanding Priority Debt to exceed an amount equal to 15% of Consolidated Total Assets determined as of the last date of the quarterly financial period then most recently ended. For the purposes of this Section 10.5, any Person becoming a member of the Group after the date of this Agreement shall be deemed, at the time it becomes such a member of the Group, to have incurred all of its then outstanding Indebtedness at such time, and any Person extending, renewing or replacing any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or replacement. This Section 10.5 regulates the level of Priority Debt and nothing contained in this Section shall be construed as permitting additional Liens beyond the level and categories of Liens permitted under Section 10.4 of this Agreement.

Section 10.6. Leverage Ratio. The Company will not permit the ratio of Consolidated Net Debt to Consolidated Adjusted EBITDA as at the end of each Relevant Period (beginning with the Relevant Period ending on June 30, 2012) to be greater than 3.50 to 1.00.

Section 10.7. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business (other than the Spin-Off, provided such Spin-Off occurs prior to the Spin-Off Expiration Date) if, as a result, the general nature of the business in which the Group, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Group, taken as a whole, is engaged on the date of this Agreement as described in the Memorandum.

Section 10.8. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary or Controlled

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Entity to, (a) become a Blocked Person or (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of laws and regulations referenced in Section 5.16(a), the Trading with the Enemy Act, Section 1 of the Anti-Terrorism Order, the USA PATRIOT Act, CISADA, or any other laws or regulations administered by OFAC (in each case, as the same may be amended from time to time, or any successor or supplemental laws or regulations of similar substance).

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; provided that such failure to pay shall not be an Event of Default if it is caused solely by administrative or technical error or a Disruption Event and such failure is remedied within three Business Days after the due date for payment; or

(b) the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.7, Section 10.2, Section 10.3, Section 10.5, Section 10.6, Section 10.7 or any term contained in any Additional Financial Covenant added to this Agreement pursuant to Section 9.10; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company, a Subsidiary Guarantor or by any officer thereof in this Agreement, a Subsidiary Guarantee Deed or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal

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amount of at least EUR 40,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least EUR 40,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least EUR 40,000,000 (or its equivalent in the relevant currency of payment) as a result of an event of default (howsoever described), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries (in each case other than in connection with a solvent liquidation of a Material Subsidiary other than the Company), or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to the Company or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

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(j) (i) any default shall occur under any Subsidiary Guarantee Deed or any Subsidiary Guarantee Deed shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Subsidiary Guarantee Deed), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guarantee Deed is invalid, void or unenforceable or (ii) any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under its Subsidiary Guarantee Deed; or

(k) a final judgment or judgments for the payment of money aggregating in excess of EUR 50,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l) [Intentionally Omitted]; or

(m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed $150,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (vii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

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As used in Section 11(m), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon in respect of any series of the Notes at the Default Rate for such series, if applicable) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required

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Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate for the applicable series, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	[INTENTIONALLY OMITTED].

SECTION 14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1. Registration of Notes. The Company shall keep at its registered office or principal place of business a register for the registration and registration of transfers of Notes. The name and address of, and the principal amount of the Notes owing to, each holder of one or more Notes, each transfer thereof and the name and address of, and the principal amount of Notes owing to, each transferee of one or more Notes shall be registered in such register. The entries in the register shall be conclusive (absent manifest error), and the Person in whose name any Note shall be registered shall be deemed and treated as the absolute owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer

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or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a)(i), Exhibit 1(a)(ii), Exhibit 1(a)(iii) or Exhibit 1(a)(iv), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $200,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 (or its equivalent in any other currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15.	PAYMENTS ON NOTES.

Section 15.1. Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to

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each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment, prepayment in full or purchase of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 16.	EXPENSES, ETC.

Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local counsel for each applicable jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with such transactions, in connection with any Subsidiary Guarantee Deed and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Subsidiary Guarantee Deed (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee Deed or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee Deed, or by reason of being a holder of any Note, (b) the costs and expenses, including not more than one financial advisor’s fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any Subsidiary Guarantee Deed, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes.

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The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 16.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement, or any Subsidiary Guarantee Deed or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States of America, the United Kingdom or The Netherlands or any other jurisdiction of organization of the Company or any Subsidiary Guarantor or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes or any Subsidiary Guarantee Deed, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 16.3. Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.	AMENDMENT AND WAIVER.

Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be

2.2(a)-45

effective as to any holder unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 18, 21 or 24.8. In addition, the Company agrees that it will not amend or modify or waive any provisions of the CoffeeCo Note Agreement, the CoffeeCo Notes or any Subsidiary Guarantee Deed (or terminate any of the foregoing agreements) without (i) in the case of the CoffeeCo Notes, any Subsidiary Guarantee Deed or Section 8, 11(a), 11(b), 12, 13, 18, 21 or 24.8 of the CoffeeCo Note Agreement, the prior written consent of the holder of each Note at the time outstanding and (ii) in the case of all other Sections, the prior written consent of the Required Holders, and any modification, amendment, waiver or termination agreed by the Company without the prior written consent of the holders of the Notes or the Required Holders, as the case may be, shall be an Event of Default under Section 11(d) of this Agreement and shall not be binding on any holder of the CoffeeCo Notes.

Section 18.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes or any Subsidiary Guarantee Deed unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of any Note that has transferred or has agreed to transfer such Note to the Company or any Subsidiary or Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

2.2(a)-46

Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or any Subsidiary Guarantee Deed shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as may be amended or supplemented, from time to time.

Section 18.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guarantee Deed, or have directed the taking of any action provided herein or in the Notes or in any Subsidiary Guarantee Deed to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 19.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

2.2(a)-47

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings wherever they may be brought.

SECTION 20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any other holder of a Note, may be reproduced by such Purchaser or other holder by any photographic, photostatic, electronic, digital or other similar process and such Purchaser or other holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or other holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure other than, to the knowledge of such Purchaser, as a result of a breach of any obligation of confidentiality, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary other than, to the knowledge of such Purchaser, as a result of a breach of any obligation of confidentiality or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each

2.2(a)-48

Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such directors, trustees, officers, employees, agents, attorneys and affiliates have been made aware, and have agreed to respect, the terms of this Section 21 or are otherwise bound by requirements of confidentiality in relation to such confidential information), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company or a Subsidiary Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 21 as applicable, the terms of this Section 21 shall, as between such Purchaser and the Company supersede the terms of any such other confidentiality undertaking.

SECTION 22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of

2.2(a)-49

the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.	[INTENTIONALLY OMITTED].

SECTION 24.	MISCELLANEOUS.

Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting any requirement in Sections 8.2, 8.3, 8.5, 8.8 or 8.9 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 24.3. Accounting Terms. (a) Except as otherwise specifically provided herein, (i) all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP as applicable to the Company from time to time, (ii) all computations made pursuant to this Agreement shall be made in accordance with GAAP as applicable to the Company from time to time, and (iii) all financial statements deliverable hereunder shall be prepared in accordance with GAAP as applicable to the Company from time to time. Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining compliance with the financial covenants contained in Section 10, any election by the Company to measure any portion of Indebtedness or Borrowings at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) at balance sheet date, other than to reflect a hedge or swap (or other similar derivative instrument) of such Indebtedness or Borrowings (including, without limitation, both interest rate and foreign currency hedges and/or swaps), shall be disregarded and such determination shall be made as if such election had not been made.

2.2(a)-50

(b) In the event that any change in GAAP shall (i) cause a Default or Event of Default related to any provision hereof (each an “Applicable Provision”) or (ii) result in an indication that a Default or Event of Default related to any Applicable Provision shall occur in the future, then the parties hereto shall proceed as follows:

(i) such Default or Event of Default shall be suspended and the Company and the holders of all outstanding Notes shall promptly enter into good faith negotiations lasting for a period not to exceed ninety (90) days, pursuant to which the Company and the Required Holders shall (if possible) agree to an amendment or waiver of terms of this Agreement sufficient to eliminate or preempt any such Default or Event of Default; and

(ii) in the event such good faith negotiations do not result in an amendment or waiver sufficient to eliminate or preempt any such Default or Event of Default, the Company shall be entitled to re-determine or determine (as applicable) compliance with such Applicable Provision on the basis of GAAP in effect (and as applied by the Company) immediately prior to the relevant change in GAAP (“Pre-Default GAAP”).

(c) In the event that any re-determination or determination (as applicable) of any Applicable Provision in accordance with Pre-Default GAAP shall indicate that the Company is then in compliance with the Applicable Provision on such basis, no Default nor Event of Default in relation thereto shall be deemed to have occurred (or be continuing) or shall occur thereafter (as applicable).

Section 24.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 24.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

2.2(a)-51

Section 24.7. Governing Law and Jurisdiction. (a) This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

(b) The Company agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement or the Notes or any non-contractual obligation arising out of or in connection with this Agreement or the Notes (respectively, the “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) The Company irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

(d) The Company hereby irrevocably appoints Law Debenture Corporate Services Limited to receive for it, and on its behalf, service of process in England and agrees that the process by which any Proceedings in England are begun may be served on them by being delivered to Fifth Floor, 100 Wood Street, London EC2V 7EX or, if different, its registered office for the time being or at any address in Great Britain at which process may be served on it in accordance with Section 1056 of the Companies Act 2006. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process on behalf of the Company, the Company shall, on the written demand of any Purchaser or holder of a Note, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Purchaser or holder of a Note shall be entitled to appoint such a person by written notice to the Company. Nothing in this Section 24.7 shall affect the right of any Purchaser or holder of a Note to serve process in any other manner permitted by applicable law.

(e) Nothing in this Section shall limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 24.8. Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less

2.2(a)-52

than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 24.9. Contracts (Rights of Third Parties) Act 1999. A Person who is not a party to this Agreement (other than a holder of a Note from time to time) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from such Contracts (Rights of Third Parties) Act 1999.

*    *    *    *    *

2.2(a)-53

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

SARA LEE CORPORATION

By
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

[PURCHASER]

By
Name:
Title:

2.2(a)-54

FORM OF OPINION OF U.S. SPECIAL COUNSEL FOR SARA LEE

(a)	Based solely on our review of the Delaware Certificate, CoffeeCo is duly incorporated and is validly existing and in good standing under the DGCL.

(b)	CoffeeCo has the corporate power and authority to conduct its business as described in the PPM, execute and deliver each of the Transaction Agreements and to consummate the transactions contemplated thereby under the DGCL.

(c)	Each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of CoffeeCo under the DGCL.

(d)	The issuance of the New Notes has been duly authorized by all requisite corporate action on the part of CoffeeCo under the DGCL.

(e)	Neither the execution and delivery by CoffeeCo of the Transaction Agreements nor the consummation by CoffeeCo of the transactions contemplated thereby, including the issuance of the CoffeeCo Securities and the Note Exchange as defined in the Note Purchase Deed: (i) conflicts with the Organizational Documents of CoffeeCo, (ii) constitutes a violation of, or a default under, any Scheduled Contract or (iii) contravenes any Scheduled Order.

(f)	Neither the execution and delivery by CoffeeCo of the Transaction Agreements nor the consummation by CoffeeCo of the transactions contemplated thereby, including the issuance of the CoffeeCo Securities and the Note Exchange as defined in the Note Purchase Deed: (i) violates any law, rule or regulation of the State of Delaware or the United States of America, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of Delaware except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

(g)	Assuming (i) the accuracy of the representations and warranties of the Opinion Parties set forth in Section 5 and Section 6 of the Note Purchase Deed, (ii) the due performance by the Opinion Parties of the covenants and agreements set forth in the Note Purchase Deed, and (iii) the accuracy of the representations and warranties of the Placement Agents contained in the Offeree Letter, the offer, issuance and delivery of the CoffeeCo Securities to the Initial Purchaser and the subsequent transfer of such CoffeeCo Securities to the Sara Lee Purchasers (as defined in the Note Purchase Deed) in the manner contemplated by the Note Purchase Deed does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), or qualification of an indenture under the Trust Indenture Act of 1939, it being understood that we do not express any opinion with respect to any subsequent reoffer or resale of any CoffeeCo Security.

EXHIBIT 4.4(a)(i)

(to Note Purchase and Guarantee Deed)

(h)	To our knowledge, there are no legal or governmental proceedings pending to which any Opinion Party or any of their subsidiaries is a party or to which any of their property is subject that would be required to be disclosed in a prospectus pursuant to Item 103 of Regulation S-K of the General Rules and Regulations under the Securities Act, that are not so disclosed in the PPM.

(i)	Each Opinion Party is not and, solely after giving effect to the offering and sale of the CoffeeCo Securities and the application of the proceeds thereof as described in the PPM, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(j)	Assuming that each Opinion Party complies with the provisions of the Note Purchase Deed, as applicable, relating to the use of proceeds, the making of the loans and/or other extensions of credit under the Note Purchase Deed, as applicable, will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.4(a)(i)-2

FORM OF OPINION OF ENGLISH SPECIAL COUNSEL FOR SARA LEE

(a)	the obligations of each of the Companies under the Note Purchase Deed are valid, binding and enforceable against each such Company;

(b)	when the CoffeeCo Notes have been executed by CoffeeCo in the manner provided in the Note Purchase Deed, the CoffeeCo Notes will be valid, binding and enforceable against CoffeeCo;

(c)	there are no consents, approvals, authorisations or orders required to be obtained by the Companies under the laws of England applicable to companies generally from, and no registrations or filings are required under such laws to be made with, any governmental or other regulatory agencies in England in connection with the execution and performance of the Documents by, or to ensure the enforcement of the Documents against, the Companies party to such Documents or to ensure the admissibility in evidence of the Documents, save that, in order to ensure the admissibility in evidence of the Documents, an original executed copy of the Documents will need to be produced to the court and the Documents will need to be duly stamped;

(d)	it is not necessary under the laws of England in order to enable any holder of CoffeeCo Notes to enforce its rights under the Documents to which it is a party that such holder shall be licensed, qualified or otherwise entitled to carry on business in the United Kingdom;

(e)	the choice of English law as the governing law of the Documents will be recognised and given effect by the courts of England; and

(f)	no stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in the United Kingdom is or will become payable in connection with the initial issue or delivery of the CoffeeCo Notes or the execution of the Note Purchase Deed.

EXHIBIT 4.4(a)(ii)

(to Note Purchase and Guarantee Deed)

FORM OF OPINION OF MARYLAND SPECIAL COUNSEL FOR SARA LEE

(a)	The Company has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to conduct its business as described in the 10-K under the caption “Item 1. Business” and to execute and deliver the Purchase Deed and to perform its obligations thereunder.

(b)	The Purchase Deed has been duly authorized, executed and delivered by the Company.

(c)	The execution, delivery and performance by the Company of the Purchase Deed do not or will not result in any violation of (a) the provisions of the Charter or Bylaws or (b) any Maryland law or regulation, or, so far as is known to us, any order of any Maryland government authority applicable to the Company (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

(d)	No consent, approval, authorization, order, filing, registration or qualification of or in any court or government agency or body of the State of Maryland is required for the consummation by the Company of the transactions contemplated by the Purchase Deed.

EXHIBIT 4.4(a)(iii)

(to Note Purchase and Guarantee Deed)

FORM OF OPINION OF DUTCH SPECIAL COUNSEL FOR THE PARENT GUARANTOR

(a)	The Parent Guarantor has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

(b)

(i)	The Parent Guarantor has the corporate power and authority to enter into and perform the Note Purchase and Guarantee Deed and the transactions contemplated thereby.

(ii)	The Parent Guarantor has the corporate power and authority to conduct any business which (i) falls within its objects clause in its articles of association and (ii) is in its corporate interest.

(iii)	The Parent Guarantor has taken all necessary corporate action to authorise its entry into and performance of the Note Purchase and Guarantee Deed and the transactions contemplated thereby.

(iv)	The Parent Guarantor has validly signed the Note Purchase and Guarantee Deed.

(c)

(i)	The Parent Guarantor does not require any licence, dispensation, recognition, approval or other governmental consent for its entry into and performance of the Note Purchase and Guarantee Deed.

(ii)	There are no registration, filing, recording or similar governmental formalities required to ensure the validity, binding effect on and enforceability against the Parent Guarantor of the Note Purchase and Guarantee Deed.

(d)	Neither the entry into nor the performance of the Note Purchase and Guarantee Deed or the transactions contemplated thereby violates Dutch law or its articles of association.

(e)	The choice of English law as the governing law of the Note Purchase and Guarantee Deed is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Parent Guarantor of the Note Purchase and Guarantee Deed.

(f)

EXHIBIT 4.4(a)(iv)

(to Note Purchase and Guarantee Deed)

(i)	In proceedings in an English court, according and subject to the Brussels I Regulation, English law determines the validity, binding effect on and enforceability against the Parent Guarantor of each Jurisdiction Clause.

(ii)	A judgment for the payment of money rendered by an English court will be recognised and enforced in the Netherlands without review of its merits, according and subject to the applicable Enforcement Regulation.

(g)

(i)	The Parent Guarantor may be sued in its own name.

(ii)	The Parent Guarantor is not entitled to immunity from legal proceedings nor are its assets immune from execution.

(h)	To the extent that Dutch law applies, the Parent Guarantor’s payment obligations under the Note Purchase and Guarantee Deed rank at least pari passu with the claims of all its other unsecured creditors except for claims preferred by law.

(i)	There is no requirement that any Purchaser or any Sara Lee Purchaser be licensed, qualified or otherwise entitled to carry on business in the Netherlands for its entry into or enforcement of the Note Purchase and Guarantee Deed, other than for the purpose of complying with the assumption in paragraph .

(j)

(i)	Any payments made under the Notes will not be subject to withholding or deduction for, or on account of, any Dutch Taxes.

(ii)	A Noteholder will not be subject to any Dutch Taxes on any payment made to the Noteholder under the Notes or on any capital gain made by the Noteholder from the disposal, or deemed disposal, or redemption of, the Notes, except if:

(1)	the Noteholder is, or is deemed to be, resident in the Netherlands for Dutch corporate income tax purposes;

(2)	the Noteholder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands to which the Notes are attributable;

(3)	the Noteholder has a Substantial Interest, or a Fictitious Substantial Interest, in the Parent Guarantor, which (Fictitious) Substantial

4.4(a)(iv)-2

Interest is not part of the assets of an enterprise and (one of) the main purposes of the chosen ownership structure is the evasion of Dutch income tax or dividend withholding tax; or

(4)	the Noteholder is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of the holding of securities, which is effectively managed in the Netherlands and to which enterprise the Notes are attributable.

(iii)	No turnover tax or Dutch Taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a Noteholder by reason only of the issue, acquisition, transfer or enforcement of any Note or the Note Purchase and Guarantee Deed.

(iv)	A Noteholder will not become resident, or be deemed resident, in the Netherlands for Dutch Tax purposes by reason only of its acquisition (by way of issue or transfer to it) or holding of any Note or its enforcement of the Note Purchase and Guarantee Deed or any Note.

4.4(a)(iv)-3